Exhibit 10.1

CREDIT AGREEMENT

dated as of May 13, 2022

among

F45 SPV FINANCE COMPANY, LLC,

as Borrower

F45 TRAINING HOLDINGS INC.,

Individually

and

FORTRESS CREDIT CORP.,

as Administrative Agent, Collateral Agent and a Lender

$150,000,000 Senior Delayed Draw Credit Facility

TABLE OF CONTENTS

Page

SECTION1. DEFINITIONS AND INTERPRETATION	1
1.1 Definitions	1
1.2 Accounting Terms	26
1.3 Interpretation, etc.	27

SECTION2. LOANS	27
2.1 Delayed Draw Loans.	27
2.2 [Reserved]	29
2.3 Use of Proceeds	29
2.4 Evidence of Debt; Register; Lenders’ Books and Records; Notes	29
2.5 Interest on Loans	30
2.6 [Reserved]	31
2.7 Default Interest	31
2.8 Fees	31
2.9 Call Protection	31
2.10 Release of Receivables	32
2.11 Mandatory Prepayments	32
2.12 Controlled Accounts	33
2.13 Application of Proceeds	37
2.14 General Provisions Regarding Payments	39
2.15 Increases; Other Finance Facilities	40
2.16 [Reserved]	42
2.17 Increased Costs; Capital Adequacy	42
2.18 Taxes; Withholding, etc.	43
2.19 Obligation to Mitigate	46

SECTION3. CONDITIONS PRECEDENT	46
3.1 Closing Date	46
3.2 Conditions to Each Credit Extension	51

SECTION4. REPRESENTATIONS AND WARRANTIES	54
4.1 Organization; Requisite Power and Authority; Qualification; Other Names	54
4.2 Capital Stock and Ownership	54
4.3 Due Authorization	54
4.4 No Conflict	54
4.5 Governmental Consents	55
4.6 Binding Obligation	55
4.7 Eligible Receivables	55
4.8 Historical Financial Statements	55
4.9 [Reserved]	55
4.10 No Material Adverse Effect	55
4.11 Adverse Proceedings, etc	55
4.12 Payment of Taxes	56

i

4.13 Title to Assets	56
4.14 No Indebtedness	56
4.15 No Defaults	56
4.16 Material Contracts	56
4.17 Government Contracts	56
4.18 Governmental Regulation	57
4.19 Margin Stock	57
4.20 Employee Benefit Plans	57
4.21 Certain Fees	57
4.22 Solvency; Fraudulent Conveyance	57
4.23 Compliance with Statutes, etc.	58
4.24 Purchase Agreement	58
4.25 Disclosure	58
4.26 Patriot Act	58
4.27 Change of Control	59

SECTION 5. AFFIRMATIVE COVENANTS	59
5.1 Financial Statements and Other Reports	59
5.2 Existence	64
5.3 Payment of Taxes and Claims	64
5.4 Insurance	64
5.5 Inspections; Compliance Audits; Regulatory Review	65
5.6 Lender Meetings	66
5.7 Compliance with Laws	66
5.8 Separateness	66
5.9 Further Assurances	67
5.10 [Reserved]	67
5.11 Disaster Recovery Plan	67
5.12 Acquisition of Receivables from the Originator	67
5.13 No Adverse Selection	67
5.14 Online Access	67

SECTION 6. NEGATIVE COVENANTS	68
6.1 Indebtedness	68
6.2 Liens	68
6.3 Equitable Lien	68
6.4 No Further Negative Pledges	68
6.5 ERISA	69
6.6 Subsidiaries	69
6.7 Investments	69
6.8 Accounts	69
6.9 Fundamental Changes; Disposition of Assets; Acquisitions	69
6.10 Sales and Lease Backs	69
6.11 Transactions with Affiliates	69
6.12 Conduct of Business	69
6.13 Sales of Receivables.	69
6.14 Fiscal Year	70

6.15 [Reserved]	70
6.16 Acquisitions of Receivables	70
6.17 Independent Director	70
6.18 Credit Documents	71
6.19 Changes to the Credit Policies	71
6.20 Entity Classification	71
6.21 Delivery of Collateral File	71
6.22 71

SECTION 7. EVENTS OF DEFAULT	71
7.1 Events of Default	71

SECTION 8. AGENTS	75
8.1 Appointment of Agents	75
8.2 Powers and Duties	76
8.3 Collateral Documents and Limited Guaranty	77

SECTION 9. MISCELLANEOUS	77
9.1 Notices	77
9.2 Expenses	77
9.3 Indemnity	78
9.4 Set Off	79
9.5 Amendments and Waivers; Administrative Agent Consent	79
9.6 Successors and Assigns; Participations	81
9.7 Independence of Covenants	85
9.8 Survival of Representations, Warranties and Agreements	85
9.9 No Waiver; Remedies Cumulative	85
9.10 Marshalling; Payments Set Aside	86
9.11 Severability	86
9.12 Third Party Beneficiaries	86
9.13 Headings	86
9.14 APPLICABLE LAW	86
9.15 CONSENT TO JURISDICTION	86
9.16 WAIVER OF JURY TRIAL	87
9.17 Confidentiality	88
9.18 No Material Nonpublic Information	89
9.19 Usury Savings Clause	90
9.20 Counterparts	91
9.21 Effectiveness	91
9.22 Patriot Act	91

APPENDICES:	A Delayed Draw Commitments
B Notice Addresses
C Eligibility Criteria
D Performance Triggers
E Approved States
F Excess Concentration Amounts

SCHEDULES:	1.1 Financial Covenants

EXHIBITS:	A Form of Funding Notice
B Form of Note
C Form of Compliance Certificate
D Form of Borrowing Base Certificate
E Form of Assignment Agreement
F-1-4 Forms of U.S. Tax Compliance Certificates
G Form of Closing Date Certificate
H Form of Solvency Certificate

This CREDIT AGREEMENT, dated as of May 13, 2022 (as it may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”), is entered into among F45 SPV FINANCE COMPANY, LLC, a Delaware limited liability company, as Borrower (the “Borrower”), F45 TRAINING HOLDINGS INC., a Delaware corporation (individually, together with its successors and assigns, the “Company”), and FORTRESS CREDIT CORP. (“Fortress”), as Administrative Agent (in such capacity, together with its successors and assigns, the “Administrative Agent”), as Collateral Agent (in such capacity, together with its successors and assigns, the “Collateral Agent”), and a Lender (in such capacity, together with its successors and assigns, a “Lender” and together with each of the other Lenders from time to time party to this Agreement, the “Lenders”).

RECITALS:

WHEREAS, the Lenders have agreed to extend a senior secured delayed draw credit facility (the “Facility”) to the Borrower consisting of Loans up to an aggregate principal amount of $150,000,000, as such amount may be increased pursuant to the terms of this Agreement, the proceeds of which will be used to acquire Eligible Receivables from the Originator and to pay fees and expenses related to the foregoing;

WHEREAS, the Borrower has agreed to secure all of its Obligations by granting to the Collateral Agent, for the benefit of the Secured Parties, a First Priority Lien on all of its assets; and

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1. DEFINITIONS AND INTERPRETATION

1.1 Definitions. The following terms used herein, including in the preamble, recitals, exhibits and schedules hereto, shall have the following meanings:

“Account Bank” shall have the meaning specified in the Security Agreement.

“Account Bank Fee” means the fees, expenses and indemnities owed to the Account Bank pursuant to the Collection Account Agreement.

“ACH” means an automated clearing house.

“ACH Collections” means that portion of Collections consisting of payments on account of Receivables paid by Obligors by electronic transfer of funds via ACH.

“Administrative Agent” as defined in the preamble hereto.

“Adverse Proceeding” means, with respect to any Person, any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of such Person or any Subsidiary thereof) at law or in equity, or before or by any Governmental Authority, domestic or foreign, whether pending or, to the knowledge of any Person, threatened in writing against or affecting such Person, or any Subsidiary thereof, or any of their respective property.

“Affected Lender” means, any Lender that is entitled to receive payments under Sections 2.17 or 2.19.

“Affected Loan” means, a Loan made by an Affected Lender.

“Affiliate” means, as applied to any Person other than an Agent or a Lender, any other Person directly or indirectly controlling (including any member of the senior management group of such Person), controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person other than an Agent or a Lender, means the possession, directly or indirectly, of the power (a) to vote 20% or more of the Securities having ordinary voting power for the election of directors of such Person, or (b) to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract. Notwithstanding the foregoing, Softbank and members of the Softbank Group shall not be deemed Affiliates of Fortress or of its affiliates.

“Agent” means each of the Administrative Agent and the Collateral Agent.

“Aggregate Initial Loan Amount” means, as of any date of determination, the aggregate initial amount of all Loans issued by the Lenders to the Borrower pursuant to Section 2.1.

“Agreement” as defined in the preamble hereto.

“Approved State” shall mean each state of the U.S. that is listed on Appendix E to be delivered by the Administrative Agent to the Borrower on or prior to the initial Credit Date; provided, that, in the event that the Administrative Agent determines in its Permitted Discretion to grant or revoke the designation of any jurisdiction as an “Approved State” due to an investigation or other action against any Credit Party, any Company Party, or the Servicer or a change in, or change in the interpretation of, the regulations or law (including case law), which, in either case, could reasonably be expected to adversely affect (a) the purchase, origination, administration, servicing or terms, including interest rates, of a Receivable, (b) the choice of law, or the enforceability of the choice of law, that governs the creation of a Receivable, or (c) the choice of venue or the choice of jurisdiction, or the enforceability of the choice of venue or the choice of jurisdiction, that governs a Receivable, then upon receipt by the Borrower of notice thereof from the Administrative Agent, each such jurisdiction shall or shall no longer constitute an “Approved State”, as applicable.

“Assignment Agreement” means an Assignment and Assumption Agreement substantially in the form of Exhibit E, with such amendments or modifications as may be approved by the Administrative Agent.

“Authorized Officer” means, as applied to any Person, any individual holding the position of chief executive officer, president, chief financial officer, chief operating officer, chief accounting officer, director of finance, general counsel, secretary or treasurer (or, in each case, the equivalent thereof).

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Base Rate” means, for any day, a rate per annum equal to the greatest of (i) 1% per annum, (ii) the Prime Rate in effect on such day and (iii) the Federal Funds Effective Rate in effect on such day plus 1⁄2 of 1%. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

“Borrower” as defined in the preamble hereto.

“Borrowing Base” means, as of any date of determination, an amount equal to (i) the aggregate UPB of all Eligible Receivables as of such date of determination, minus (ii) unless otherwise agreed by the Administrative Agent in its sole discretion, any Excess Concentration Amounts, minus (iii) at any time after such date that is three (3) months after the Closing Date, the Franchisee Blended Loan Cap Amount, plus (iv) all amounts on deposit in the Collection Account, minus (v) all accrued but unpaid interest, fees, expenses and indemnified amounts with respect to the Facility due and payable on the following Settlement Date, minus (vi) to the extent an Obligor elects Paid-In-Kind Interest and such Paid-In-Kind Interest increases the UPB of the applicable Receivable, an amount equal to the Paid-In-Kind Interest on the related Contract for each applicable Receivable (without duplication of (a) to the extent applicable, any Paid-In-Kind Interest already included in the UPB of an Eligible Receivable as calculated pursuant to clause (i) of this definition and (b) any amounts deducted pursuant to clause (v) of this definition).

“Borrowing Base Certificate” means a certificate substantially in the form of Exhibit D, executed by an Authorized Officer of the Borrower and delivered to the Administrative Agent, which sets forth the calculation of the Borrowing Base, including a calculation of each component thereof.

“Borrowing Base Deficiency” means, as of any date of determination, the amount by which the Facility Amount exceeds the lesser of (i) the Maximum Committed Amount or (ii) the sum of (A) the Borrowing Base, plus (B) all amounts on deposit in the Receivable Reserve Account; provided, that such amounts shall not exceed the Franchisee Blended Loan Cap Amount.

“Business Day” means, any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in the State of New York are authorized or required by law or other governmental action to close.

“Capital Lease” means, as applied to any Person, any lease of, or other arrangement conveying the right to use, any property (whether real, personal or mixed) by that Person (i) as lessee (or licensee) that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person, or (ii) as lessee (or licensee) which is a transaction of a type commonly known as a “synthetic lease” (i.e., a transaction that is treated as an operating lease for accounting purposes only but with respect to which payments of rent are intended to be treated as payments of principal and interest on a loan for Federal income tax purposes).

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including, without limitation, partnership interests, membership interests and voting interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

“Cash” means money, currency or a credit balance in any demand account, Securities Account or Deposit Account.

“Cash Equivalents” means, as at any date of determination, (i) marketable securities (1) issued or directly and unconditionally guaranteed as to interest and principal by the U.S. Government, or (2) issued by any agency or instrumentality of the U.S. the obligations of which are backed by the full faith and credit of the U.S., in each case maturing within one year after such date, (ii) marketable direct obligations issued by any state of the U.S. or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A 1 from S&P or at least P 1 from Moody’s, (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A 1 from S&P or at least P 1 from Moody’s, (iv) time deposits, certificates of deposit or bankers’ acceptances maturing within one year after such date and issued or accepted by the Administrative Agent or by any commercial bank organized under the laws of the U.S. or any state thereof or the District of Columbia that (1) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator), and (2) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000, (v) shares of any money market mutual fund that (1) has substantially all of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (2) has net assets of not less than $500,000,000, and (3) has the highest rating obtainable from either S&P or Moody’s, and (vi) repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above, which repurchase obligations are secured by a valid perfected security interest in the underlying securities.

“Change of Control” means, at any time, (i) with respect to the Borrower, the Originator shall cease to directly or indirectly beneficially own and control 100% on a fully diluted basis of the economic and voting interest in the Capital Stock of the Borrower, (ii) with respect to the Originator, the Company shall cease to directly or indirectly beneficially own and control 100% on a fully diluted basis of the economic and voting interest in the Capital Stock of the Originator, (iii) with respect to the Franchisor, the Company shall cease to directly or indirectly beneficially own and control 100% on a fully diluted basis of the economic and voting interest in the Capital Stock of the Franchisor and (iv) with respect to the Company, any “Change of Control” as defined under the Company Credit Agreement.

“Citadel” means Citadel SPV (USA) LLC.

“Closing Date” means May 13, 2022.

“Closing Date Certificate” means a Closing Date Certificate substantially in the form of Exhibit G.

“Collateral” means, collectively, all of the real, personal and mixed property (including Capital Stock) in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations.

“Collateral Agent” as defined in the preamble hereto.

“Collateral Documents” means the Security Agreement, the Limited Guaranty, the Collection Account Agreement, the Lockbox Account Agreement, the Reserve Account Agreement, the Collateral Support Account Agreement, the Receivable Reserve Account Agreement and all other instruments, documents and agreements delivered by, or on behalf or at the request of, any Credit Party, the Company or the Originator pursuant to this Agreement or any of the other Credit Documents, as may be reasonably necessary, in order to grant to, or perfect in favor of, the Collateral Agent, for the benefit of the Secured Parties, a Lien on any real, personal or mixed property of the Borrower as security for the Obligations or to protect or preserve the interests of the Collateral Agent or the Secured Parties therein.

“Collateral File” means, with respect to any Receivable, the Verified Documents for such Receivable.

“Collateral Support Account” shall have the meaning specified in the Security Agreement.

“Collateral Support Account Agreement” shall have the meaning specified in the Security Agreement.

“Collateral Support Account Bank” shall have the meaning specified in the Security Agreement.

“Collateral Support Account Bank Fee” means the fees, expenses and indemnities owed to the Collateral Support Account Bank pursuant to the Collateral Support Account Agreement.

“Collection Account” shall have the meaning specified in the Security Agreement.

“Collection Account Agreement” shall have the meaning specified in the Security Agreement.

“Collection Period” means, (i) with respect to the initial Settlement Date, the period beginning on the Closing Date and ending on the last day of the calendar month in which the Closing Date occurs and (ii) with respect to any other Settlement Date, the immediately preceding calendar month.

“Collections” means, with respect to each Receivable, any and all cash collections and other cash proceeds of such Receivable (whether in the form of cash, checks, credit card payments, debit card payments, wire transfers, electronic transfers or any other form of cash payment), including, without limitation and without duplication, all ACH Collections, all prepayments, all overdue payments, all prepayment penalties and early termination penalties, all finance charges, if any, all amounts collected as interest, fees (including, without limitation, any servicing fees and any other fees), or charges for late payments with respect to such Receivable, all recoveries with respect to each Defaulted Receivable (net of amounts, if any, retained by any third party collection agent), all proceeds of any sale, transfer or other disposition of any Receivable by the Borrower, all deposits, payments or recoveries made in respect of any Receivable to the Collection Account Agreement or received by the Borrower in respect of a Receivable and all proceeds from the investment of funds in the Collection Account.

“Company” as defined in the preamble hereto.

“Company Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of August 13, 2021, by and among the Company as Borrower, the other Loan Parties thereto, the Lenders thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent and Australian Security Trustee (as amended in that certain First Amendment To Amended and Restated Credit Agreement, dated December 20, 2021, and as may be further amended, restated, supplemented or otherwise modified from time to time).

“Company Party” means each of the Company, the Franchisor and the Originator.

“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit C.

“Compliance Review” as defined in Section 5.5(b).

“Contract” means, with respect to any Receivable, the franchise loan agreement entered into between the related Obligor and the Originator in connection with the origination of such Receivable, substantially in the form agreed to by the Administrative Agent and the Borrower prior to the Closing Date, or other forms of franchise loan agreement if agreed to by the Administrative Agent and the Borrower.

“Contract Blended Advance Rate” means, as of any date of determination, the weighted average advance rate of the Contracts.

“Contract Closing Date” means the date on which the related Contract is executed.

“Contractual Obligation” means, as applied to any Person, any provision of any Securities issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Contribution Agreement” means that certain Contribution and Subscription Agreement, dated as of the date hereof, among the Company, the Franchisor and the Originator.

“Control Agreements” means collectively, the Collection Account Agreement, the Lockbox Account Agreement, the Reserve Account Agreement, the Collateral Support Account Agreement and the Receivable Reserve Account Agreement.

“Controlled Account” means each of the Collection Account, the Lockbox Account, the Reserve Account, the Collateral Support Account and the Receivable Reserve Account, and collectively, the “Controlled Accounts.”

“Credit Date” means the date of a Credit Extension.

“Credit Document” means any of this Agreement, the Notes, if any, the Collateral Documents, the Fee Letter, the Exclusivity Agreement, the Purchase Agreement, the Contribution Agreement and the Servicing Agreement, and all other documents, instruments or agreements executed and delivered by any Credit Party, the Company or the Originator for the benefit of any Agent or any Lender in connection herewith.

“Credit Extension” means the making of a Loan.

“Credit Party” means the Borrower.

“Credit Policies” means the credit policies and practices and underwriting guidelines of the Originator, in effect as of the date hereof and delivered to the Administrative Agent on the Closing Date, as such policies and guidelines may be amended from time to time in accordance with the terms of this Agreement.

“Cumulative Gross Loss Rate” means, a rate, expressed as a percentage equal to a fraction, (a) the numerator of which is the Cumulative Gross Losses with respect to all Receivables and (b) the denominator of which is the aggregate UPB of all Receivables in the applicable monthly cohort as outlined on Appendix D hereto.

“Cumulative Gross Losses” means, as of any date of determination, the aggregate UPB of Receivables that have become Defaulted Receivables during the period beginning on the applicable date of origination through the last day of the most recently ended Collection Period.

“Debtor Relief Laws” means the Bankruptcy Code, and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, readjustment of debt, marshalling of assets, assignment for the benefit of creditors or similar debtor relief laws of the U.S., any state or any foreign country from time to time in effect, affecting the rights of creditors generally or the rights of creditors of banks.

“Default” means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

“Default Funding Rate” as defined in Section 2.7.

“Defaulted Receivable” means a Receivable (i) which is one hundred eighty (180) days or more past due with respect to any Scheduled Receivable Payment, (ii) as to which all or any portion has or should have been written off the Borrower’s books as uncollectable by the Servicer in accordance with the Servicing Policy or (iii) which has an Obligor subject to a proceeding under applicable Debtor Relief Laws.

“Delayed Draw Commitment” means the commitment of a Lender to make or otherwise fund any Loan during the Term. The amount of each Lender’s Delayed Draw Commitment, if any, as allocated for such Lender, is set forth on Appendix A or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof.

“Delayed Draw Period” means the period commencing on the Closing Date and ending on the date that is twenty-four (24) months after the Closing Date.

“Delinquency Rate” means, a rate, expressed as a percentage equal to (i) the aggregate UPB of all Receivables that are Delinquent Receivables (that are not Defaulted Receivables) as of the last day of the most recently ended Collection Period, divided by (ii) the aggregate UPB of all Receivables (other than Defaulted Receivables) as of the last day of such Collection Period.

“Delinquent Receivable” means, with respect to any date of determination, a Receivable with respect to which the related Obligor is thirty (30) days or more past due but less than sixty (60) days past due with respect to all or any portion of a Scheduled Receivable Payment with respect to such Receivable and which is not a Defaulted Receivable.

“Deposit Account” means a “deposit account” (as defined in the UCC), including a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

“Dollars” and the sign “$” mean the lawful money of the U.S.

“Early Termination Fee” as defined in Section 2.9(a).

“Eligibility Criteria” means the criteria specified in Appendix C hereto under the definition of “Eligibility Criteria”, subject to any changes, amendments, supplements and as otherwise modified as reasonably agreed to by the Administrative Agent and the Borrower from time to time after the Closing Date.

“Eligible Assignee” means (i) any Lender or any Lender Affiliate (other than a natural person), (ii) a commercial bank organized under the laws of the U.S., or any state thereof, and having total assets or net worth in excess of $100,000,000, (iii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country and which has total assets or net worth in excess of $100,000,000, provided, that such bank is acting through a branch or agency located in the U.S., and (iv) a finance company, insurance company, or other financial institution or fund that is engaged in making, purchasing, or otherwise investing in commercial loans in the ordinary course of its business and having (together with its Affiliates) total assets or net worth in excess of $100,000,000; provided, that (x) none of the Credit Parties, the Company Parties, any competitor of the Credit Parties or of the Company Parties, or any of their respective Affiliates shall, in any event, be an Eligible Assignee, (y) no Person owning or controlling any trade debt or Indebtedness of any Credit Party or Company Party other than the Obligations or any Capital Stock of any Credit Party or Company Party (in each case, unless approved by the Administrative Agent) shall, in any event, be an Eligible Assignee and (z) so long as no Event of Default is continuing, the Borrower shall have consented to any assignment of any Loans to any Person described in clauses (iv) of this definition (such consent not to be unreasonably withheld, conditioned or delayed).

“Eligible Obligor” means an Obligor that satisfies the criteria specified in Appendix C hereto under the heading of “Eligible Obligor,” subject to any changes reasonably agreed to by the Administrative Agent and the Borrower from time to time after the Closing Date.

“Eligible Receivable” means a Receivable with respect to which the Eligibility Criteria are satisfied as of the applicable date of determination.

“Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA which is or was sponsored, maintained or contributed to by, or required to be contributed by, the Originator, the Borrower, or any of their respective ERISA Affiliates.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended to the date hereof and from time to time hereafter, and any successor statute.

“ERISA Affiliate” means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member, (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member, and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of a Person shall continue to be considered an ERISA Affiliate of such Person within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of such Person and with respect to liabilities arising after such period, but only to the extent that such Person could be liable under the Internal Revenue Code or ERISA as a result of its relationship with such former ERISA Affiliate.

“ERISA Event” means any of the following (i) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for thirty (30) day notice to the PBGC has been waived by regulation), (ii)(a) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(c) of the Internal Revenue Code), (b) the failure to make by its due date a required installment under Section 430(j) of the Internal Revenue Code with respect to any Pension Plan, (c) the failure to make any required contribution to a Multiemployer Plan, or (d) the Pension Plan is determined to be at “at-risk” pursuant to Section 303(i) of ERISA or Section 430(i) of the Internal Revenue Code, (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA, (iv) the withdrawal by the Originator, the Borrower or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to the Originator, the Borrower or any of their respective ERISA Affiliates pursuant to Section 4063 or 4064 of ERISA, (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, (vi) the imposition of liability on the Originator, the Borrower or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA, (vii)(a) the withdrawal of the Company, the Originator, the Borrower or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any liability therefor, or (b) the receipt by the Originator or any of its respective ERISA Affiliates of notice from any Multiemployer Plan that it is in (1) “critical” or “endangered status” (within the meaning of Section 305 of ERISA), or (2) insolvency pursuant to Section 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA, (viii) the assertion or threat of a material claim (other than routine claims for benefits) against any Employee Benefit Plan of the Originator, the Borrower or, with respect to any Pension Plan or Multiemployer Plan, any of their respective ERISA Affiliates, or assets thereof, or against the Originator, the Borrower, or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan, (ix) receipt from the IRS of notice of the failure of any Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code, (x) the imposition of a Lien pursuant to Section 430(k) of the Internal Revenue Code or pursuant to Section 303(k) of ERISA with respect to any Pension Plan, or (ix) the occurrence of any act or omission which could give rise to the imposition on the Originator, the Borrower or, with respect to any Pension Plan or Multiemployer Plan, any of their respective ERISA Affiliates, of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Employee Benefit Plan.

“Establishment Fee” means the applicable initial franchise fee, as set forth in the related Franchise Agreement, to be (i) paid by an Obligor, either directly or indirectly to the Originator, and sold to the Borrower pursuant to the Purchase Agreement for deposit in, the Collateral Support Account, or (ii) at the election of the Borrower, deducted by the Lender from the related Loan proceeds; provided, that, in each case, such Establishment Fee will not be less than $50,000 for each Contract.

“Event of Default” means each of the conditions or events set forth in Section 7.1.

“Excess Concentration Amounts” means, as of any date of determination, each of the applicable amounts set forth on Appendix F hereto which amounts shall be excluded from the calculation of the Borrowing Base of the Facility, and as may be further amended, supplemented or otherwise modified by the Administrative Agent as agreed to by the Borrower.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Lender or the Administrative Agent or required to be withheld or deducted from a payment to any Lender or the Administrative Agent, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Person being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or commitment (other than pursuant to an assignment request by the Borrower) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.18, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Person’s failure to comply with Section 2.18(e) and (f), and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Exclusivity Agreement” means the Exclusivity Agreement, dated as of the Closing Date, among the Borrower, the Originator, the Company and the Administrative Agent, as it may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“F45 Studio” means, any studio operated by an Obligor that is subject to a Contract pursuant to a Franchise Agreement.

“Facility” as defined in the Recitals hereto.

“Facility Amount” means, as at any date of determination, the aggregate principal amount of all outstanding Loans.

“Facility Availability” means, as of any date of determination, the difference between the (i) lesser of (a) the Maximum Committed Amount and (b) the Borrowing Base, and (ii) the Facility Amount.

“Facility Increase” as defined in Section 2.15(a).

“Facility Increase Amendment” as defined in Section 2.15(a).

“Facility Increase Effective Date” means the date on which any Facility Increase is requested to become effective.

“Facility Increase Request” as defined in Section 2.15(a).

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantially comparable and not materially more onerous to comply with), any current or future U.S. Treasury Regulations promulgated thereunder or official administrative interpretations thereof and any applicable agreement entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code, and any applicable intergovernmental agreement with respect thereto.

“Federal Funds Effective Rate” means for any day, the rate per annum (expressed, as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

“Fee Letter” means the letter agreement, dated as of the Closing Date, between the Administrative Agent and the Borrower, as it may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Financial Covenants” means the financial covenants set forth on Schedule 1.1 hereto.

“First Priority” means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that such Lien is the only Lien to which such Collateral is subject, other than any Permitted Lien.

“Fiscal Quarter” means, with respect to a particular Fiscal Year, each fiscal quarter corresponding to such Fiscal Year.

“Fiscal Year” means the fiscal year of the Borrower, the Company, the Originator and their respective Subsidiaries ending on December 31 of each calendar year.

“Fortress” as defined in the preamble hereto.

“Fortress Affiliate Lender” as defined in Section 9.6(j).

“Franchise Agreement” means, with respect to any Contract, the underlying franchise agreement entered into between the Franchisor and the Obligor.

“Franchisee Blended Loan Cap Amount” means, as of any date of determination, the positive difference, if any, between (i) (x) the aggregate outstanding UPB of each Eligible Receivable, minus (y) to the extent an Obligor elects Paid-In-Kind Interest and such Paid-In-Kind Interest increases the UPB of the applicable Receivable, an amount equal to the Paid-In-Kind Interest on the related Contract for each applicable Receivable and (ii) 97.5% of the aggregate Project Costs with respect to each F45 Studio relating to each Eligible Receivable. In the event of any conflict or inconsistency between this definition and the method of calculation for the Franchisee Blended Loan Cap Amount used within the form of Borrowing Base Certificate (in the form attached hereto as Exhibit D on the Closing Date), the parties hereto agree that their intent is that this definition reflect such calculation as used in Exhibit D.

“Franchisor” means, F45 Training Incorporated, a Delaware corporation.

“Funding Notice” means a notice substantially in the form of Exhibit A.

“GAAP” means, subject to the limitations on the application thereof set forth in Section 1.2, U.S. generally accepted accounting principles in effect as of the date of determination thereof.

“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

“Governmental Authorization” means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

“Guarantor” means the Company, in its capacity as Guarantor under the Limited Guaranty.

“Highest Lawful Rate” means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

“Historical Financial Statements” means, as of the Closing Date, the financial statements of the Company and its Subsidiaries, for the Fiscal Year ended December 31, 2021, consisting of consolidated balance sheets and the related consolidated statements of income, stockholders’ equity and cash flows for such Fiscal Year certified by the chief executive officer or chief financial officer (or the equivalent thereof) of the Company that they fairly present, in all material respects, the financial condition of the Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject, if applicable, to changes resulting from audit and normal year-end adjustments.

“Incentive Fee” shall have the meaning specified in the Fee Letter.

“Increase Fee” shall have the meaning specified in the Fee Letter.

“Indebtedness” as applied to any Person, means, without duplication, (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding (x) trade payables, accrued expenses and other current liabilities incurred in the ordinary course of business and (y) any such obligations incurred under ERISA), (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person, provided that if recourse for such Indebtedness is limited to such property or asset, the amount of Indebtedness arising under this clause (v) shall be limited to the lesser of (a) the outstanding principal amount thereof and (b) the fair market value of the property or asset subject to such Lien, (vi) the face amount of any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, (vii) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co making, discounting with recourse or sale with recourse by such Person of the obligation of another described in clauses (i) through (vi) hereof, (viii) any obligation of such Person the primary purpose or intent of which is to provide assurance to an obligee that the obligation of the obligor thereof described in clauses (i) through (vi) hereof will be paid or discharged, or any agreement relating thereto will be complied with, or the holders thereof will be protected (in whole or in part) against loss in respect thereof, (ix) any liability of such Person for an obligation of another described in clauses (i) through (vi) hereof through any Contractual Obligation (contingent or otherwise) (1) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (2) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (1) or (2) of this clause (ix), the primary purpose or intent thereof is as described in clause (viii) above, and (x) all net obligations of such Person in respect of any exchange traded or over the counter derivative transaction, whether entered into for hedging or speculative purposes; provided that the amount of any Indebtedness in respect of a guaranty shall be the lesser of the aggregate amount of the obligations guaranteed then-outstanding and the maximum amount for which the guaranteeing Person may be liable pursuant to the terms of such guaranty.

“Indemnified Liabilities” means, with respect to any Indemnitee, collectively, any and all liabilities, obligations, losses, damages, penalties, claims, costs, expenses and disbursements of any kind or nature whatsoever and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, arising out of this Agreement or the other Credit Documents, or the transactions contemplated hereby or thereby, including the Lenders’ agreement to make Credit Extensions or the use or intended use of the proceeds thereof, or any enforcement of any of the Credit Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Limited Guaranty), provided that Indemnified Liabilities will not include any Taxes other than Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

“Indemnified Taxes” means, with respect to any Credit Party or any Company Party, in each case, solely with respect to itself, (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of such Credit Party or Company Party under any Credit Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” as defined in Section 9.3(a).

“Independent Accountants” means, either Deloitte & Touche USA LLP or any other firm of independent certified public accountants registered with the Public Company Accounting Oversight Board and otherwise acceptable to the Administrative Agent in its reasonable discretion (it being agreed that “Big Four” accounting firms are acceptable).

“Independent Director” as defined in Section 6.17.

“Initial Fee” means, with respect to any Receivable, the applicable fee paid by the related Obligor to the Originator at the time such Receivable is originated in accordance with the Credit Policies.

“Interest Period” means, with respect to any Loan, (a) with respect to the initial Settlement Date, the period beginning on, and including, the initial Credit Date and ending on, and including, the last day of the first full calendar month ending after the Closing Date, and (b) with respect to any other Settlement Date, the period beginning on, and including, the first day of the most recently ended calendar month and ending on, and including, the last day of the most recently ended calendar month.

“Interest Rate” as defined in Section 2.5(a).

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

“Investment” means (i) any direct or indirect purchase or other acquisition by the Borrower of, or of a beneficial interest in, any of the Securities of any other Person, (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, from any Person, of any Capital Stock of such Person, and (iii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contributions by the Borrower to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write ups, write downs or write offs with respect to such Investment.

“IRS” means the U.S. Internal Revenue Service.

“Lender” means a financial institution listed on the signature pages hereto as a Lender, and any other Person that becomes a party hereto pursuant to an Assignment Agreement, collectively, the “Lenders.”

“Lender Affiliate” means, as applied to any Lender or an Agent (i) any Person directly or indirectly controlling, controlled by, or under common control with, such Lender or an Agent, and (ii) any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and that is controlled or managed by (a) such Lender or an Agent, or (b) an Affiliate of such Lender or an Agent. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise. Notwithstanding the foregoing, SoftBank and members of the SoftBank Group shall not be deemed Lender Affiliates of Fortress or of its affiliates.

“Level 1 Minimum Market Capitalization” means the Financial Covenant set forth in paragraph (a) on Schedule 1.1 hereto.

“Level 2 Minimum Market Capitalization” means the Financial Covenant set forth in paragraph (b) on Schedule 1.1 hereto.

“Level 3 Minimum Market Capitalization” means the Financial Covenant set forth in paragraph (c) on Schedule 1.1 hereto.

“Lien” means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) or any other arrangement pursuant to which an interest in property is retained by or vested in some other Person for security purposes.

“Limited Guaranty” means, the Limited Guaranty, dated as of the Closing Date, executed by the Guarantor in favor of the Administrative Agent, on behalf of the Secured Parties, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Loan” as defined in Section 2.1(a) and including any Protective Advances.

“Lockbox Account” shall have the meaning specified in the Security Agreement.

“Lockbox Account Agreement” shall have the meaning specified in the Security Agreement.

“Lockbox Account Bank” shall have the meaning specified in the Security Agreement.

“Lockbox Account Bank Fee” means the fees, expenses and indemnities owed to the Lockbox Account Bank pursuant to the Lockbox Account Agreement.

“Lockbox System” as defined in Section 2.12(c)(i).

“Margin Stock” as defined in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

“Market Capitalization” as applied to any Person, means, as of any date of determination, the total number of shares outstanding for such Person during such period multiplied by the closing share price as of such date of determination.

“Material Adverse Effect” means a material adverse effect on (i) the business, operations, properties, assets, or financial condition of any of the Credit Parties or Company Parties, (ii) the ability of the Borrower to pay any Obligations or the ability of any Credit Party or Company Party to fully and timely perform its obligations under any Credit Document, (iii) the legality, validity, binding effect, or enforceability against any Credit Party or Company Party of a Credit Document to which it is a party, (iv) the validity, collectability, or enforceability of any material portion of the Eligible Receivables, (v) the rights, remedies and benefits available to, or conferred upon, any Agent, any Lender or any Secured Party under any Credit Document or (vi) the Collateral or the Collateral Agent’s liens on the Collateral or the priority of such liens.

“Material Contract” means any contract or other arrangement to which the Borrower is a party (other than the Credit Documents) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.

“Maturity Date” means the date that is eighty-four (84) months after the Closing Date.

“Maximum Committed Amount” means initially $150,000,000, and then such amount as shall include any Facility Increase approved under Section 2.15(a).

“Moody’s” means Moody’s Investor Services, Inc.

“Multiemployer Plan” means any Employee Benefit Plan which is a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA.

“Net Insurance Proceeds” means an amount equal to (a) any Cash payments or proceeds received by the Borrower under any property or casualty insurance policies described in Section 5.4 in respect of any covered loss thereunder, minus (b) the sum of (i) any actual and reasonable costs incurred by the Borrower in connection with the adjustment or settlement of any claims of the Borrower in respect thereof and (ii) any bona fide direct costs incurred in connection with collecting such claim including, in each case, consultant, advisor, legal, accounting and other professional fees, costs and expenses, and taxes on the Cash payments or proceeds (to the extent such payments or proceeds are taxable income) received by the Borrower from such event determined by applying the highest combined income Tax rate (including all applicable Federal, state and local income Tax rates) an applicable individual is subject to.

“Note” means a promissory note in the form of Exhibit B, as it may be amended, supplemented or otherwise modified from time to time.

“Obligations” means all obligations of every nature of the Borrower from time to time owed to the Agents (including former Agents), the Lenders or any of them, in each case under any Credit Document, whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to the Borrower, would have accrued on any Obligation, whether or not a claim is allowed against the Borrower for such interest in the related bankruptcy proceeding), fees, expenses, indemnification or otherwise.

“Obligor” means the Person or Persons obligated to make payments under a Contract.

“Organizational Documents” means (i) with respect to any corporation, its certificate or articles of incorporation or organization, as amended, and its bylaws, as amended, (ii) with respect to any limited partnership, its certificate of limited partnership, as amended, and its partnership agreement, as amended, (iii) with respect to any general partnership, its partnership agreement, as amended, and (iv) with respect to any limited liability company, its articles of organization or certificate of formation, as amended, and its operating agreement, as amended. In the event any term or condition of this Agreement or any other Credit Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.

“Originator” shall have the meaning specified in the Purchase Agreement.

“Other Connection Taxes” means, with respect to any Lender or the Administrative Agent, Taxes imposed as a result of a present or former connection between such Lender or the Administrative Agent and the jurisdiction imposing such Tax (other than connections arising from such Lender or the Administrative Agent having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Loan or Credit Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Credit Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment or participation other than at Borrower’s request (and, for the avoidance of doubt, Excluded Taxes are not Other Taxes).

“Paid-In-Kind Interest” means the dollar amount equal to the interest owed on the related Contract for the first nine (9) months from the date of the initial advance made under such Contract plus 1.0% of such dollar amount.

“Participant Register” as defined in Section 9.6(h).

“Patriot Act” as defined in Section 4.26.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code, Section 302 of ERISA or Title IV of ERISA.

“Performance Trigger” means the breach of any of the collateral performance tests specified in Appendix D.

“Permanent Closure” means, with respect to any F45 Studio, the ceasing of operations for a period of five (5) consecutive days; provided, that, such closures are not (i) related to F45 Studio relocations, (ii) related to non-renewals by a franchisee of its related franchise agreement after the maturity date of such agreement, (iii) within the first twelve (12) months of such F45 Studio’s operations, or (iv) related to any event arising out of or caused by, directly or indirectly, forces beyond such F45 Studio operator’s control, including, without limitation, strikes, work stoppages, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, pandemics or epidemics, malware or ransomware attacks.

“Permitted Asset Sale” means the sale or transfer by the Borrower (i) of Receivables to the Originator in connection with a Receivable Repurchase Event under the Purchase Agreement in connection with which a prepayment is made as required by Section 2.11(c), or (ii) of Delinquent Receivables, Defaulted Receivables or other Receivables that do not satisfy the Eligibility Criteria, for Cash; provided, that, in each case, such sales are made without representation, warranty or recourse of any kind by the Borrower, other than representations that all liens created by the Borrower on such Receivables have been released and that the Borrower owns the applicable Receivables immediately prior to sale.

“Permitted Discretion” means the reasonable good faith discretion of the Administrative Agent in its capacity as an asset-backed lender when considering similarly situated agents and borrowers in asset-backed facilities.

“Permitted Expenses” means the reasonable and documented out-of-pocket costs and expenses incurred by the Administrative Agent (and its agents or professional advisors) in connection with the preparation, administration, amendment and due diligence of this Agreement and the other Credit Documents and, which such costs and expenses the Borrower shall reimburse to the Administrative Agent or shall pay or cause to be paid. “Permitted Expenses” shall include, without limitation, the expenses set forth in Sections 5.5, 5.6 and 9.2 hereof.

“Permitted Investments” means the following, subject to qualifications hereinafter set forth: (i) obligations of, or obligations guaranteed as to principal and interest by, the U.S. government or any agency or instrumentality thereof, when such obligations are backed by the full faith and credit of the U.S., (ii) federal funds, unsecured certificates of deposit, time deposits, banker’s acceptances, and repurchase agreements having maturities of not more than 365 days of any bank, the short-term debt obligations of which are rated A-1+ (or the equivalent) by each of the rating agencies and, if it has a term in excess of three months, the long-term debt obligations of which are rated AAA (or the equivalent) by each of the Moody’s and S&P, (iii) deposits that are fully insured by the Federal Deposit Insurance Corp. (FDIC), (iv) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (iii) above, (v) Investments in Cash and Cash Equivalents, provided that such Investments which are complicit with the requirements of “Cash Equivalents” when made may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements, (vi) accounts receivable arising and trade credit granted in the ordinary course of business and the endorsement of instruments for collection or deposit in the ordinary course of business, (vii) deposits, rebates, prepayments and other credits to customers and suppliers made in the ordinary course of business, (viii) any Investment acquired by the Borrower (x) in good faith settlement of delinquent obligations of, or disputes with Persons who are not Affiliates and (y) as a result of a foreclosure by the Borrower with respect to any Receivables and (ix) such other investments as to which the Administrative Agent consents in its sole discretion.

Notwithstanding the foregoing, “Permitted Investments” (i) shall exclude any security with the S&P’s “r” symbol (or any other rating agency’s corresponding symbol) attached to the rating (indicating high volatility or dramatic fluctuations in their expected returns because of market risk), as well as any mortgage-backed securities and any security of the type commonly known as “strips,” (ii) shall not have maturities in excess of one year, (iii) shall be limited to those instruments that have a predetermined fixed dollar of principal due at maturity that cannot vary or change, and (iv) shall exclude any investment where the right to receive principal and interest derived from the underlying investment provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment. Interest may either be fixed or variable, and any variable interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index. No investment shall be made which requires a payment above par for an obligation if the obligation may be prepaid at the option of the issuer thereof prior to its maturity. All investments shall mature or be redeemable upon the option of the holder thereof on or prior to the earlier of (x) three months from the date of their purchase or (y) the Business Day preceding the day before the date such amounts are required to be applied hereunder.

“Permitted Liens” means the following: (i) Liens in favor of the Collateral Agent for the benefit of Secured Parties granted pursuant to any Credit Document; (ii) Liens for taxes, assessments and governmental charges not past due, or remain payable without penalty or which are being contested in good faith and by appropriate proceedings and for which adequate reserves are maintained in accordance with GAAP; (iii) Liens imposed by law, such as carriers’, warehousemen’s, mechanics’, materialmens’ and other similar Liens arising in the ordinary course of business and securing obligations (other than Indebtedness for borrowed money) that are not overdue by more than sixty (60) days or are being contested in good faith and by appropriate proceedings promptly initiated and diligently conducted, and for which reserves are maintained in accordance with GAAP; (iv) normal and customary Liens, rights of setoff and recoupment rights upon deposits of cash in favor of banks or other financial institutions relating to due and unpaid bank fees, bank charges, returned checks and chargebacks, and other normal and customary obligations associated with the maintenance of deposit accounts, security accounts and other similar accounts by such banks or other financial institutions, in each case, other than in connection with the borrowing of money; (v) Liens in favor of the Borrower and (vi) (a) Liens in favor of collecting banks arising under Section 4-210 of the UCC or any similar law, (b) Liens arising solely by virtue of any contractual, statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained in the ordinary course of business with such creditor depository institution, provided that no such deposit account is a dedicated cash collateral account or is subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by bank regulators and no such deposit account serves as collateral to any Person other than the Collateral Agent.

“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.

“Prime Rate” means the rate of interest quoted in The Wall Street Journal, Money Rates Section as the Prime Rate (currently defined as the base rate on corporate loans posted by at least 70% of the nation’s ten (10) largest banks), as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer and the Administrative Agent or any Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

“Principal Office” means, for the Administrative Agent, the Administrative Agent’s “Principal Office” as set forth on Appendix B, or such other office as the Administrative Agent may from time to time designate in writing to the Borrower and the Lenders; provided, however, that for the purpose of making any payment on the Obligations or any other amount due hereunder or any other Credit Document, the Principal Office of the Administrative Agent shall be 1345 Avenue of the Americas, New York, New York 10105 (or such other location within the City and State of New York as the Administrative Agent may from time to time designate in writing to the Borrower and the Lenders prior to the change in location).

“Pro Rata Share” means, with respect to all payments, computations and other matters relating to the Delayed Draw Commitments or Loans of any Lender, the percentage obtained by dividing (i) the Delayed Draw Commitment of that Lender, by (ii) the aggregate Delayed Draw Commitments of all Lenders; provided, that if the Delayed Draw Commitments have been terminated, then Pro Rata Share shall be determined based on the Pro Rata Share of such Lender under the Facility immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof.

“Project Costs” means, with respect to any F45 Studio, all initial costs, fees and expenses enumerated in, or contemplated by, the underlying Franchise Agreement associated with setting up and operating a F45 Studio in accordance with such Franchise Agreement and any management services agreement, in each case, during the ramp-up period prior to achieving profitability, including (without limitation) the initial franchise fee, “World Pack” fees, opening package fees, construction costs, working capital, and other fit-out expenses in connection with the F45 Studio.

“Protective Advances” as defined in Section 2.1(e).

“Purchase Agreement” means that certain Receivables Purchase Agreement, dated as of the Closing Date, between the Borrower, as purchaser, and the Originator, as seller, as it may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, pursuant to which the Originator has agreed to sell and contribute and the Borrower has agreed to purchase and accept Receivables from time to time.

“Receivable” means, the obligations of an Obligor under a Contract to make payments thereunder, acquired by the Borrower from the Originator pursuant to the terms of the Purchase Agreement.

“Receivable Repurchase Event” means any required repurchase of a Receivable pursuant to Section 3.01(b) of the Purchase Agreement.

“Receivable Repurchase Price” means, with respect to any Receivable and any date of determination, the UPB of such Receivable as of such date, plus all accrued and unpaid interest on the UPB of such Receivable at the applicable Interest Rate (or the Default Funding Rate, if applicable) through the date on which such Receivable is repurchased.

“Receivables Report” means, with respect to each Receivable, a receivables report in Excel format setting forth the certain fields, in the form agreed between the Borrower and the Administrative Agent prior to the Closing Date, delivered to the Collateral Agent no later than seven (7) Business Days prior to the related Credit Extension.

“Receivable Reserve Account” shall have the meaning specified in the Security Agreement.

“Receivable Reserve Account Agreement” shall have the meaning specified in the Security Agreement.

“Receivable Reserve Account Bank” shall have the meaning specified in the Security Agreement.

“Receivable Reserve Account Bank Fee” means the fees, expenses and indemnities owed to the Receivable Reserve Account Bank pursuant to the Receivable Reserve Account Agreement.

“Register” as defined in Section 2.4(b).

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Regulatory Trigger Event” means (a) the commencement by any Governmental Authority of any formal inquiry or investigation (which for the avoidance of doubt excludes any routine inquiry or investigation), legal action or proceeding, against any Credit Party or Company Party, challenging in writing such Person’s authority to originate, hold, own, service, pledge or enforce any Receivable with respect to the residents of any jurisdiction, or otherwise alleging in writing any noncompliance by any Credit Party or Company Party with such jurisdiction’s applicable laws related to originating, holding, pledging, servicing or enforcing such Receivable or otherwise related to such Receivable, which inquiry, investigation, legal action or proceeding (i) is not released, terminated, or addressed in a manner acceptable to the Administrative Agent in its Permitted Discretion within one hundred twenty (120) calendar days of commencement thereof (or, such longer period as agreed to by Administrative Agent in its Permitted Discretion) and (ii) would be reasonably expected to have a Material Adverse Effect, as determined by the Administrative Agent in its Permitted Discretion, or (b) the issuance or entering of any stay, order, judgment, cease and desist order, injunction, temporary restraining order, or other judicial or non-judicial sanction, order or ruling against any Credit Party, or Company Party related in any way to the originating, holding, pledging, servicing or enforcing of any Receivable or rendering the Purchase Agreement unenforceable in such jurisdiction, the effect of which would be reasonably expected to have a Material Adverse Effect, as determined by the Administrative Agent in its Permitted Discretion; provided, that, in each case, upon the favorable resolution of such inquiry, investigation, action or proceeding, such Regulatory Trigger Event for such jurisdiction shall cease to exist immediately upon such determination by the Administrative Agent.

“Related Security” shall have the meaning specified in the Purchase Agreement.

“Reporting Date” means the tenth (10th) calendar day following the end of each calendar month, or if such day is not a Business Day, the immediately following Business Day.

“Required Collateral Support Amount” means, as of any date of determination, an amount equal to the lesser of (i) $11,250,000 plus, on any Facility Increase Effective Date, an amount equal to the product of (x) $11,250,000 and (y) a percentage equal to the principal amount of such Facility Increase over $150,000,000 and (ii) (a) seven and one half percent (7.5%) of the Aggregate Initial Loan Amount minus (b) all recoveries with respect to each Defaulted Receivable (net of amounts, if any, retained by any third party collection agent) plus (c) any Excess Concentration Amounts plus (d) any Franchisee Blended Loan Cap Amounts plus (e) any applicable fees the Borrower has elected to be paid pursuant to the Fee Letter from the Collateral Support Account.

“Required Lenders” means at any time (a) Lenders then holding more than fifty percent (50%) of the sum of the Delayed Draw Commitment then in effect, if any or (b) if the Delayed Draw Commitments have terminated, Lenders then holding more than fifty percent (50%) of the sum of the aggregate unpaid principal amount of Loans.

“Required Receivable Reserve Amount” as defined in Section 2.12(f)(ii).

“Required Receivable Reserve Limit” as defined in Section 2.12(f)(ii).

“Requirements of Law” means, as to any Person, any law (statutory or common), treaty, rule, ordinance, order, judgment, Governmental Authorization, or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

“Reserve Account” shall have the meaning specified in the Security Agreement.

“Reserve Account Agreement” shall have the meaning specified in the Security Agreement.

“Reserve Account Bank” shall have the meaning specified in the Security Agreement.

“Reserve Account Bank Fee” means the fees, expenses and indemnities owed to the Reserve Account Bank pursuant to the Reserve Account Agreement.

“Reserve Required Amount” means (x) to the extent the applicable Obligor elects Paid-In-Kind Interest, an amount equal to the Paid-In-Kind Interest for the related Contract sold by the Originator to the Borrower under the Purchase Agreement and deposited by the Borrower into the Reserve Account or (y) otherwise, $0.

“Royalty Fee” means the applicable amount as set forth in the related Franchise Agreement paid by an Obligor to the Franchisor, contributed by the Franchisor to the Originator and contributed by the Originator to the Borrower, in each case, for deposit in the Collateral Support Account.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc.

“Scheduled Receivable Payment” means, for any Collection Period and for any Receivable, the amount indicated in the related Contract as required to be paid by the related Obligor in such Collection Period. If after the Closing Date the Obligor’s obligation under such Receivable with respect to a Collection Period has been modified so as to differ from the amount specified in such Receivable as a result of modifications or extensions of the Receivable permitted by the Credit Documents, the Scheduled Receivable Payment with respect to such Collection Period shall refer to the Obligor’s payment obligation with respect to such Collection Period as so modified.

“Secured Parties” shall have the meaning specified in the Security Agreement.

“Securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Securities Account” has the meaning given to such term in Section 8-501 of the UCC.

“Security Agreement” means that certain Security Agreement, dated as of the Closing Date, between the Borrower and the Collateral Agent on behalf of the Secured Parties, as it may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Servicer” shall have the meaning specified in the Servicing Agreement.

“Servicer Default” shall have the meaning specified in the Servicing Agreement.

“Servicing Agreement” means that certain Servicing Agreement among the Borrower, the Servicer and the Administrative Agent, to be entered into on or after the Closing Date, in form an substance reasonably acceptable to the Administrative Agent, as it may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Servicing Fee” shall mean the fee payable to the Servicer in accordance with the terms of the Servicing Agreement.

“Servicing Policy” shall have the written servicing policies of the Servicer attached to the Servicing Agreement as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms of the Servicing Agreement.

“Servicing Report” shall have the report of the Servicer prepared in accordance with the terms of the Servicing Agreement, in the form attached to the Servicing Agreement, as such form may be amended, supplemented or otherwise modified from time to time in accordance with the terms of the Servicing Agreement.

“Settlement Date” means (a) the fifteenth (15th calendar day following the end of each calendar month, or if such day is not a Business Day, the immediately following Business Day, and (b) the Maturity Date.

“SoftBank” mean SoftBank Group Corp.

“SoftBank Group” means any Person controlling, controlled by or under common control with SoftBank that is not also controlled by Fortress Investment Group LLC. For purposes of this definition, “control” means the power, through ownership of securities, contract or otherwise, to direct the policies of the applicable person or entity.

“Solvency Certificate” means a Solvency Certificate of the chief financial officer (or the equivalent thereof, including, without limitation, the treasurer) of each Credit Party and Company Party substantially in the form of Exhibit H.

“Solvent” means, with respect to the Credit Parties and Company Parties, that as of the date of determination, both (i) (a) the sum of their debt (including contingent liabilities) does not exceed the present fair saleable value of their assets, (b) their capital is not unreasonably small in relation to its business as contemplated on the Closing Date, and (c) they have not incurred and do not intend to incur, or believe (nor should it reasonably believe) that they will incur, debts beyond their ability to pay such debts as they become due (whether at maturity or otherwise), and (ii) such entities together are “solvent” within the meaning given that term and similar terms under laws applicable to it relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under GAAP).

“Specified Legal/Regulatory Change” means a legal or regulatory change, the effect of which is to materially and adversely impair the ability of the Originator to originate new Receivables.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding.

“Successor Servicer” shall mean any successor servicer appointed by the Administrative Agent following the termination of the Servicer in accordance with the terms of the Servicing Agreement.

“Tax” or “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term” means the period from the Closing Date to but excluding the earlier to occur of (i) the Termination Date and (ii) the Maturity Date.

“Termination Date” means the date on, and as of, which (a) (i) all Loans have been repaid in full in cash and (ii) all other Obligations (other than contingent indemnification obligations for which demand has not been made) under this Agreement and the other Credit Documents have been paid in full in cash or otherwise completely discharged and the Delayed Draw Commitments have been terminated, (b) the Maturity Date shall have occurred or (c) this Agreement shall terminate in accordance with any other provision hereof or by operation of law, including, without limitation, termination pursuant to Section 2.9 hereof or following the occurrence and continuance of an Event of Default and the declaration of all outstanding Obligations to be due and payable pursuant to Section 7.1.

“Termination Fee” as defined in Section 2.9(b).

“Treasury Rate” means a rate per annum (computed on the basis of actual days elapsed over a year of 360 days) equal to the rate determined by the Administrative Agent on the date three (3) Business Days prior to the date of a prepayment, to be the yield expressed as a rate listed in The Wall Street Journal for United States Treasury securities with a constant maturity having a term most nearly equal to the period from such date to the second anniversary of the Closing Date.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Internal Revenue Code for the applicable plan year.

“UPB” means, as of any date of determination, with respect to any Receivable, the outstanding principal balance of such Receivable owed by the related Obligor.

“Upfront Fee” shall have the meaning specified in the Fee Letter.

“U.S.” means the United States of America.

“U.S. Person” means a “United States person” as defined under Section 7701(a)(30) of the Internal Revenue Code.

“U.S. Tax Compliance Certificate” means a certificate substantially in the form of Exhibit F-1, F-2, F-3 or F-4, as applicable.

“Verified Documents” means, with respect to each Receivable, (a) the related Contract in its entirety, (b) the Franchise Agreement and (c) any other items mutually agreed upon in writing by the Borrower and the Collateral Agent.

“World Pack Fee” means any amount, as set forth in the related Franchise Agreement, to be paid by an Obligor to the Franchisor for the comprehensive studio opening packs containing the standardized set of F45-branded fitness equipment and related technology required to operate an F45 Studio.

1.2 Accounting Terms. Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by the Borrower to the Administrative Agent pursuant to Sections 5.1(a), (b), and (c) shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in Section 5.1(e), if applicable). If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Credit Document, and either the Borrower or the Administrative Agent (at the request of the Required Lenders) shall so request, the Administrative Agent and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided that, until so amended, (a) such ratio or requirement shall continue to be computed in accordance with GAAP and accounting principles and policies in conformity with those used to prepare the Historical Financial Statements and (b) the Borrower shall provide to the Administrative Agent financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. If the Administrative Agent and the Borrower cannot agree upon the required amendments within thirty (30) days following the date of implementation of any applicable change in GAAP, then all financial statements delivered and all calculations of financial covenants and other standards and terms in accordance with this Agreement and the other Credit Documents shall be prepared, delivered and made without regard to the underlying change in GAAP.

1.3 Interpretation, etc. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word “include” or “including,” when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not no limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

SECTION 2. LOANS

2.1 Delayed Draw Loans.

(a) Delayed Draw Commitments.

(i) During the Delayed Draw Period, subject to the terms and conditions hereof, each Lender agrees from time to time to make loans to the Borrower (each a “Loan” and collectively, the “Loans”), in an aggregate amount up to but not exceeding, its Delayed Draw Commitment; provided, that after giving effect to the making of any Loan, no Borrowing Base Deficiency shall exist.

(ii) No amounts borrowed pursuant to this Section 2.1(a) and repaid may be re-borrowed.

(iii) During the Term, the remaining Delayed Draw Commitments of the Lenders hereunder on any date shall be equal to the Facility Availability.

(iv) Each Lender’s Delayed Draw Commitment shall expire on the Termination Date and no new Loans shall be funded after such date.

(v) All Loans and all other Obligations shall be paid in full no later than the Maturity Date.

(b) Borrowing Mechanics for Loans.

(i) Loans made on any Credit Date shall be made in an aggregate minimum amount of $400,000.

(ii) Whenever the Borrower desires that the Lenders make a Loan, the Borrower shall deliver to the Administrative Agent a fully executed Funding Notice no later than 11:00 a.m. (New York City time) at least two (2) Business Days in advance of the proposed Credit Date. Each such Funding Notice shall be delivered attaching a Borrowing Base Certificate reflecting sufficient Facility Availability for the requested Loans. Except as otherwise provided herein, a Funding Notice for a Loan shall be irrevocable, and the Borrower shall be bound to make a borrowing in accordance therewith; provided, that notwithstanding the forgoing, any Funding Notice may be conditioned on the occurrence of a specified transaction.

(iii) The Lenders shall, upon satisfaction of the conditions precedent specified herein, make the amount of the Loan requested available to the Borrower not later than 4:00 p.m. (New York City time) on the applicable Credit Date by wire transfer of same day funds in Dollars, to such account as may be designated in writing to the Administrative Agent by the Borrower.

(iv) Unless otherwise permitted by the Administrative Agent in its sole discretion, (A) no more than one (1) Loan shall be made per week and such Loan shall be made on the Thursday of each week (or the next successive Business Day) and (B) no more than four (4) Loans shall be made per month.

(c) Pro Rata Shares. All Loans shall be made by the Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder nor shall any Delayed Draw Commitment of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder.

(d) Requests for Loans to Pay Required Payments. All payments of any Obligations may be paid from the proceeds of the Loans, pursuant to a Funding Notice from the Borrower pursuant to Section 2.1(b) or a deemed request as provided in this Section 2.1(d). The Borrower also hereby irrevocably authorizes the Administrative Agent to make Loans for the purpose of paying any Obligations constituting principal and interest and scheduled fee payments that are not paid when due, whether or not any condition precedent specified by Section 3 has been satisfied, and agrees that all Loans so made shall be deemed to have been requested by the Borrower pursuant to this Agreement.

(e) Protective Advances. Subject to the limitations set forth below, the Administrative Agent is authorized by the Borrower and the Lenders, from time to time in the Administrative Agent’s sole discretion, to make Loans to the Borrower on behalf of the Lenders, which the Administrative Agent, in its sole discretion, deems reasonably necessary (i) to preserve or protect the Collateral, or any portion thereof, to the extent that the Borrower fails to promptly do so, or (ii) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations in any material respect, or (iii) to pay any principal, interest or scheduled fees or, after an Event of Default shall have occurred and be continuing, any other amounts due and payable by the Borrower pursuant to the terms of this Agreement and the other Credit Documents, including, without limitation, payments of principal, interest, fees and reimbursable expenses to the extent Borrower fails to pay any such amount, (any of such Loans are herein referred to as “Protective Advances”); provided, that the aggregate amount of Loans plus Protective Advances shall not exceed the Maximum Committed Amount. Protective Advances may be made even if the conditions precedent set forth in Section 3 have not been satisfied. Each Protective Advance shall be secured by the Liens in favor of the Collateral Agent in and to the Collateral and shall constitute Obligations hereunder. The Borrower shall pay the unpaid principal amount and all unpaid and accrued interest of each Protective Advance within two (2) Business Days following demand for payment by the Administrative Agent.

2.2 [Reserved].

2.3 Use of Proceeds. The proceeds of the Loans shall be applied by the Borrower to finance the acquisition of Eligible Receivables from the Originator pursuant to the Purchase Agreement, for purposes permitted pursuant to Section 2.1(d) and to pay reasonable ongoing operating expenses of the Borrower approved by the Administrative Agent in its reasonable discretion; provided, that any portion of the proceeds of the Loans attributable to the portion of the Eligible Receivables constituting Establishment Fees of the Obligor may, at the option of the Borrower, be net funded from the Loans proceeds and deposited directly into the Collateral Support Account by the Lender. No portion of the proceeds of any Credit Extension shall be used in any manner that causes such Credit Extension or the application of such proceeds to violate Regulation T or Regulation U of the Board of Governors of the Federal Reserve System, Regulation B, Regulation X or Regulation Z of the Consumer Financial Protection Bureau or any other regulation thereof or to violate the Exchange Act.

2.4 Evidence of Debt; Register; Lenders’ Books and Records; Notes.

(a) Lenders’ Evidence of Debt. Each Lender shall maintain on its internal records an account or accounts evidencing the Obligations of the Borrower to such Lender, including the amounts of the Loans made by it and each repayment and prepayment in respect thereof. Any such recordation shall be conclusive and binding on the Borrower, absent demonstrable error; provided, that in the event of any inconsistency between the Register and such Lender’s records, the recordations in the Register shall govern absent demonstrable error. Any error in the recordations in the Register shall not affect a Lender’s Delayed Draw Commitment or the Borrower’s Obligations in respect of any Loans.

(b) Register. The Administrative Agent shall maintain, as a non-fiduciary agent of the Borrower for such purposes, at its Principal Office a register for the recordation of the names and addresses of the Lenders and the principal amounts (and stated interest) of the Delayed Draw Commitments and the principal (and stated interest) of the Loans owing from time to time (the “Register”). The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. The Administrative Agent shall record in the Register the Delayed Draw Commitments and the Loans, and each repayment or prepayment in respect of the principal amount (and stated interest) of the Loans, and any such recordation shall be conclusive and binding on the Borrower and each Lender, absent manifest error; provided, failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Delayed Draw Commitment or the Borrower’s Obligations in respect of any Loan. The Borrower hereby designates the entity serving as the Administrative Agent to serve as the Borrower’s agent solely for purposes of maintaining the Register as provided in this Section 2.4(b), and the Borrower hereby agrees that, to the extent such entity serves in such capacity, the entity serving as the Administrative Agent and its officers, directors, employees, agents and affiliates shall constitute “Indemnitees.”

(c) Notes. On the Closing Date, the Borrower shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 9.6) on the Closing Date (or, if such notice is delivered after the Closing Date, promptly after the Borrower’s receipt of such notice) a Note or Notes, as so requested, to evidence any Loan.

2.5 Interest on Loans.

(a) Except as otherwise set forth herein, each Loan shall bear interest on the unpaid principal amount thereof from the date made through repayment (whether by acceleration or otherwise) at a rate per annum equal to the weighted average of the rates of the underlying Contracts for the period beginning on, and including, the first day of the most recently ended calendar month and ending on, and including, the last day of the most recently ended calendar month (the “Interest Rate”).

(b) Loans consisting of Protective Advances will accrue interest at the Default Funding Rate.

(c) Interest payable pursuant to Section 2.5(a) and (b) shall be computed on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan shall be excluded; provided, that if a Loan is repaid on the same day on which it is made, one (1) day’s interest shall be paid on that Loan.

(d) Except as otherwise set forth herein, interest on each Loan shall be payable in arrears (i) on each Settlement Date applicable to that Loan, (ii) upon any prepayment of such Loan, whether voluntary or mandatory, to the extent accrued on the amount being prepaid, and (iii) on the Maturity Date.

2.6 [Reserved].

2.7 Default Interest. Subject to Section 9.19, upon the occurrence and during the continuance of an Event of Default upon declaration by the Administrative Agent at any time following such Event of Default, the principal amount of all Loans outstanding and, to the extent permitted by applicable law, any interest payments on the Loans or any fees or other amounts owed hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable in accordance with Section 2.13(b) at a rate that is 2.00% per annum in excess of the Interest Rate otherwise payable hereunder with respect to the applicable Loans (the “Default Funding Rate”). Payment or acceptance of the increased rates of interest provided for in this Section 2.7 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Administrative Agent or any Lender. For the avoidance of doubt, to the extent imposed by the Administrative Agent in accordance with this Section 2.7, interest will accrue on the principal amount of all Loans outstanding at the Default Funding Rate from and including the date on which the Event of Default originally occurred.

2.8 Fees. The Borrower agrees to pay each of the fees referred to in, and in accordance with the terms of, the Fee Letter.

2.9 Call Protection.

(a) If the Facility is terminated or voluntarily prepaid by the Borrower prior to the end of the twenty-fourth (24th) month period following the Closing Date (other than due to an Event of Default under clause (v) of Section 7.1), the Borrower shall pay liquidated damages equal to a fee (the “Early Termination Fee”) payable to the Administrative Agent, on behalf of the Lenders, in an amount equal to (i) the Maximum Committed Amount, multiplied by (ii) the Interest Rate applicable to the Interest Period during which such termination occurs, minus (iii) the aggregate amount of interest Lenders would earn if such Facility Amount were invested for such period at the Treasury Rate plus 0.50% per annum, multiplied by (iv) a fraction, (A) the numerator of which is equal to the number of days from the date of repayment of the Loans in connection with such termination to the Maturity Date and (B) the denominator of which is 360; provided, however, that, notwithstanding the foregoing the amount in clause (i) above shall instead be equal to the Facility Amount if such termination is due to an Event of Default.

(b) If the Facility is terminated or voluntarily prepaid by the Borrower after the end of the twenty-fourth (24th) month period following the Closing Date (other than due to an Event of Default under clause (v) of Section 7.1), the Borrower shall pay liquidated damages equal to a fee (the “Termination Fee”) payable to the Administrative Agent, on behalf of the Lenders, in an amount equal to (i) the Facility Amount, multiplied by (ii) the Interest Rate applicable to the Interest Period during which such termination occurs, minus (iii) the aggregate amount of interest Lenders would earn if such Facility Amount were invested for such period at the Treasury Rate plus 0.50% per annum, multiplied by (iv) a fraction, (A) the numerator of which is equal to the number of days from the date of repayment of the Loans in connection with such termination to the Maturity Date and (B) the denominator of which is 360.

(c) Notwithstanding anything to the contrary set forth in this Agreement, if the Administrative Agent determines in its Permitted Discretion that a Credit Party or Company Party has, at any time, intentionally caused the occurrence of an Event of Default with the intent of avoiding payment of the Early Termination Fee and Termination Fee as set forth in Section 2.9(a) and Section 2.9(b), respectively, such fee shall nevertheless be due and payable by the Borrower to the Lender in accordance with the applicable terms of this Section 2.9.

(d) For the avoidance of doubt, at no time shall the Borrower be permitted to prepay the Loans (other than in accordance with Section 2.11 and Section 2.13) or terminate the Delayed Draw Commitments in part. Any termination of the Delayed Draw Commitments is subject to (i) the payment by the Borrower of the amounts described in this Section 2.9 and (ii) compliance with the provisions of the Exclusivity Agreement.

2.10 Release of Receivables.

Provided that no Event of Default has occurred and is continuing, if the Receivable Repurchase Price for any Receivable is paid by the Originator in connection with a Receivable Repurchase Event, then, the Collateral Agent’s Lien on such Receivable and all related Collateral is automatically released without any further action and the Collateral Agent shall, and shall cause the Borrower or its designee to execute such documents, releases and instruments of transfer or assignment, prepared by the Borrower at its sole cost and expense, and take such other actions as shall reasonably be requested by the Borrower to effect the release of such Receivable and the related Collateral.

2.11 Mandatory Prepayments.

(a) Borrowing Base Deficiency. Within three (3) Business Day of the earlier of (i) an Authorized Officer of any Credit Party having actual knowledge that a Borrowing Base Deficiency exists and (ii) receipt by any Credit Party of written notice from the Administrative Agent that a Borrowing Base Deficiency exists (along with reasonably detailed explanation of such Borrowing Base Deficiency together with supporting calculation), the Borrower shall (i) prepay the Loans in an amount equal to such Borrowing Base Deficiency, which shall be applied to prepay the Loans or (ii) identify and pledge, in accordance with the terms of the Security Agreement, additional Receivables with respect to which the Eligibility Criteria are satisfied as of the date of such written notice, in an aggregate amount that is sufficient to cure such Borrowing Base Deficiency, that shall become Eligible Receivables.

(b) Insurance Proceeds. Within three (3) Business Days following the date of receipt by the Borrower, or Administrative Agent as loss payee, of any Net Insurance Proceeds, the Borrower shall prepay the Loans, pro rata based on the outstanding principal balances thereof, in an aggregate amount equal to the lesser of (i) such Net Insurance Proceeds and (ii) the amount of the Borrowing Base Deficiency, if any, that would exist absent the application of such Net Insurance Proceeds.

(c) Receivable Repurchase Events. Upon the occurrence of a Receivable Repurchase Event, the Borrower shall resell to the Originator each affected Receivable pursuant to the terms of the Purchase Agreement at a price equal to the Receivable Repurchase Price, and the Borrower shall prepay the Loans in an amount equal to the Receivable Repurchase Price with respect to the related Receivable(s).

(d) Prepayment Certificate. Concurrently with any prepayment of any Loan pursuant to clauses (a)—(c) of this Section 2.11, the Borrower shall deliver, or cause to be delivered, to the Administrative Agent a certificate of an Authorized Officer demonstrating the calculation of the amount of the applicable net proceeds.

2.12 Controlled Accounts.

(a) The Borrower shall establish and maintain cash management systems reasonably acceptable to the Administrative Agent, including, without limitation, with respect to blocked account arrangements. The Borrower shall not establish or maintain a Deposit Account or Securities Account that is not a Controlled Account and the Borrower shall not, and shall use commercially reasonable efforts to cause the Servicer not to, deposit Collections or proceeds thereof in a Securities Account or Deposit Account which is not the Collection Account, Lockbox Account, Reserve Account, the Collateral Support Account or the Receivable Reserve Account (provided, that inadvertent and non-reoccurring errors by the Servicer in applying such Collections that are promptly, and in any event within two (2) Business Days, after the Servicer or the Borrower has (or should have had in the exercise of reasonable diligence) actual knowledge thereof, cured shall not be considered a breach of this covenant). All Collections and proceeds of the Collateral shall be subject to an express trust for the benefit of Administrative Agent and shall be delivered to Administrative Agent for application to the Obligations or any other amount due under any other Credit Document as set forth in this Agreement.

(b) On or prior to the date hereof, the Borrower shall cause to be established and maintained (i) a Deposit Account in the name of the Borrower designated as the “Collection Account” as to which the Collateral Agent shall have sole dominion and control for the benefit of the Secured Parties within the meaning of Section 9-104(a)(2) of the UCC pursuant to the Collection Account Agreement, (ii) a Deposit Account in the name of the Borrower designated as the “Lockbox Account” as to which the Collateral Agent shall have sole dominion and control for the benefit of the Secured Parties within the meaning of Section 9-104(a)(2) of the UCC pursuant to the Lockbox Account Agreement, (iii) a Deposit Account in the name of the Borrower designated as the “Reserve Account,” as to which the Collateral Agent shall have sole dominion and control for the benefit of the Secured Parties within the meaning of Section 9-104(a)(2) of the UCC pursuant to the Reserve Account Agreement, (iv) a Deposit Account in the name of the Borrower designated as the “Collateral Support Account,” as to which the Collateral Agent shall have sole dominion and control for the benefit of the Secured Parties within the meaning of Section 9-104(a)(2) of the UCC pursuant to the Collateral Support Account Agreement and (v) a Deposit Account in the name of the Borrower designated as the “ Receivable Reserve Account,” as to which the Collateral Agent shall have sole dominion and control for the benefit of the Secured Parties within the meaning of Section 9-104(a)(2) of the UCC pursuant to the Receivable Reserve Account Agreement.

(c) Lockbox System.

(i) The Borrower has established pursuant to the Lockbox Account Agreement, for the benefit of the Collateral Agent, on behalf of the Secured Parties, a lockbox and Lockbox Account as described in Section 2.12(b) (the “Lockbox System”) into which all Collections shall be deposited. All Collections consisting of ACH Collections shall be deposited by the related ACH directly into the Lockbox Account in accordance with such ACH’s policies and procedures and all Collections consisting of debit card and credit card payments shall be deposited by the related credit card or debit card payment processor directly into the Lockbox Account.

(ii) The Borrower shall not, nor cause the Servicer to establish any new Lockbox System or account for Collections without the consent of the Administrative Agent in its sole discretion, and prior to establishing any such new Lockbox System or account for Collections, the Borrower shall cause each bank or financial institution with which it seeks to establish such a Lockbox System to enter into a control agreement similar to the Lockbox Account Agreement with respect thereto in form and substance satisfactory to the Administrative Agent in its sole discretion and the Borrower shall grant a security interest in any such new Lockbox System to the Collateral Agent for the benefit of the Secured Parties pursuant to a pledge agreement in form and substance satisfactory to the Collateral Agent in its sole discretion.

(iii) The Borrower acknowledges and agrees that (1) the funds on deposit in the Lockbox System shall continue to be collateral security for the Obligations secured thereby and (2) upon the occurrence and during the continuance of an Event of Default, at the election of the Administrative Agent, the funds on deposit in the Lockbox System may be applied as provided in Section 2.13(b). The Borrower shall use commercially reasonable efforts to cause the Servicer to transfer all Collections deposited in the Lockbox Account, within two (2) Business Days of such deposit, to the Collection Account.

(iv) The Borrower has directed, and will at all times hereafter use commercially reasonable efforts to direct, the Servicer to direct payment on account of Receivables from each Obligor directly to the Lockbox System. The Borrower shall use commercially reasonable efforts to cause the Servicer to promptly (and in no event later than two (2) Business Days following receipt thereof) deposit all payments received by it on account of Receivables, whether in the form of cash, checks, notes, drafts, bills of exchange, money orders or otherwise, in the Lockbox System in precisely the form in which they are received (but with any endorsements of the Borrower or the Servicer, as applicable, necessary for deposit or collection), and until they are so deposited to hold such payments in trust for and as the property of the Collateral Agent; provided, however, that with respect to any payment received that does not contain sufficient identification of the account number to which such payment relates or cannot be processed due to an act beyond the control of the Borrower or the Servicer, as applicable, such deposit shall be made no later than the second (2nd) Business Day following the date on which such account number is identified or such payment can be processed, as applicable.

(v) Without the prior written consent of the Administrative Agent, the Borrower shall not, in a manner adverse to the Administrative Agent and the Lenders, (1) change the general instructions given to the Servicer in respect of payments on account of Receivables to be deposited in the Lockbox System or (2) change any instructions given to any bank or financial institution which in any manner redirects any Collections in the Lockbox System to any account which is not a Controlled Account.

(d) Reserve Account.

(i) The Borrower has established, or caused to be established, pursuant to the Reserve Account Agreement, for the benefit of the Collateral Agent, on behalf of the Secured Parties, a Reserve Account as described in Section 2.12(b) into which the Borrower shall deposit the related Reserve Required Amount that it purchased from the Originator with respect to each Contract on the related Contract Closing Date. On each Settlement Date, if Collections on deposit in the Collection Account are not sufficient to cover any accrued and unpaid interest at the Interest Rate on the outstanding principal balance of the Loans for the related Interest Period, the Collateral Agent shall instruct the Reserve Account Bank to withdraw such deficiency from the Reserve Account and deposit such amount into the Collection Account for application in accordance with Section 2.13.

(ii) Following the Termination Date, any funds remaining in the Reserve Account shall be remitted by the Reserve Account Bank to the Borrower or any other designee of the Borrower.

(e) Collateral Support Account.

(i) The Borrower has established, or caused to be established, pursuant to the Collateral Support Account Agreement, for the benefit of the Collateral Agent, on behalf of the Secured Parties, a Collateral Support Account as described in Section 2.12(b) into which (1) the Required Collateral Support Amount shall be on deposit, (2) the Borrower shall deposit any applicable Establishment Fees, to be held in the Collateral Support Account in accordance with Section 2.12(e)(iii), (3) the Borrower shall deposit any applicable Royalty Fees, to be held in the Collateral Support Account in accordance with Section 2.12(e)(iii), (4) in the event of a breach of the Level 1 Minimum Market Capitalization Financial Covenant, the Borrower shall cause the Guarantor, to the extent not already deposited, to deposit in the Collateral Support Account 50% of the remaining amount guaranteed under the Limited Guaranty, and (5) in the event of a breach of the Level 2 Minimum Market Capitalization Financial Covenant, the Borrower shall cause the Guarantor, to the extent not already deposited, to deposit in the Collateral Support Account all of the remaining amount guaranteed under the Limited Guaranty.

(ii) Amounts on deposit in the Collateral Support Account shall be withdrawn as needed on each Settlement Date in accordance with the provisions of Section 2.13. In addition, any amounts paid under the Limited Guaranty shall be deposited into the Collateral Support Account for distribution in accordance with Section 2.13.

(iii) Unless (1) an Event of Default under clauses (a), (f), (g), (h), (p) and (u) of Section 7.1 has occurred and is continuing, (2) any other Event of Default (excluding an Event of Default pursuant to Section 7.1(s)) has occurred and is continuing, and the Administrative Agent has provided the Borrower with written notice of such Event of Default, (3) as of the date of determination, the amount on deposit in the Collateral Support Account is less than the Required Collateral Support Amount, (4) a Performance Trigger has occurred and is continuing, or (5) the Required Receivable Reserve Amount, subject to the Required Receivable Reserve Limit, is not on deposit in the Receivable Reserve Account: (A) the first $25,000 of the Establishment Fees from any F45 Studio on deposit in the Collateral Support Account shall be remitted by the Collateral Support Account Bank to the Borrower (or any designee of the Borrower) after a period of twelve (12) months after such F45 Studio opens its operations; (B) the remaining $25,000 of the Establishment Fees from any F45 Studio on deposit in the Collateral Support Account shall be retained in the Collateral Support Account for distribution in accordance with Section 2.13, if applicable; and (C) any Royalty Fees on deposit in the Collateral Support Account shall be remitted by the Collateral Support Account Bank to the Borrower (or any designee of the Borrower) after a period of six (6) months.

(iv) Following the Termination Date, the Borrower (or any designee of the Borrower) shall be entitled to distribution from the Collateral Support Account Bank in an amount of any funds remaining in the Collateral Support Account.

(f) Receivable Reserve Account.

(i) The Borrower has established, or caused to be established, pursuant to the Receivable Reserve Account Agreement, for the benefit of the Collateral Agent, on behalf of the Secured Parties, a Receivable Reserve Account as described in Section 2.12(b) into which (1) the Required Receivable Reserve Amount shall be on deposit in accordance with clause (f)(ii) below, and (2) the Company may, at its option, deposit (or cause to be deposited) cash proceeds of any receivable reserve contributions made by it directly or indirectly into the Borrower after the Closing Date, which are not otherwise applied (or required to be applied) for any other purpose pursuant to this Agreement or the Borrower’s Organizational Documents. Upon the occurrence and during the continuance of an Event of Default, amounts on deposit in the Receivable Reserve Account shall be withdrawn as needed on each Settlement Date in accordance with the provisions of Section 2.13(b). Following the Termination Date, any funds remaining in the Receivable Reserve Account shall be remitted by the Receivable Reserve Account Bank to the Borrower (or any designee of the Borrower).

(ii) On the Closing Date, no less than $2,500,000 shall be deposited in the Receivable Reserve Account; provided, that, on any date of determination during the Term, the amount on deposit in the Receivable Reserve Account shall be no less than five percent (5.0%) of the Aggregate Initial Loan Amount (the “Required Receivable Reserve Amount”); provided, further that, in no event shall there be more than $7,500,000 (plus, on any Facility Increase Effective Date, an amount equal to the product of (x) $7,500,000 and (y) a percentage equal to the principal amount of such Facility increase over $150,000,000) in the aggregate on deposit in the Receivable Reserve Account (the “Required Receivable

Reserve Limit”). Amounts on deposit in the Receivable Reserve Account shall be withdrawn as needed on each Settlement Date in accordance with the provisions of Section 2.13; provided, that if such withdrawals cause the amount on deposit in the Receivable Reserve Account to be less than the Required Receivable Reserve Amount, the Borrower shall deposit (or cause to be deposited) an amount sufficient to cause the amounts on deposit in the Receivable Reserve Account to equal the Required Receivable Reserve Amount; but in no event shall such deposits, in the aggregate, exceed the Required Receivable Reserve Limit. For the avoidance of doubt, any amounts deposited into the Collateral Support Account or paid under the Limited Guaranty are not included in the Required Receivable Reserve Amount or Required Receivable Reserve Limit.

2.13 Application of Proceeds.

(a) Application of Amounts in the Collection Account. So long as no Event of Default has occurred and is continuing (after giving effect to the application of funds in accordance herewith on the relevant date), the Collateral Agent will instruct the Account Bank in writing at least two (2) Business Days prior to each Settlement Date to apply all amounts in the Collection Account on each Settlement Date as follows:

(i) First, on a pari passu basis, (1) to the Servicer, any Servicing Fees accrued and unpaid as of the last day of the related Collection Period, (2) to the Account Bank, any Account Bank Fees accrued and unpaid as of the last day of such Collection Period, (3) to the Lockbox Account Bank, any Lockbox Account Bank Fees accrued and unpaid as of the last day of such Collection Period, (4) to the Reserve Account Bank, any Reserve Account Bank Fees accrued and unpaid as of the last day of such Collection Period, (5) to the Collateral Support Account Bank, any Collateral Support Account Bank Fees accrued and unpaid as of the last day of such Collection Period, and (6) to the Receivable Reserve Account Bank, any Receivable Reserve Account Bank Fees accrued and unpaid as of the last day of such Collection Period;

(ii) Second, to the Administrative Agent, for the benefit of the Lenders, to pay any accrued but unpaid interest, fees and expenses of the Lenders in connection with this Agreement and any other Credit Document, including, but not limited to, any Increase Fees, Incentive Fees and Upfront Fees; provided, that, if the amount in the Collection Account on such date (after taking into account any withdrawal from the Reserve Account on such date) is not sufficient to pay the amount due under this Section 2.13(a)(ii), the Collateral Agent will (x) first, instruct the Collateral Support Account Bank to apply an amount equal to such shortfall from the Collateral Support Account to the Collection Account for application in accordance with this Section 2.13(a)(ii) and (y) second, if the amount in the Collateral Support Account on such date is not sufficient to pay the amount due under this Section 2.13(a)(ii), instruct the Receivable Reserve Account Bank to apply an amount equal to such shortfall from the Receivable Reserve Account to the Collection Account for application in accordance with this Section 2.13(a)(ii);

(iii) Third, to the Administrative Agent, to pay any accrued but unpaid fees and expenses of the Agents in connection with this Agreement and any other Credit Document; provided, that, if the amount in the Collection Account on such date is not sufficient to pay the amount due under this Section 2.13(a)(iii), the Collateral Agent will (x) first, instruct the Collateral Support Account Bank to apply an amount equal to such shortfall from the Collateral Support Account to the Collection Account for application in accordance with this Section 2.13(a)(iii) and (y) second, if the amount in the Collateral Support Account on such date is not sufficient to pay the amount due under this Section 2.13(a)(iii), instruct the Receivable Reserve Account Bank to apply an amount equal to such shortfall from the Receivable Reserve Account to the Collection Account for application in accordance with this Section 2.13(a)(iii);

(iv) Fourth, to the Administrative Agent, for the benefit of the Lenders, any amounts necessary to reduce the outstanding principal balance on the Loans to zero and to pay all other Obligations or any other amount due hereunder; provided, that, if the amount in the Collection Account on such date is not sufficient to pay an amount equal to at least any Borrowing Base Deficiency that may exist on such date, the Collateral Agent will (x) first, instruct the Collateral Support Account Bank to apply an amount equal to such shortfall from the Collateral Support Account to the Collection Account for application in accordance with this Section 2.13(a)(iv) and (y) second, if the amount in the Collateral Support Account on such date is not sufficient to pay the amount due under this Section 2.13(a)(iv), instruct the Receivable Reserve Account Bank to apply an amount equal to such shortfall from the Receivable Reserve Account to the Collection Account for application in accordance with this Section 2.13(a)(iv); and

(v) Fifth, any remainder at the direction of the Borrower.

Notwithstanding anything to the contrary in this Agreement, (x) the Borrower may further remit or distribute any funds received in accordance with Section 2.13(a)(v) to any designee of the Borrower and (y) for so long as the Borrower is a member of (or, by reason of being a disregarded entity for U.S. federal income tax purposes, its income is included in) a consolidated, combined, unitary or similar type income tax return of which the Company or any direct or indirect parent corporation of the Company is the common parent, the Borrower shall be permitted to make distributions of any funds received in accordance with Section 2.13(a)(v) to the Company (or to such parent corporation) to permit the Company or such parent corporation to pay federal and state income taxes then due and payable, franchise taxes and other similar licensing expenses incurred in the ordinary course of business, provided that the amount of any such distribution with respect to income taxes shall not be greater than the amount of income taxes that would have been due and payable by the Borrower and its Subsidiaries had the Borrower filed a separate stand-alone corporate tax return (or the Borrower and any applicable Subsidiaries filed a consolidated, combined, unitary or similar type return with the Borrower as the common parent).

(b) Application of Amounts During an Event of Default. Notwithstanding anything herein to the contrary, upon the occurrence and during the continuance of an Event of Default, the Collateral Agent may instruct the Account Bank in writing at least two (2) Business Days prior to each Settlement Date, to apply first, all amounts in the Collection Account on each Settlement Date, second to apply all amounts in the Reserve Account and the Collateral Support Account, third to apply all amounts in the Receivable Reserve Account, in each case, as follows:

(i) First, to the payment of, and in the same priority as, items (i) – (iii) in Section 2.13(a) above;

(ii) Second, to the Administrative Agent, for the benefit of Lenders, to reduce the outstanding principal balance on the Loans to zero and to pay all other Obligations or any other amount due hereunder; and

(iii) Third, any remainder to the Borrower for its own account.

2.14 General Provisions Regarding Payments.

(a) All payments by the Borrower of principal, interest, fees and other Obligations shall be made in Dollars in immediately available funds, without defense, recoupment, setoff or counterclaim, free of any restriction or condition, and delivered to the Administrative Agent, for the account of each Lender, not later than 3:00 p.m. (New York City time) on the date due via wire transfer of immediately available funds to account number 4427816394 at Bank of America, N.A. Account Name: Fortress Credit Corp.; ABA No. 026-009-593 in New York City (or at such other location or bank account within the City and State of New York as may be designated by the Administrative Agent from time to time); funds received by the Administrative Agent after that time on such due date shall be deemed to have been paid by the Borrower on the next Business Day (provided, that any application of funds by the Collateral Agent pursuant to Section 2.13 on any Settlement Date shall be deemed for all purposes to have been made in accordance with the deadlines and payment requirements described in this Section 2.14).

(b) All payments in respect of the principal amount of any Loan shall be accompanied by payment of accrued interest on the principal amount being repaid or prepaid.

(c) The Administrative Agent shall promptly distribute to each Lender at such address or via wire transfer as such Lender shall indicate in writing, such Lender’s applicable Pro Rata Share of all payments and prepayments of principal and interest due hereunder, together with all other amounts due with respect thereto, including, without limitation, all fees payable with respect thereto, to the extent received by the Administrative Agent.

(d) Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment fees hereunder.

(e) The Borrower hereby authorizes the Administrative Agent during the continuation of an Event of Default to charge the Borrower’s accounts with the Administrative Agent or any of its Affiliates, if any, in order to cause timely payment to be made to the Administrative Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts).

(f) Except as set forth in the proviso to Section 2.14(a), the Administrative Agent shall deem any payment by or on behalf of the Borrower hereunder that is not made in same day funds prior to 2:00 p.m. (New York City time) on the date due to be a non-conforming payment. Any such payment shall not be deemed to have been received by the Administrative Agent until the later of (i) the time such funds become available funds, and (ii) the applicable next Business Day. The Administrative Agent shall give prompt telephonic notice to the Borrower (confirmed in writing) if any payment is non-conforming. Any non-conforming payment may constitute or become a Default or Event of Default in accordance with the terms of Section 7.1(a). Interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date such payment was due to the next succeeding applicable Business Day) at the Default Funding Rate determined pursuant to Section 2.7 from the date such amount was due and payable until the date such amount is paid in full.

2.15 Increases; Other Finance Facilities.

(a) Facility Increase.

(i) Requests. If the Aggregate Initial Loan Amount exceeds $112,500,000, the Borrower shall have the right on one or more occasions, by written notice to the Administrative Agent (the “Facility Increase Request”), to increase in the Maximum Committed Amount (the “Facility Increase”) in Dollars in an aggregate principal amount not to exceed $150,000,000. If the Aggregate Initial Loan Amount is less than $112,500,000, the Borrower may provide the Administrative Agent with a Facility Increase Request, the approval of which is subject to the Administrative Agent’s sole discretion. Such notice shall set forth (A) the amount of the Facility Increase being requested and (B) the requested Facility Increase Effective Date.

(ii) Conditions. No Facility Increase shall become effective under this Section 2.15(a) unless, after giving effect to such Facility Increase, any Loans to be made thereunder (and assuming that the entire amount of the Facility Increase is funded, but without netting the use of such proceeds), and the application of the proceeds therefrom on such Facility Increase Effective Date: (1) no event shall have occurred and be continuing or would result from the effectiveness of such Facility Increase that would constitute an Event of Default; (2) the representations and warranties contained in this Agreement and in the other Credit Documents shall be true and correct in all material respects on and as of that Facility Increase Effective Date to the same extent as though made on and as of that date, other than those representations and warranties which are qualified by materiality or a Material Adverse Effect, in which case, such representation and warranty shall be true and correct in all respects on and as of that Facility Increase Effective Date, except, in each case, to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date other than those representations and warranties which are qualified by materiality or a Material Adverse Effect, in which case, such representation and warranty shall be true and correct in all respects, on and as of that earlier date; and (3) all fees and expenses owing in respect of such increase to the Lenders providing for the Facility Increase shall have been paid, the amount on deposit in the Collateral Support Account equals the Required Collateral Support Amount and the amount on deposit in the Receivable Reserve Account equals the Required Receivable Reserve Amount.

(iii) Facility Increase Lenders. The Borrower may seek commitments in respect of incremental Loans from existing Lenders (each of which shall be entitled to agree or decline to participate in its sole discretion) and, subject to the Administrative Agent’s approval in its Permitted Discretion following the Lenders rejection of a Facility Increase Request duly requested in accordance with the terms of this Agreement or once the Maximum Committed Amount is increased to $300,000,000, additional banks, financial institutions and other institutional lenders who will become Lenders in connection therewith; provided that the existing Lenders under the Facility will be afforded a right of first offer to provide their pro rata share of any Facility Increase, and any such existing Lender shall be deemed to have refused the offer if such existing Lender has not responded within seven (7) Business Days of the offer. For the avoidance of doubt, the provisions of the Exclusivity Agreement shall apply without limitation, in the event of a Lender’s rejection to extend an incremental Loan to the Borrower.

(iv) Terms. Any Facility Increase shall be on substantially the same terms (as amended from time to time) (including interest rate margins, any interest rate floors, original issue discount and upfront fees) as, and pursuant to documentation applicable to, the existing Facility.

(v) Required Amendments. Each of the parties hereto hereby agrees that, upon the effectiveness of any Facility Increase, this Agreement and the other Credit Documents shall be amended to the extent necessary or appropriate to reflect the existence of such Facility Increase to effect the provisions of this Section 2.15(a) (and this Section 2.15(a) shall supersede Section 9.5), and any such amendment (each a “Facility Increase Amendment”) may only be effected with the consent of the other Lenders and the Administrative Agent, such consent not to be unreasonably withheld, conditioned or delayed. From and after each Facility Increase Effective Date, the Facility Increase established pursuant to this Section 2.15(a) shall constitute and be a part of the Maximum Committed Amount under, and shall be entitled to all the benefits afforded by, this Agreement and the other Credit Documents, and shall, without limiting the foregoing, benefit equally and ratably from the guarantees and security interests created by the applicable Collateral Documents.

(b) Additional Facility Increases. At any time during the Term, the Borrower may request, in writing delivered to the Administrative Agent, one or more increases in the Maximum Committed Amount that are in addition to the Facility Increases permitted by Section 2.15(a). Any such increase to the Maximum Committed Amount will be made at the sole and absolute discretion of the Administrative Agent subject to, among other things, no Event of Default existing under the Facility and payment of the Increase Fee with respect to such increase; provided, that, to the extent any Facility Increase under Section 2.15(a) results in Persons becoming Lenders that are not Lenders (or affiliates of Lenders) on the Closing Date then all Lenders existing at the time of any such Facility increase under this clause (b) shall be offered to all then existing Lenders on a pro rata basis pursuant to procedures agreed to by the Administrative Agent and the Borrower.

(c) Other Finance Facilities. If any Credit Party, Company Party, or any of their respective Affiliates, seeks to finance Eligible Receivables prior to the Maturity Date (other than pursuant to Section 2.15(a)), the Administrative Agent and each Credit Party and the Company, or an Affiliate of any Credit Party or any Company Party, as applicable, shall comply (or cause each other Company Party to comply, as applicable) with the terms and conditions set forth in the Exclusivity Agreement.

2.16 [Reserved].

2.17 Increased Costs; Capital Adequacy.

(a) Compensation for Increased Costs and Taxes. Subject to the provisions of Section 2.18 (which shall be controlling with respect to the matters covered thereby), in the event that any Lender shall reasonably determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or Governmental Authority, in each case that becomes effective after the date hereof (or with respect to any Lender which becomes the Lender after the date hereof, effective after such date), or compliance by such Lender with any guideline, request or directive issued or made after the date hereof (or with respect to any Lender which becomes the Lender after the date hereof, effective after such date) by any central bank or other Governmental Authority or quasi Governmental Authority (whether or not having the force of law): (i) subjects such Lender (or its applicable lending office) to any additional Tax (other than any Indemnified Tax or Excluded Tax) with respect to this Agreement or any of the other Credit Documents or any of its obligations hereunder or thereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder; (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC or other insurance or charge or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender; or (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the U.S. interbank market; and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, the Borrower shall promptly, but in any case within thirty (30) days of demand therefor, pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its reasonable discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder and any reasonable documented and out-of-pocket expenses related thereto, to the extent not already compensated pursuant to the provisions of this Agreement. Such Lender shall deliver to the Borrower (with a copy to the Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this Section 2.17(a), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

(b) Capital Adequacy Adjustment. In the event that any Lender shall have determined in its reasonable discretion (which determination shall, absent manifest effort, be final and conclusive and binding upon all parties hereto) that (i) the adoption, effectiveness, phase in or applicability after the Closing Date of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or (ii) compliance by such Lender (or its applicable lending office) or any company controlling such Lender with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, in each case after the Closing Date, has or would have the effect of reducing the rate of return on the capital of such Lender or any company controlling such Lender as a consequence of, or with reference to, such Lender’s Loans or Delayed Draw Commitments, or participations therein or other obligations hereunder with respect to the Loans to a level below that which such Lender or such controlling company could have achieved but for such adoption, effectiveness, phase in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling company with regard to capital adequacy), then from time to time, within thirty (30) days after receipt by the Borrower from such Lender of the statement referred to in the next sentence, the Borrower shall pay to such Lender such additional amount or amounts as will compensate the Lender or such controlling company on an after tax basis for such reduction, to the extent such Lender has not already been compensated therefor pursuant to the provisions of this Agreement. Such Lender shall deliver to the Borrower (with a copy to the Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed such Lender under this Section 2.17(b), which statement shall be conclusive and binding upon all parties hereto absent manifest error; provided, however, such amounts shall not include any additional costs or reductions incurred or attributable to any date before the date that is one hundred eighty (180) days prior to the date of such statement; provided, further, that, if the event causing such additional costs or reductions has a retroactive effect, then such one hundred eighty day period shall be extended to include the period of retroactive effect thereof. For the avoidance of doubt, subsections (i) and (ii) of this Section 2.17(b) shall apply, without limitation, to all requests, rules, guidelines or directives concerning liquidity and capital adequacy issued by any Governmental Authority (x) under or in connection with the implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as amended to the date hereof and from time to time hereafter, and any successor statute and (y) in connection with the implementation of the recommendations of the Bank for International Settlements or the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority), regardless of the date adopted, issued, promulgated or implemented.

(c) Delay in Requests. Failure or delay on the part of any Lender to demand compensation on or before the Termination Date pursuant to the foregoing provisions of this Section 2.17 shall not constitute a waiver of such Lender’s right to demand such compensation, so long as such demand is made on or before one hundred eighty (180) days after the applicable underlying event occurs.

2.18 Taxes; Withholding, etc.

(a) Payments to Be Free and Clear. All sums payable by the Credit Parties and the Company hereunder and under the other Credit Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax.

(b) Withholding of Taxes. If the Borrower or any other Person is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by the Borrower to the Administrative Agent or a Lender under any of the Credit Documents: (i) the Borrower shall notify the Administrative Agent of any such requirement or any change in any such requirement promptly following the Borrower becoming aware of it; (ii) the Borrower, if the applicable withholding agent, shall withhold or deduct any such Tax and timely pay to the relevant Governmental Authority any such Tax withheld or deducted before the date on which penalties attach thereto; (iii) in the case of Indemnified Taxes, the sum payable by the Borrower in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, the Administrative Agent or a Lender, as the case may be, receives on the due date an amount equal to what it would have received had no such deduction, withholding or payment for Indemnified Taxes been required or made; and (iv) within thirty (30) days after payment of any Tax pursuant to this Section 2.18(b), the Borrower shall deliver to the Administrative Agent written evidence of such payment reasonably satisfactory to the Administrative Agent.

(c) Indemnification for Taxes. The Borrower shall indemnify the Administrative Agent and any Lender, within ten (10) Business Days after written demand therefor, for the full amount of any Indemnified Taxes with respect to Borrower (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.18) payable or paid by such Person or required to be withheld or deducted from a payment to such Person and any reasonable documented and out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, together with reasonable evidence of the amount of Indemnified Taxes, shall be conclusive absent manifest error.

(d) Refunds of Indemnified Taxes. If the Administrative Agent or a Lender determines, in its reasonable discretion exercised in good faith, that it has received a refund of any Indemnified Taxes as to which it has been indemnified pursuant to Section 2.18(c) (including by the payment of additional amounts pursuant to this Section 2.18), it shall promptly pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made under Section 2.18(c) with respect to the Taxes giving rise to such refund), net of all reasonable and documented out-of-pocket expenses (including Taxes) of such party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such party, upon the request of the Borrower, shall repay the Borrower the amount paid over pursuant to this Section 2.18(d) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event such party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.18(d), in no event shall the Administrative Agent or a Lender be required to pay any amount to the Borrower pursuant to this Section 2.18(d) the payment of which would place such party in a less favorable net after-Tax position than such party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 2.18(d) shall not be construed to require the Administrative Agent or a Lender to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the Borrower or any other Person.

(e) Tax Documentation of Non-US Lenders. Each Lender that is not a U.S. Person (a “Non-US Lender”) shall, to the extent legally entitled to do so, deliver to the Administrative Agent and the Borrower, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof on the Closing Date) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and to the extent legally entitled to do so, at such other times as may be necessary in the determination of the Borrower or the Administrative Agent (each in the reasonable exercise of its discretion), whichever of the following is applicable: (i) if a Non-US Lender is claiming the benefits of an income tax treaty to which the U.S. is a party (x) with respect to payments of interest under any Credit Document, executed copies of IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Credit Document, IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty; (ii) executed copies of IRS Form W-8ECI; (iii) if a non-US Lender is claiming the “portfolio interest exception” under Section 881(c) of the Internal Revenue Code, a properly completed and duly executed U.S. Tax Compliance Certificate, attached hereto as Exhibit F-1 and IRS Form W-8BEN or W-8BEN-E; and (iv) to the extent a non-US Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided, that if a Non-US Lender is a partnership and one or more direct or indirect partners of such Non-US Lender are claiming the portfolio interest exemption, such Non-US Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner. Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(f) Tax Documentation of US Lenders. Each Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which a Lender becomes a Lender under this Agreement, whether on the Closing Date or pursuant to an Assignment Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), two executed and completed copies of IRS Form W-9 certifying that such Lender is a U.S. Person and not subject to U.S. federal backup withholding tax.

(g) FATCA Documentation. If a payment made to a Lender under any Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the

Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment under FATCA, if any. Solely for purposes of this Section 2.18(g), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(h) Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes; provided that the Administrative Agent shall have provided the Borrower with evidence reasonably satisfactory to the Administrative Agent of payment of such Other Taxes.

(i) Each party’s obligations under this Section 2.18 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the commitments and the repayment, satisfaction or discharge of all obligations under any Credit Document.

2.19 Obligation to Mitigate. Each Lender agrees that, as promptly as practicable after the officer of a Lender responsible for administering its Loans becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender to receive payments under Section 2.17 or 2.18, it will, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts to (a) make, issue, fund or maintain its Credit Extensions, including any Affected Loans, through another office of such Lender, or (b) take such other measures as such Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender pursuant to Section 2.17 or 2.18 would be materially reduced and if, as determined by such Lender in its sole discretion, the making, issuing, funding or maintaining of such Delayed Draw Commitments or Loans through such other office or in accordance with such other measures, as the case may be, would not otherwise adversely affect such Delayed Draw Commitments or Loans or the interests of such Lender; provided, such Lender will not be obligated to utilize such other office pursuant to this Section 2.19 unless the Borrower agrees to pay all reasonable and incremental expenses incurred by such Lender as a result of utilizing such other office as described above. A certificate as to the amount of any such expenses payable by the Borrower pursuant to this Section 2.19 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive absent manifest error.

SECTION 3. CONDITIONS PRECEDENT

3.1 Closing Date. The obligation of the Lenders to enter into this Agreement on the Closing Date is subject to the satisfaction, or waiver in accordance with Section 9.5, of the following conditions on or before the Closing Date:

(a) Credit Documents. The Administrative Agent shall have received a copy of each Credit Document originally executed (if applicable) and delivered by each applicable Person (other than Agents and Lenders) for each Lender, and such other security agreements, insurance certificates and endorsements, financing statements, opinions of counsel, documents and instruments as the Administrative Agent may reasonably request, each in form and substance reasonably satisfactory to the Administrative Agent.

(b) Formation of Borrower. The Administrative Agent shall have received evidence satisfactory to the Administrative Agent in its reasonable discretion that the Borrower was formed as a bankruptcy remote, special purpose entity in the state of Delaware as a limited liability company.

(c) Existence of Originator. The Administrative Agent shall have received evidence satisfactory to the Administrative Agent in its reasonable discretion that the Originator exists as a limited liability company in the state of Delaware.

(d) Formation of Franchisor. The Administrative Agent shall have received evidence satisfactory to the Administrative Agent in its reasonable discretion that the Franchisor was formed as a corporation in the state of Delaware.

(e) Organizational Documents; Incumbency. The Administrative Agent shall have received (i) a copy of each Organizational Document executed and delivered by each Credit Party and Company Party and, to the extent applicable, (x) certified as of the Closing Date or a recent date prior thereto by the appropriate governmental official and (y) certified by its secretary or an assistant secretary as of the Closing Date, in each case, as being in full force and effect without modification or amendment, (ii) signature and incumbency certificates of the officers of such Person executing the Credit Documents to which it is a party, (iii) resolutions of the board of directors or similar governing body of each Credit Party and Company Party, as applicable, approving and authorizing the execution, delivery and performance of this Agreement and the other Credit Documents to which it is a party or by which it or its assets may be bound as of the Closing Date, certified as of the Closing Date by its secretary or an assistant secretary as being in full force and effect without modification or amendment, (iv) a good standing certificate from the applicable Governmental Authority of each Credit Party’s and Company Party’s jurisdiction of incorporation, organization or formation and, with respect to the Borrower, in each jurisdiction in which it is qualified as a foreign corporation or other entity to do business, each dated a recent date prior to the Closing Date, and (v) such other documents as the Administrative Agent may reasonably request.

(f) Existing Indebtedness. The Administrative Agent shall have received evidence satisfactory to it of the termination of any existing Indebtedness of the Borrower and the release of any Liens thereunder.

(g) Governmental Authorizations and Consents. Each Credit Party and the Company on behalf of itself and the other Company Parties shall have obtained (or caused to be obtained) all Governmental Authorizations and all consents of other Persons, in each case that are necessary or advisable to be obtained by them, in connection with the transactions contemplated by the Credit Documents and each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to the Administrative Agent. All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated by the Credit Documents and no action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired.

(h) Collateral. In order to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a valid, perfected First Priority security interest in the Collateral, the Collateral Agent shall have received:

(i) evidence satisfactory to the Administrative Agent of the compliance by the Borrower, of its obligations under the Security Agreement, the Originator of its obligations under the Pledge Agreement and the Company of its obligations under the Limited Guaranty, respectively, and any other applicable Collateral Documents (including, without limitation, its obligations to authorize or execute, as the case may be, and deliver UCC financing statements, originals of securities, instruments and chattel paper and any agreements governing deposit and/or securities accounts as provided therein);

(ii) the results of a recent search, by a Person reasonably satisfactory to the Collateral Agent, of all effective UCC financing statements (or equivalent filings) made with respect to any personal or mixed property of the Borrower, the Originator, the Franchisor and the Company in the jurisdictions specified by the Collateral Agent, together with copies of all such filings disclosed by such search, and UCC termination statements (or similar documents) duly authorized by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements (or equivalent filings) disclosed in such search (other than any such financing statements in respect of Permitted Liens);

(iii) UCC-3 termination statements (or similar documents) duly approved by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC-1 financing statements (or equivalent filings) disclosed in such searches with respect to the Collateral (other than any UCC financing statements filed in connection with the transactions contemplated under the Credit Documents);

(iv) opinions of counsel (which counsel shall be reasonably satisfactory to the Administrative Agent) with respect to the creation and perfection of the security interests in (A) the Receivables, in favor of the Borrower under the Purchase Agreement, (B) the Capital Stock of the Borrower, in favor of the Collateral Agent under the Pledge Agreement, and (C) all assets of the Borrower, in favor of the Collateral Agent under the Security Agreement and, in each case, such other matters governed by the laws of each jurisdiction in which the Borrower or any personal property Collateral is located as the Administrative Agent may reasonably request, in each case in form and substance reasonably satisfactory to the Administrative Agent; and

(v) evidence that each Credit Party, the Company and the Originator shall have each taken or caused to be taken any other action, executed and delivered or caused to be executed and delivered any other agreement, document and instrument and made or caused to be made any other filing and recording (other than as set forth herein) reasonably required by the Collateral Agent.

(i) Financial Statements; Forecasts. The Administrative Agent shall have received from the Credit Parties: (i) the Historical Financial Statements, (ii) pro forma consolidated balance sheets of the Company as at the Closing Date, which pro forma financial statements shall be in form and substance reasonably satisfactory to Administrative Agent, and (iii) any other financial information reasonably requested by the Administrative Agent, in each case, the results of which shall be satisfactory to the Administrative Agent.

(j) [Reserved].

(k) Opinions of Counsel to the Credit Parties and Company Parties. The Administrative Agent and its counsel shall have received originally executed copies of the favorable written opinions of King & Spalding LLP, counsel for the Credit Parties and Company Parties, as to such matters (including the true sale of Receivables and bankruptcy remote nature of the Borrower) as the Administrative Agent may reasonably request, dated as of the Closing Date and otherwise in form and substance reasonably satisfactory to the Administrative Agent (and the Credit Parties and Company Parties hereby instruct (or cause to be instructed) such counsel to deliver such opinions to the Administrative Agent).

(l) [Reserved].

(m) Fees and Expenses. The Borrower shall have paid to the Administrative Agent the fees payable on the Closing Date referred to in Section 2.8 and in the Fee Letter and all outstanding Permitted Expenses shall have been paid (or caused to have been paid) by the applicable Credit Parties or the Company, or reimbursed to the Agents and the Lenders, as applicable (which amounts may be paid with the proceeds of the initial Credit Extension).

(n) Solvency Certificates. The Administrative Agent shall have received a Solvency Certificate from each Credit Party and Company Party dated as of the Closing Date and addressed to the Administrative Agent, and in form, scope and substance reasonably satisfactory to the Administrative Agent, with appropriate attachments and demonstrating that after giving effect to the consummation of the Credit Extensions to be made on the Closing Date, each Credit Party and Company Party are and will be Solvent.

(o) Closing Date Certificates. Each Credit Party and the Company on behalf of itself and the other Company Parties shall have delivered (or caused to be delivered) to the Administrative Agent an originally executed Closing Date Certificate, together with all attachments thereto.

(p) No Litigation. There shall not exist any action, suit, investigation, litigation or proceeding or other legal or regulatory developments, pending or threatened in writing in any court or before any arbitrator or Governmental Authority with respect to any Credit Party or Company Party.

(q) No Material Adverse Effect. Since December 31, 2021, no event, circumstance or change shall have occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect.

(r) No New Information. Other than changes occurring in the ordinary course of business, no information or materials are or should have been available to any Credit Party, Company Party, or any of their respective Subsidiaries as of the Closing Date that are materially inconsistent with the material previously provided to any Agent (or its designees) for its due diligence review of the Credit Parties and Company Parties and their respective Subsidiaries.

(s) Service of Process. On the Closing Date, the Administrative Agent shall have received evidence that each Credit Party and the Company on behalf of itself and the other Company Parties have appointed (or caused to be appointed) an agent in New York City for the purpose of service of process in New York City and such agent shall agree in writing to give the Administrative Agent notice of any resignation of such service agent or other termination of the agency relationship.

(t) Borrowing Base Confirmation. The Administrative Agent shall have received a Borrowing Base Certificate evidencing that there is sufficient Facility Availability with respect to the initial Credit Extension requested by the Borrower, if occurring on the Closing Date.

(u) [Reserved].

(v) Diligence.

(i) The Administrative Agent shall have completed its diligence, including but not limited to, legal diligence, regulatory review and due diligence on the Credit Parties, Company Parties and their respective Subsidiaries and the results of such diligence are satisfactory to the Administrative Agent in its sole discretion;

(ii) The Administrative Agent shall be satisfied, in its sole discretion, with the results of background investigations, if any, performed on each Credit Party, each Company Party and any principals and employees of any Credit Party and any Company Party;

(iii) The Administrative Agent shall be satisfied, in its sole discretion, with the Borrower’s cash management systems;

(iv) The Administrative Agent shall be satisfied, in its sole discretion, with the results of its review of the Credit Policies; and

(v) The Borrower shall have executed the Control Agreements satisfactory to the Administrative Agent in its sole discretion.

(w) [Reserved].

(x) Independent Directors. On the Closing Date, the Administrative Agent shall have received evidence satisfactory to the Administrative Agent that the Borrower has appointed one (1) Independent Director, who shall be an employee of Citadel.

(y) Representations and Warranties. On the Closing Date, the representations and warranties made by the Credit Parties and the Company Parties contained herein and in the other Credit Documents shall be true and correct in all material respects, other than those representations and warranties which are qualified by materiality or a Material Adverse Effect, in which case, such representation and warranty shall be true and correct in all respects on and as of the Closing Date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date other than those representations and warranties which are qualified by materiality or Material Adverse Effect, in which case, such representation and warranty shall be true and correct in all respects on and as of that earlier date.

(z) Investment Committee Approval. The Administrative Agent shall have received final investment committee approval.

(aa) Know Your Customer and Anti-Money Laundering. Prior to the Closing Date, the Administrative Agent shall have received all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the Patriot Act and shall have successfully completed its review and approval of the same.

3.2 Conditions to Each Credit Extension.

(a) Conditions Precedent. The obligation of the Lenders to make any Loan on any Credit Date, including the Closing Date, is subject to the satisfaction, or waiver in accordance with Section 9.5, of the following conditions precedent:

(i) each Credit Document shall be in full force and effect, shall include terms and provisions reasonably satisfactory to the Administrative Agent and the Lenders (provided that the terms and provisions set forth in the Credit Documents as of the Closing Date shall be deemed satisfactory to the Administrative Agent and the Lenders) and no provision thereof shall have been amended, restated, supplemented, modified or waived in any respect determined by the Administrative Agent to be material, in each case, without the consent of the Administrative Agent;

(ii) the Administrative Agent shall have received a fully executed and delivered Funding Notice evidencing that there is sufficient Facility Availability with respect to such Credit Extension requested by the Borrower, together with a “Schedule of Receivables” listing the Receivables to be pledged by the Borrower in connection with the Loan; such “Schedule of Receivables” shall (A) be in an electronic file format reasonably satisfactory to the Administrative Agent, (B) include a calculation of the Contract Blended Advance Rate as of the date of such Funding Notice and (C) set forth the information required and requested by the Administrative Agent to value and administer the Receivables described therein, including, without limitation, the information with respect to each related Contract required to calculate the Excess Concentration Amount and identification of each such Contract by (1) the account number; (2) Obligor, (3) aggregate amount owed by the related Obligor, (4) any Initial Fee, if applicable, the Establishment Fee and the Royalty Fee, (5) monthly payment amount, (6) original term, (7) days past due, (8) modification status, (9) Obligor’s address, (10) Loan Type (A, B, C or D) and (11) others in the Administrative Agent’s Permitted Discretion; and the Administrative Agent shall have approved, in its Permitted Discretion, the Receivables to be included as Collateral with respect to such Credit Extension;

(iii) as of such Credit Date, no event shall have occurred and be continuing or would result from the consummation of the applicable Credit Extension that would constitute an Event of Default or a Default and the Borrower shall have delivered an officer’s certificate representing and warranting and otherwise demonstrating to the satisfaction of the Administrative Agent that, as of such Credit Date, the Borrower expects, after giving effect to the proposed borrowing and based upon good faith determinations, to be in compliance with all operating and financial covenants set forth in this Agreement;

(iv) as of such Credit Date, after giving effect to such Loan, the Facility Amount shall not result in a Borrowing Base Deficiency;

(v) if such Credit Date is the initial Credit Date hereunder, (A) the Servicing Agreement, in form and substance acceptable to the Administrative Agent, shall have been executed and delivered by all parties thereto, (B) the Collateral Agent shall have received (1) a certificate from the Borrower’s and the Servicer’s insurance brokers, or other evidence satisfactory to it, that all insurance required to be maintained hereunder and under the Servicing Agreement, respectively, is in full force and effect, and (2) the Administrative Agent shall have completed its review of the insurance coverage for the Borrower and the Servicer and the results of such review shall be reasonably satisfactory to the Administrative Agent, (C) the Administrative Agent shall have received a pro forma Servicing Report acceptable to the Administrative Agent in its sole discretion, (D) the Servicer shall have provided the Administrative Agent with remote, on-line access to the Servicer’s systems, acceptable to the Administrative Agent in its sole discretion., (E) the Administrative Agent and its counsel shall have received originally executed copies of the favorable written opinions of counsel for the Servicer, as to such matters as the Administrative Agent may reasonably request, and otherwise in form and substance reasonably satisfactory to the Administrative Agent, (F) the Administrative Agent shall be satisfied, in its sole discretion, with the Servicer’s Servicing Policy, cash management system and its operating and reporting procedures and systems and the results of the Administrative Agent’s due diligence results with respect to the Servicer and its principals, (G) the Administrative Agent shall be satisfied, in its sole discretion, with its regulatory review of the Franchisor, the Originator, the Borrower and the forms of Contract and Franchise Agreement and (H) the Reserve Account shall have been established and the Reserve Account Agreement, in form and substance acceptable to the Administrative Agent, shall have been executed and delivered by all parties thereto;

(vi) as of such Credit Date, the Administrative Agent shall, in its Permitted Discretion, have approved all material changes made to the Credit Policies and the Servicing Policy in accordance with the terms set forth herein and in the Servicing Agreement;

(vii) as of such Credit Date the representations and warranties contained in this Agreement and in the other Credit Documents shall be true and correct in all material respects on and as of that Credit Date to the same extent as though made on and as of that date, other than those representations and warranties which are qualified by materiality or a Material Adverse Effect, in which case, such representation and warranty shall be true and correct in all respects on and as of that Credit Date, except, in each case, to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date other than those representations and warranties which are qualified by materiality or a Material Adverse Effect, in which case, such representation and warranty shall be true and correct in all respects, on and as of that earlier date;

(viii) the Borrower shall have delivered, or caused to be delivered, to the Collateral Agent, imaged copies of the Collateral Files and the related Receivables Report;

(ix) no Regulatory Trigger Event or Specified Legal/Regulatory Change shall have occurred and be continuing;

(x) as of such Credit Date, no event (including a change in law or regulation) that would reasonably be expected to have a Material Adverse Effect shall have occurred;

(xi) as of such Credit Date, no breach of the Level 1 Minimum Market Capitalization Financial Covenant or the Level 2 Minimum Market Capitalization Financial Covenant shall have occurred; provided, that, such breaches may be cured by payments into the Collateral Support Account pursuant to Sections 2.12(e)(i)(4) and 2.12(e)(i)(5), respectively;

(xii) as of such Credit Date, the Establishment Fee for each of the underlying Contracts to be funded by the related Loan or Loans, shall have been deposited into the Collateral Support Account;

(xiii) as of such Credit Date, the Borrower shall have paid to the Administrative Agent the fees payable on such Credit Date as set forth in the Fee Letter and all outstanding Permitted Expenses shall have been paid by the Borrower, or reimbursed to the Agents and the Lenders, as applicable (which amounts may be paid with the proceeds of such Credit Extension); and

(xiv) as of such Credit Date, the amount on deposit in the Receivable Reserve Account equals the Required Receivable Reserve Amount, the amount on deposit in the Collateral Support Account equals the Required Collateral Support Amount and the amount on deposit in the Reserve Account equals the Reserve Required Amount.

(b) Funding Notices. Any Funding Notice shall (i) be executed by an Authorized Officer of the Borrower and delivered to the Administrative Agent in accordance with Sections 2.1(b)(ii) and 3.2(a)(ii), and (ii) attach a Borrowing Base Certificate.

SECTION 4. REPRESENTATIONS AND WARRANTIES

In order to induce the Agents and the Lenders to enter into this Agreement and to make each Credit Extension to be made thereby, (i) the Borrower (with respect to itself only) and (ii) the Guarantor (with respect to itself and each other Company Party, as applicable and in each case as expressly set forth in this Section 4) represents and warrants to each Agent and each Lender, on the Closing Date and on each Credit Date, that the following statements are true and correct:

4.1 Organization; Requisite Power and Authority; Qualification; Other Names. Each Company Party and Credit Party (a) is duly organized or formed, validly existing and in good standing under the laws of its jurisdiction of organization or formation, (b) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Credit Documents to which it is a party and to carry out the transactions contemplated thereby, and (c) is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except, in the case of clauses (b) and (c) of this Section 4.1, to the extent failure to obtain such qualification would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. No Credit Party or Company Party operates or does business under any assumed, trade or fictitious name. The Borrower has no Subsidiaries.

4.2 Capital Stock and Ownership. The Originator owns all of the outstanding and issued Capital Stock of the Borrower. The Capital Stock of the Borrower has been duly authorized and validly issued and is fully paid and non-assessable (to the extent such Capital Stock evidences corporate interests). There is no existing option, warrant, call, right, commitment or other agreement to which the Borrower is a party requiring, and there is no membership interest or other Capital Stock of the Borrower outstanding which upon conversion or exchange would require, the issuance by the Borrower of any additional membership interests or other Capital Stock of the Borrower or other Securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, a membership interest or other Capital Stock of the Borrower.

4.3 Due Authorization. The execution, delivery and performance of the Credit Documents to which each Credit Party and Company Party is a party have been duly authorized by all necessary action of such Credit Party and Company Party, as applicable.

4.4 No Conflict. The execution, delivery and performance by each Credit Party and Company Party of the Credit Documents to which it is a party and the consummation of the transactions contemplated by the Credit Documents do not and will not (a)(i) violate any provision of any law or any governmental rule or regulation applicable to such Credit Party or Company Party, (ii) violate any of the Organizational Documents of such Credit Party or Company Party, or (iii) violate any order, judgment or decree of any court or other Governmental Authority binding on such Credit Party or Company Party, (b) conflict in any material respect with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of such Credit Party or Company Party, (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of such Credit Party or Company Party (other than a Permitted Lien), or (d) require any approval of stockholders, members or partners or any approval or consent of any Person under any Contractual Obligation of such Credit Party or the Originator, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to the Administrative Agent.

4.5 Governmental Consents. The execution, delivery and performance by each Credit Party and Company Party of the Credit Documents to which such Credit Party or Company Party, as applicable, is a party and the consummation of the transactions contemplated by the Credit Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to the Collateral Agent for filing and/or recordation, as of the Closing Date other than those that have already been obtained and are in full force and effect.

4.6 Binding Obligation. Each Credit Document to which each Credit Party and Company Party is a party has been duly executed and delivered by such Credit Party or Company Party and is the legally valid and binding obligation of such Credit Party or Company Party, enforceable against such Credit Party or Company Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

4.7 Eligible Receivables. Each Receivable that is identified by the Borrower as an Eligible Receivable in a Borrowing Base Certificate, satisfies all of the criteria set forth in the definition of Eligibility Criteria.

4.8 Historical Financial Statements. The Historical Financial Statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position, on a consolidated basis, of the Persons described in such financial statements as at the respective dates thereof and the results of operations and cash flows, on a consolidated basis, of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments and the absence of footnotes.

4.9 [Reserved].

4.10 No Material Adverse Effect. Since December 31, 2021, no event, circumstance or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect.

4.11 Adverse Proceedings, etc. There are no Adverse Proceedings (other than ordinary course collection actions and related counter claims) pending against any Credit Party or Company Party that challenge any such Credit Party’s or Company Party’s right or power to enter into or perform any of its obligations under the Credit Documents to which it is a party or that individually or in the aggregate are material to such Credit Party or Company Party (with respect to the Company, solely to the extent it relates to the Limited Guaranty or the value of the Eligible Receivables). No Credit Party or Company Party is

(a) in violation of any applicable laws in any respect which could reasonably be expected to result in a Material Adverse Effect or (b) in default in any material respect with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other Governmental Authority.

4.12 Payment of Taxes. All U.S. federal income Tax returns and all other material Tax returns and reports of the Borrower or the Guarantor, as applicable, required to be filed by or on behalf of such Credit Party have been filed, and all Taxes shown on such Tax returns to be due and payable, and all other material Taxes upon such party and upon its properties, assets, income, businesses and franchises which are due and payable, have been paid prior to the date on which any penalty or other liability may be added thereto for non-payment thereof except for those contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves are maintained on the books such party in accordance with GAAP. As of the Closing Date, to the knowledge of the Borrower or the Guarantor, as applicable, no Tax return of such party is under audit or examination by any Governmental Authority and no notice of any audit or examination or any assertion of any claim for Taxes has been given or made by any Governmental Authority. The Borrower is, and since its inception has been, classified for U.S. federal income tax purposes and all applicable state and local income tax purposes as an entity disregarded as separate from the Originator.

4.13 Title to Assets. The Borrower does not have any fee, leasehold or other property interests in any real property assets. The Borrower and Guarantor have good and valid titles to all of their material assets reflected in the most recent financial statements delivered pursuant to Section 5.1. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens, other than Permitted Liens. All Liens purported to be created in any Collateral pursuant to any Collateral Document in favor of the Collateral Agent are First Priority Liens.

4.14 No Indebtedness. The Borrower does not have any Indebtedness except for (i) the Obligations and (ii) any other Indebtedness permitted under the Credit Documents.

4.15 No Defaults. Neither any Credit Party nor any Company Party (with respect to the Guarantor, solely to the extent it relates to the Limited Guaranty or the value of the Eligible Receivables and with respect to any other Company Party, solely to the extent it relates to the value of the Eligible Receivables) is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations the result of which could reasonably be expected to have a Material Adverse Effect, and no condition exists which, with the giving of notice or the lapse of time or both, could constitute such a default.

4.16 Material Contracts. The Borrower is not a party to any Material Contracts other than the Credit Documents.

4.17 Government Contracts. Neither the Borrower nor the Guarantor is a party to any contract or agreement with any Governmental Authority, and the Receivables are not subject to the Federal Assignment of Claims Act (31 U.S.C. Section 3727) or any similar state or local law.

4.18 Governmental Regulation. Neither the Borrower nor the Guarantor is subject to regulation under the Public Utility Holding the Borrower Act of 2005, the Federal Power Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable. Neither the Borrower nor the Guarantor is required to register as a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940.

4.19 Margin Stock. The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Loans made to the Borrower will be used to purchase or carry any such Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such Margin Stock or for any purpose that violates, or is inconsistent with, the provisions of Regulations T or U of the Board of Governors of the Federal Reserve System or Regulations B, X or Z of the Consumer Financial Protection Bureau.

4.20 Employee Benefit Plans. (a) Neither the Borrower nor the Guarantor sponsor, maintain, have any obligation to contribute to, or have any liability (contingent or other) with respect to any Pension Plan or Multiemployer Plan, (b) no ERISA Event has occurred or is reasonably expected to occur that could reasonably be expected to result in material liability to the Credit Parties; (c) the Credit Parties are not an employee benefit plan subject to Title I of ERISA, a “plan” as defined in Section 4975(e)(1) of the Internal Revenue Code and subject to 4975 of the Internal Revenue Code, a governmental plan, church plan, or non-U.S. plan that is subject to federal, state, local or non-U.S. laws substantially similar to Section 406 of ERISA or Section 4975 of the Internal Revenue Code (“Similar Laws”) (each of the foregoing is referred to collectively as “Benefit Plan”); (d) none of the assets of the Credit Parties constitute or will constitute “plan assets” of one or more Benefit Plans within the meaning of U.S. Department of Labor Regulation Section 2510.3-101, as amended by Section 3(42) of ERISA; and (e) the transactions contemplated by this Agreement or any Credit Documents will not cause a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code, or a non-exempt violation under any Similar Law.

4.21 Certain Fees. No broker’s or finder’s fee or commission will be payable by the Borrower and Guarantor with respect to this Agreement or any of the transactions contemplated hereby.

4.22 Solvency; Fraudulent Conveyance. Each Company Party and each Credit Party is and, upon the incurrence of any Credit Extension by the Borrower on any date on which this representation and warranty is made, will be, Solvent. No Company Party or Credit Party is transferring any Collateral with any intent to hinder, delay or defraud any of its creditors. No Credit Party shall use the proceeds from the transactions contemplated by this Agreement to give preference to any class of creditors. The Borrower has given fair consideration and reasonably equivalent value in exchange for the sale of the Receivables by the Originator under the Purchase Agreement.

4.23 Compliance with Statutes, etc. Each Credit Party and Company Party is in compliance in all respects with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, in respect of the conduct of its business, the ownership of its property and the origination of the Receivables, as applicable; except to the extent that the failure to do so would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

4.24 Purchase Agreement. The Purchase Agreement creates a valid transfer and assignment to the Borrower of all right, title and interest of the Originator in and to all Receivables and all Related Security conveyed to the Borrower thereunder. The Borrower has given reasonably equivalent value to the Originator in consideration for the transfer to the Borrower by the Originator of the Receivables and Related Security pursuant to the Purchase Agreement.

4.25 Disclosure. The written representations and warranties of each Credit Party and Company Party contained in any Credit Document or in any other documents, certificates or written statements (taken as a whole, and excluding projections, any information of a forward-looking nature and any general economic or specific industry information developed by, and obtained from, third party sources) furnished to any Agent or any Lender by or on behalf of such Credit Party, such Company Party, or any of their respective Subsidiaries for use in connection with the transactions contemplated hereby do not contain any untrue statement of a material fact or omit to state a material fact (known to any Credit Party or Company Party, in the case of any document not furnished by them) necessary in order to make the statements contained herein or therein (taken as a whole) not misleading in any material respect in light of the circumstances in which the same were made (after giving effect to all supplements and updates); provided, that any projections and pro forma financial information contained in such materials and information of a forward-looking nature are based upon good faith estimates and assumptions by the preparer thereof believed to be reasonable at the time made, it being recognized by each Lender that such projections and pro forma financial information of a forward-looking nature as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections or pro forma financial information may differ from the projected results and such differences may be material. There are no facts known (or which should upon the reasonable exercise of diligence be known) to any Credit Party or Company Party (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to the Lenders for use in connection with the transactions contemplated hereby.

4.26 Patriot Act. To the extent applicable, each Credit Party and Company Party is in compliance, in all material respects, with the (a) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury

Department (31 C.F.R., Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001) (the “Patriot Act”). No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

4.27 Change of Control. No Change of Control has occurred other than with the prior written consent of the Administrative Agent.

SECTION 5. AFFIRMATIVE COVENANTS

The Credit Parties and the Company (to the extent explicitly referenced in this Section 5, on behalf of itself and the other Company Parties) covenant and agree that until the Termination Date, each Credit Party and to the extent applicable, the Company, shall perform (or cause to be performed) all covenants applicable to such Credit Party or Company Party, respectively, in this Section 5.

5.1 Financial Statements and Other Reports. Unless otherwise provided below, the Borrower or its designee will deliver to the Administrative Agent:

(a) [Reserved];

(b) Quarterly Financial Statements. Within forty-five (45) days after the end of each Fiscal Quarter, commencing with the Fiscal Quarter ending March 31, 2022, the Borrower shall deliver, or cause to be delivered, to the Administrative Agent, one (1) copy of (i)(x)the unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries (including the Borrower), and (y) the unaudited balance sheets of the Borrower, in each case, as of the end of such Fiscal Quarter and (ii)(x) the unaudited consolidated statements of income, stockholders’ equity and cash flows of the Company and its Subsidiaries (including the Borrower, the Originator and the Franchisor), and (y) the unaudited statements of income, stockholders’ equity and cash flows of the Borrower, in each case as, of the end of such Fiscal Quarter, in each case, which shall be prepared and presented in accordance with, and provide all necessary disclosure (other than footnote disclosure) required by, GAAP and shall be accompanied by a certificate signed by the chief executive officer, president, financial vice president, treasurer, chief financial officer, chief investment officer or controller of the Company or another officer of the Company, reasonably acceptable to the Administrative Agent stating that such balance sheet and financial statements present fairly in all material respects the financial condition and results of operations of the companies being reported upon and have been prepared in accordance with GAAP. Any financial statements delivered pursuant to this Section 5.1(b) may be subject to adjustment in accordance with GAAP upon delivery of the financial statements required under Sections 5.1(c);

(c) Annual Financial Statements. Within one hundred twenty (120) days following the end of each Fiscal Year, commencing with the Fiscal Year ending December 31, 2021, or such longer period as may be set forth in the Company Credit Agreement, the Borrower shall deliver to the Administrative Agent one (1) copy of: (i)(x) the audited consolidated balance sheets of the Company and its consolidated Subsidiaries (including the Borrower), and (y) the audited balance sheets of the Borrower, in each case, as of the end of such Fiscal Year and (ii)(x) the audited consolidated statements of income, stockholders’ equity and cash flows of the Company and its consolidated Subsidiaries (including the Borrower), and (y) the audited statements of income, stockholders’ equity and cash flows of the Borrower, and in each case, setting forth in comparative form the figures for the previous Fiscal Year and accompanied by an opinion of the Independent Accountants stating that such balance sheet and financial statements present fairly in all material respects the financial condition and results of operation of the companies being reported upon and have been prepared in accordance with GAAP (except for changes in application in which such accountants concur);

(d) Compliance Certificates. Together with each delivery of financial statements of the Company pursuant to Section 5.1(b), the Company shall deliver a duly executed and completed Compliance Certificate;

(e) Statements of Reconciliation after Change in Accounting Principles. If, as a result of any change in accounting principles and policies from those used in the preparation of the Historical Financial Statements, the consolidated financial statements of the Company delivered pursuant to Sections 5.1(b) and 5.1(c) will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then, together with the first delivery of such financial statements after such change, one or more statements of reconciliation for all such prior financial statements in form and substance reasonably satisfactory to the Administrative Agent;

(f) Collateral Reporting.

(i) On each Reporting Date, upon delivery of each Funding Notice, or if no Funding Notice is delivered in a given week, at the request of the Administrative Agent in its Permitted Discretion (which, unless an Event of Default is continuing, may not be requested more than once a week upon reasonable prior notice to the Borrower), the Borrower shall deliver a Borrowing Base Certificate (calculated as of the close of business on the last day of the most recently ended Collection Period or, with respect to a Funding Notice, as of the date two (2) Business Days prior to the related Credit Date), together with a reconciliation to the most recently delivered Borrowing Base Certificate, in form reasonably satisfactory to the Administrative Agent. Each Borrowing Base Certificate delivered to the Administrative Agent shall bear a signed statement by an Authorized Officer certifying the accuracy and completeness in all material respects of all information included therein. The execution and delivery of a Borrowing Base Certificate shall in each instance constitute a representation and warranty by the Borrower to the Administrative Agent that no Receivable included therein is excluded from inclusion in the Borrowing Base by the Eligibility Criteria. In the event any request for a Loan or a Borrowing Base Certificate is delivered to the Administrative Agent by the Borrower and electronically signed, such request for a Loan or such Borrowing Base Certificate shall, upon such delivery, be deemed to be signed and certified on behalf of the Borrower by an Authorized Officer and constitute a representation to the Administrative Agent as to the authenticity thereof. The Administrative Agent shall have the right to review and, solely to the extent in accordance with this Agreement and in consultation with the Borrower, adjust any such calculation of the Borrowing Base to reflect exclusions from Eligible Receivables or such other matters as are necessary to determine the Borrowing Base, but in each case, only to the extent the Administrative Agent is expressly provided such discretion by this Agreement;

(ii) On each Reporting Date, the Borrower shall deliver, or use commercially reasonable efforts to cause the Servicer to deliver, the Servicing Report to the Administrative Agent, on the terms and conditions set forth in the Servicing Agreement;

(g) F45 Studio Reporting.

(i) Within forty-five (45) days after the end of each Fiscal Quarter, commencing with the Fiscal Quarter ending March 31, 2022, the Borrower shall deliver, or cause to be delivered, to the Administrative Agent a report of any (1) Permanent Closure of any F45 Studio, or (2) any action taken by the Company pursuant to Section 1(c) of the Limited Guaranty;

(ii) On each Reporting Date, the Company shall deliver to the Administrative Agent monthly financial reports pertaining to the F45 Studio portfolio, in a format reasonably similar to that which the Company received and satisfactory to the Administrative Agent in its Permitted Discretion;

(h) Notice of Default. Promptly, but in no event greater than three (3) Business Days, upon any Authorized Officer of any Credit Party or the Company obtaining actual knowledge (i) of any condition or event that constitutes a Default, an Event of Default or a Servicer Default, (ii) that any Person has given any notice to any Credit Party or Company Party, or taken any other action with respect to any event or condition set forth in Section 7.1(a) or (iii) of the occurrence of any event or change that has caused or evidences, either individually or in the aggregate, a Material Adverse Effect, a certificate of one of its Authorized Officers specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Default, Default, Servicer Default, default, event or condition, and what action the Credit Parties or Company Parties, as applicable, have taken, is taking and propose to take with respect thereto;

(i) Notice of Litigation. Promptly upon any Authorized Officer of any Credit Party or the Company obtaining knowledge of (i) the institution of any Adverse Proceeding against any Credit Party or Company Party not previously disclosed in writing by the Credit Parties or Company Parties to the Administrative Agent and the Lenders or (ii) any development in any Adverse Proceeding (including any adverse ruling or significant adverse development in any Adverse Proceeding) that, in the case of either clause (i) or (ii) could be reasonably expected to result in a Material Adverse Effect on any Credit Party or Company Party or any Subsidiary thereof, or seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby, written notice thereof together with such other information as may be reasonably available to any Credit Party or the Company and requested by the Administrative Agent in writing to enable the Administrative Agent and each Lender and their respective counsel to evaluate such matters;

(j) ERISA. (i) Promptly upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event that would reasonably be expected to result in a material liability (and to the extent not previously disclosed to the Administrative Agent in writing), a written notice specifying the nature thereof, what action the Credit Parties or Company Parties, any of their respective Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the IRS, the Department of Labor or the PBGC with respect thereto; (ii) with reasonable promptness and to the extent permitted by applicable law, copies of (A) each Schedule SB (Actuarial Information) to the annual report (Form 5500 Series) filed by the any Credit Party or Company Party or any of their respective ERISA Affiliates with the IRS with respect to each affected Pension Plan with Unfunded Pension Liabilities, (B) all notices received by any Credit Party or Company Party or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event that would reasonably be expected to result in a material liabilities (and to the extent not previously disclosed to the Administrative Agent in writing) and (C) copies of other such documents or government reports or filings relating to any affected Employee Benefit Plan of any Credit Party or Company Party or, with respect to any affected Pension Plan or Multiemployer Plan, any of their respective ERISA Affiliates (with respect to an affected Multiemployer Plan, to the extent such Credit Party or Company Party or ERISA Affiliate, as applicable, has a right to access such documents, reports or filings); and (iii) upon reasonable request by the Administrative Agent (which request shall be no more than once annually), provide written certification to the Administrative Agent, in a form reasonably requested by the Administrative Agent, that none of the assets of the Credit Parties or Company Parties constitute “plan assets” of one or more Benefit Plans within the meaning of U.S. Department of Labor Regulations Section 2510.3-101, as amended by Section 3(42) of ERISA;

(k) [Reserved];

(l) Insurance Report. No later than forty-five (45) days after the annual renewal of insurance, a report in form and substance satisfactory to the Administrative Agent outlining all insurance coverage maintained as of the date of such report by the Borrower, the Company and their respective Subsidiaries and all insurance coverage planned to be maintained by the Borrower, the Company, and their respective Subsidiaries in the immediately succeeding Fiscal Year;

(m) [Reserved];

(n) [Reserved];

(o) Information Regarding Collateral. The Borrower will furnish to the Collateral Agent and the Administrative Agent prior written notice of any change (i) in the Borrower’s corporate name, (ii) in the Borrower’s corporate structure or jurisdiction of organization, or (iii) in the Borrower’s Federal Taxpayer Identification Number. The Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral and for the Collateral Agent at all times following such change to have a valid, legal and perfected security interest as contemplated in the Collateral Documents;

(p) [Reserved];

(q) Other Information. Promptly upon their becoming available, the Company shall deliver to the Administrative Agent copies of (i) all financial statements, reports, notices and proxy statements sent or made available generally by the Company to its security holders acting in such capacity and (ii) such other material information and data with respect to the Company or any of its Subsidiaries as from time to time may be reasonably requested by the Administrative Agent which relate to the Borrower’s, the Originator’s, the Franchisor’s or the Company’s financial or business condition or the Collateral; provided, that neither the Borrower nor the Company will be required to disclose or permit the inspection or discussion of, any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender is prohibited by law or any binding agreement (or would otherwise cause a breach or default thereunder) or (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product;

(r) Credit Policies. The Credit Parties shall provide (or cause to be provided) written notice to the Administrative Agent on each Reporting Date of any material change to the Credit Policies effectuated in the related Collection Period; provided, that, any such change shall have been approved by the Administrative Agent to the extent required under Section 3.2(a)(v); provided further, that, with respect to any non-material changes or modifications to the Credit Policies, no such notice shall be required to be furnished to the Administrative Agent;

(s) Termination of Agent for Service of Process. The Credit Parties or the Company, as applicable, shall provide the Administrative Agent with prompt notice of any resignation of the service agent referred to Section 9.15(A) with respect to any Credit Party or Company Party, or any termination of the related agency relationship; and

(t) Notice of Legal Developments. Promptly upon any Authorized Officer of any Credit Party or the Company obtaining knowledge of any legal developments that would reasonably be expected to have a material and adverse impact on any Credit Party’s or Company Party’s business or the value of the Receivables, such Credit Party or the Company shall provide to the Administrative Agent written notice thereof together with such other information as may be reasonably available to such Credit Party or the Company, as applicable, to enable the Administrative Agent and its counsel to evaluate such matters.

Notwithstanding the foregoing, neither the Borrower nor the Company will be required to disclose or permit the inspection or discussion of, any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender is prohibited by law or any binding agreement (or would otherwise cause a breach or default thereunder) or (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product.

Documents required to be delivered pursuant to Section 5.1(b), (c), (e), (l), (q) or (t) (to the extent any such documents are included in materials otherwise filed with the U.S. Securities and Exchange Commission) may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (i) on which such materials are publicly available as posted on the Electronic Data Gathering, Analysis and Retrieval system (EDGAR); or (ii) on which such documents are posted on the Company’s behalf on an internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (A) upon written request by the Administrative Agent, the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender upon its request to the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (B) the Borrower shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents

5.2 Existence. Except as otherwise permitted under Section 6.9, each Credit Party and the Company will, at all times preserve and keep in full force and effect such Credit Party’s or Company’s (and with respect to the Company, ensure that each other Company Party’s) existence and all its respective rights and franchises, licenses and permits material to its business.

5.3 Payment of Taxes and Claims. Each Credit Party and the Company (on behalf of itself and each other Company Party) will pay all Federal and all other material Taxes imposed upon it or any of its subsidiaries or any of their respective properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon, and all material claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto except for those contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves are maintained on the books of each Credit Party or Company Party, as applicable, in accordance with GAAP. The Borrower will not file or consent to the filing of any consolidated income tax return with any Person (other than the Company or any direct or indirect parent of the Company or any of its Subsidiaries of the Company or such direct or indirect parent).

5.4 Insurance. The Company, on behalf of itself, the Company Parties and their respective Subsidiaries, shall maintain in force (a) an “errors and omissions” insurance policy in an amount not less than $1,000,000 and (b) an employee fidelity insurance policy in an amount not less than $1,000,000, in each case, (i) in a form reasonably acceptable to the Administrative Agent, (ii) with an insurance company reasonably acceptable to the Administrative Agent, and (iii) naming the Administrative Agent, for the benefit of the Secured Parties, as beneficiary and additional loss payee or additional insured, with respect to any such policy relating to the Borrower or its assets. Unless otherwise directed by the Administrative Agent, each Credit Party shall prepare and present (or cause to be prepared and presented), on behalf of itself, the Administrative Agent and the Lenders, claims under any such policy in a timely fashion in accordance with the terms of such policy with respect to such Credit Party, its assets or the Receivables, and upon the filing of any such claim on any policy described in this Section 5.4, each Credit Party shall promptly notify (or cause to be notified) the Administrative Agent of such claim and to the extent related to any assets of the Borrower, the Credit Party shall deposit, or cause to be deposited, the Net Insurance Proceeds of any such claim into the Collection Account. The Credit Parties shall deliver (or cause to be delivered) copies of such policies to the Administrative Agent on or prior to the Closing Date, and thereafter as reasonably requested in writing by the Administrative Agent, together with a certification from the applicable insurance company that such policy is in force on such date; provided, that, the Credit Parties shall not be required to make (or cause to be made) such delivery more than once per calendar year so long as no Event of Default is continuing. The Credit Parties shall deliver (or cause to be delivered) proof of maintenance of such policies and payment of premiums no less frequently than annually, in form and substance reasonably acceptable to the Administrative Agent.

5.5 Inspections; Compliance Audits; Regulatory Review.

(a) The Credit Parties and the Company (on behalf of itself and each other Company Party) will permit any authorized representatives designated by the Administrative Agent to visit and inspect any of the properties of the Credit Parties and Company Parties at any time, and from time to time upon reasonable advance notice and during normal working hours, to (i) inspect, copy and take extracts from its books, records, financial statements, credit and collection policies, legal and regulatory compliance, operating and reporting procedures and information systems and to discuss its affairs, finances and accounts with any employees of the Credit Parties and Company Parties and (ii) verify the compliance by the Credit Parties and Company Parties with this Agreement, the other Credit Documents and the Credit Policies, as applicable; provided that (a) unless an Event of Default exists Administrative Agent and the Lenders will not make the inspections or verifications more than two (2) times per year without the prior consent of the Borrower and (b) neither the Credit Parties nor the Company Parties will be required to disclose or permit the inspection or discussion of, any document, information or other matter (x) that constitutes non-financial trade secrets or non-financial proprietary information, (y) in respect of which disclosure to the Administrative Agent or any Lender is prohibited by law or any binding agreement (or would otherwise cause a breach or default thereunder) or (z) that is subject to attorney-client or similar privilege or constitutes attorney work product. Each Credit Party agrees on to pay the Agents’ and the Lenders’ reasonable, customary and documented out-of-pocket expenses for any such inspections, audits and the preparation of reports thereof performed or prepared in accordance with the foregoing.

(b) At any time, the Administrative Agent or its designees, may, at the Borrower’s expense, perform a compliance review (a “Compliance Review”) with one (1) Business Day (in the case of a Compliance Review during the existence of an Event of Default) or ten (10) Business Days’ (in the case of a Compliance Review when no Event of Default has occurred and is continuing) prior written notice to verify the compliance by each Credit Party and Company Party, as applicable, with Requirements of Law related to the Receivables; provided that neither any

Credit Party nor any Company Party will be required to disclose or permit the inspection or discussion of any document, information or other matter (i) constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender is prohibited by law or any binding agreement (or would otherwise cause a breach or default thereunder) or (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product. Each of the Credit Parties and the Company (on behalf of itself and each other Company Party), as applicable, shall use (or cause to be used) commercially reasonable efforts to (x) cooperate with all reasonable requests during normal working hours and (y) provide the Administrative Agent and its representatives with all necessary assistance and information in connection with each such Compliance Review. In connection with any such Compliance Review, each of the Credit Parties and the Company (on behalf of itself and each other Company Party) shall permit (or cause to be permitted) any authorized representatives designated by the Administrative Agent to review, as applicable, the Credit Parties’, the Company’s, the Franchisor’s and the Originator’s form of Contract, Credit Policies, information processes and controls, compliance practices and procedures and marketing materials, in each case, related to the Receivables. Such authorized representatives may make written recommendations regarding any Credit Party’s, the Company’s, the Franchisor’s and/or the Originator’s compliance with applicable Requirements of Law, and each Credit Party and the Company (on behalf of itself and the other Company Parties), as applicable, shall consider (or cause to be considered) these recommendations in good faith.

(c) In connection with any inspection pursuant to Section 5.5(a), so long as an Event of Default is continuing, the Administrative Agent may contact any Obligor as permitted by applicable law and reasonably necessary to perform such inspection.

5.6 Lender Meetings. Each Credit Party and the Company (on behalf of itself and each other Company Party) will, upon the reasonable written request of the Administrative Agent, participate in a meeting of the Administrative Agent and the Lenders once during each Fiscal Year to be held at the Company’s corporate offices (or by telephone, video conferencing, or at such other location as may be agreed to by the Credit Parties, the Company Parties, the Administrative Agent and the Lenders) at such time as may be agreed to by the Credit Parties, the Company Parties, the Administrative Agent and the Lenders.

5.7 Compliance with Laws. Each of the Credit Parties and the Company (on behalf of itself and each other Company Party) shall comply with the Requirements of Law; except to the extent that the failure to do so would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

5.8 Separateness. Each Credit Party acknowledges that the Administrative Agent and the Lenders are entering into this Agreement in reliance upon the Borrower’s identity as a legal entity that is separate from any other Person. Therefore, from and after the date of this Agreement, the Credit Parties shall take all reasonable steps, including without limitation, all steps that the Administrative Agent may from time to time reasonably request, to maintain the Borrower’s identity as a separate legal entity and to make it manifest to third parties that the Borrower is a separate legal entity. Without limiting the generality of the foregoing, the Credit Parties agree that the Borrower shall comply in all respects with Section 3.6 of that certain Limited Liability Company Agreement of the Borrower, dated as of the date hereof.

5.9 Further Assurances. At any time or from time to time upon the request of the Administrative Agent, each Credit Party and the Company (on behalf of itself and each other Company Party) will, at the expense of such Credit Party, as applicable, promptly execute, acknowledge and deliver (or cause to be promptly executed, acknowledged or delivered) such further documents and do such other acts and things as the Administrative Agent or the Collateral Agent may reasonably request in order to effect fully the purposes of the Credit Documents, including providing the Administrative Agent with any information reasonably requested pursuant to Section 9.22. In furtherance and not in limitation of the foregoing, the Credit Parties and the Company (on behalf of itself and each other Company Party) shall take such actions as the Administrative Agent may reasonably request from time to time to ensure that the Obligations are guaranteed by the Company to the extent set forth in the Limited Guaranty and are secured by all of the assets of the Borrower.

5.10 [Reserved].

5.11 Disaster Recovery Plan. The Credit Parties shall use commercially reasonable efforts to ensure that the Servicer has and shall, at its own expense, maintain a disaster recovery plan in support of the processing and related functions it performs for the Credit Parties, the Originator, the Agents and the Lenders under the Servicing Agreement, which provides for disaster recovery and the resumption of business in the event that a disaster disrupts or impairs its provision of servicing pursuant to the Servicing Agreement and which shall at all times be reasonably acceptable to the Administrative Agent.

5.12 Acquisition of Receivables from the Originator. With respect to each Receivable acquired by the Borrower from the Originator, the Borrower shall (a) acquire such Receivable pursuant to and in accordance with the terms of the Purchase Agreement and (b) take all additional action that the Administrative Agent may reasonably request to perfect, protect and more fully evidence the respective interests of the Borrower, the Agents, and the Lenders in such Receivable as contemplated by the Credit Documents. Notwithstanding anything in the Credit Documents to the contrary, neither the Servicer nor any Credit Party shall be required to amend the original underlying filings or instruments between an Obligor and the Originator.

5.13 No Adverse Selection. The Company shall cause the Originator to ensure that no selection procedures adverse to the Borrower, the Agents or the Lenders have been knowingly used by the Originator or its Affiliates in selecting any Receivables sold to the Borrower from all other similar receivables.

5.14 Online Access. On and after the effective date of the Servicing Agreement, the Credit Parties shall use commercially reasonable efforts to ensure that the Servicer has caused the Administrative Agent to have read-only online access to the internal data systems of the Servicer.

SECTION 6. NEGATIVE COVENANTS

The Credit Parties covenant and agree that, until the Termination Date, each Credit Party shall perform (or cause to be performed, as applicable) all covenants applicable to such Credit Party in this Section 6.

6.1 Indebtedness. The Borrower shall not directly or indirectly create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness except for (i) the Obligations, (ii) any other Indebtedness permitted under the Credit Documents, (iii) current liabilities for Taxes and assessments incurred in the ordinary course of business, and other liabilities for unpaid Taxes being contested in good faith by the Borrower for which sufficient reserves have been established in accordance with GAAP, (iv) current amounts payable or accrued for other claims (other than for borrowed funds or purchase money obligations) incurred in the ordinary course of business, provided that all such liabilities, accounts and claims shall be promptly paid and discharged before the same are not yet delinquent for more than 30 days or in conformity with customary trade terms, except for those being contested in good faith by the Borrower for which sufficient reserves have been established in accordance with GAAP, and (v) liabilities resulting from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds incurred in the ordinary course of business.

6.2 Liens. The Borrower shall not, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of the Borrower, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the UCC of any State or under any similar recording or notice statute, except for Permitted Liens and financing statements filed in connection with Permitted Liens.

6.3 Equitable Lien. If the Borrower shall create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than Permitted Liens, it shall make or cause to be made effective provisions whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured; provided, notwithstanding the foregoing, this covenant shall not be construed as a consent by any Lender to the creation or assumption of any such Lien not otherwise permitted hereby.

6.4 No Further Negative Pledges. Except pursuant to the Credit Documents, the Borrower shall not enter into any Contractual Obligation prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired.

6.5 ERISA. (a) No ERISA Event may occur that could reasonably be expected to result in a Material Adverse Effect; (b) the Credit Parties shall not be a Benefit Plan that is subject to any Similar Laws; (c) none of the assets of the Credit Parties may, at any time, constitute “plan assets” of one or more Benefit Plans within the meaning of U.S. Department of Labor Regulation Section 2510.3-101, as amended by Section 3(42) of ERISA; and (d) no transaction contemplated by this Agreement may occur that would result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or a non-exempt violation of any Similar Law.

6.6 Subsidiaries. The Borrower shall not form, create, organize, incorporate or otherwise have any Subsidiaries.

6.7 Investments. The Borrower shall not, directly or indirectly, make or own any Investment in any Person, except Investments in Cash, Permitted Investments and Receivables (and property received from time to time in connection with the workout or insolvency of any Obligor).

6.8 Accounts. The Borrower shall not establish or maintain an account that is not a Controlled Account and the Borrower shall not direct, nor cause the Servicer to direct, any Person to deposit Collections in any account that is not a Controlled Account.

6.9 Fundamental Changes; Disposition of Assets; Acquisitions. The Borrower shall not enter into any transaction of merger or consolidation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution). The Borrower shall not (a) convey, sell, lease or sub lease (as lessor or sublessor), exchange, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired, except for Permitted Asset Sales, or (b) acquire by purchase or otherwise the business, fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business or other business unit of any Person.

6.10 Sales and Lease Backs. The Borrower shall not, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which the Borrower (a) has sold or transferred or is to sell or to transfer to any other Person, or (b) intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by the Borrower to any Person in connection with such lease.

6.11 Transactions with Affiliates. The Borrower shall not, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any of its Affiliates other than the transactions contemplated or permitted by the Credit Documents and the Organizational Documents.

6.12 Conduct of Business. From and after the Closing Date, the Credit Parties shall not engage in any business other than businesses principally engaged in by such Credit Party on the Closing Date.

6.13 Sales of Receivables.

(a) The Borrower shall not sell, transfer or otherwise dispose of any Receivables without the prior written consent of the Administrative Agent, with the exception of Permitted Asset Sales.

(b) The Company shall ensure that none of the Company Parties shall sell, transfer, pledge or otherwise dispose (or cause to be sold, transferred, pledged or otherwise disposed) of any Receivables without the prior written consent of the Administrative Agent, with the exception of the sale, transfer or disposition of any Receivable (i) to the Borrower in accordance with the terms of the Purchase Agreement, (ii) which does not qualify as an Eligible Receivable or the Administrative Agent has otherwise rejected for financing hereunder, (iii) in connection with a Permitted Asset Sale, (iv) if the Borrower is unable to finance the acquisition of such Receivable hereunder because such financing would result in the Facility Amount exceeding the Maximum Committed Amount; provided, that, the Credit Parties and the Company, as applicable, have complied (or caused to be complied) with the terms set forth in Section 2.15(a) and Section 2.15(b), or (v) to the extent permitted under the Exclusivity Agreement.

6.14 Fiscal Year. The Borrower shall not change its Fiscal Year end from December 31st.

6.15 [Reserved].

6.16 Acquisitions of Receivables. The Borrower may not acquire Receivables from any Person other than from the Originator pursuant to the Purchase Agreement.

6.17 Independent Director. The Borrower shall not fail at any time to have one (1) independent director (the “Independent Director”) who is an employee of Citadel or otherwise reasonably acceptable to the Administrative Agent, who is not and has not been for at least five (5) years, either (a) a shareholder (or other equity owner) of, or an officer, director, partner, manager, member (other than as a special member in the case of single member Delaware limited liability companies), employee, attorney or counsel of, the Borrower or any of its Affiliates, (b) a customer or creditor of, or supplier to, the Borrower or any of its Affiliates who derives any of its purchases or revenue (other than any revenue derived from serving as an independent manager, director or member of such party) from its activities with the Borrower or any Affiliate thereof (other than a de minimis amount), (c) a person who controls or is under common control with any such officer, director, partner, manager, member, employee, supplier, creditor or customer, or (d) a member of the immediate family of any such officer, director, partner, manager, member, employee, supplier, creditor or customer; provided, that the foregoing subclause (a) shall not apply to any Person who serves, or has served, as an independent director, independent manager, or an independent member for any Affiliate of the Borrower; provided, further, that upon the death, resignation or incapacity of the Independent Director, the Borrower will have a period of ten (10) Business Days following such event to appoint a replacement Independent Director; provided, further, that the Borrower shall use commercially reasonable efforts to cause the Independent Director not to resign until a replacement independent director has been appointed; provided, further, that before the Independent Director is replaced, removed, resigns or otherwise ceases to serve (for any reason other than the death or incapacity of such Independent Director), the Borrower shall use commercially reasonable efforts, to the extent practicable under the circumstances, to provide written notice to the Administrative Agent no later than two (2) Business Days prior to such replacement, removal or effective date of cessation of service and of the identity and affiliations of the proposed replacement Independent Director.

6.18 Credit Documents. Except as otherwise expressly permitted by the other provisions of this Agreement or any other Credit Document, the Borrower shall not, without the prior written consent of the Administrative Agent:

(a) enter into any contract with any Person other than (i) the Credit Documents to which it is a party or (ii) an agreement related to the appointment of (A) any Independent Director or (B) its agent for service of process, in each case, as of the Closing Date; or

(b) agree to any termination, amendment, restatement, supplement or other modification to, or waiver of any of its rights under, any Credit Document, whether or not the Administrative Agent is a party thereto, after the Closing Date, if such termination, amendment, restatement, supplement, modification or waiver is (i) material or (ii) could reasonably be expected to be adverse to the Administrative Agent and/or the Lenders; provided, further, that the Borrower shall (x) provide notice to the Administrative Agent of any non-material and non-adverse amendment, restatement, supplement, modification to, or waiver of any of its rights under such Credit Documents within ten (10) Business Days of any such change or waiver and (y) provide notice to the Administrative Agent of any non-material and non-adverse termination of such Credit Documents within two (2) Business Days of any such termination.

6.19 Changes to the Credit Policies. No Credit Party or the Company (on behalf of itself and each other Company Party) shall make or authorize any material changes to the Credit Policies without the prior written consent of the Administrative Agent in its Permitted Discretion.

6.20 Entity Classification. The Borrower shall not make any election to change its classification for U.S. federal income tax purposes and all applicable state and local income tax purposes as an entity disregarded as separate from the Originator.

6.21 Delivery of Collateral File. No Credit Party shall pledge or grant any Lien on or security interest in any documents (whether the original or any photocopy or electronic copy thereof) constituting the Collateral File for any Eligible Receivable subject to the Facility without the prior written consent of the Administrative Agent to any third party other than as permitted under Section 6.2 or to the Servicer’s or such Credit Party’s auditors, accountants, legal counsel, collection agents and litigation firms, the underlying Obligors (if requested), corporate agents related to the administration of the Eligible Receivables, third parties involved in a bankruptcy or insolvency proceeding, and due to Requirement of Law.

SECTION 7. EVENTS OF DEFAULT

7.1 Events of Default. If any one or more of the following conditions or events shall occur.

(a) Failure to Make Payments When Due. The failure by any Credit Party or Company Party to make payments of any principal, interest, premiums or any fees due to the Administrative Agent, the Collateral Agent or the Lenders under the Credit Documents within two (2) Business Days of the date such payment is due or the failure of any Credit Party or Company Party to make any other payment or deposit required under any Credit Documents within three (3) Business Days of the date such payment or deposit is due or, if any such payment is due on the Maturity Date, such failure to make that payment on the Maturity Date; or

(b) Borrowing Base Deficiency. Failure by the Borrower to pay any Borrowing Base Deficiency within two (2) Business Days of the earlier of (i) an Authorized Officer of any Credit Party or the Originator having actual knowledge that a Borrowing Base Deficiency exists and (ii) receipt by any Credit Party or the Originator of notice from the Administrative Agent that a Borrowing Base Deficiency exists; or

(c) Breach of Representations, etc. Any representation, warranty, certification or other written statement made or deemed made by any Credit Party or Company Party in any Credit Document or in any written statement or certificate at any time given by any Credit Party, Company Party or any of their respective Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith (other than any representation, warranty, certification or other statement which gives rise to a Receivable Repurchase Event) shall be false in any material respect as of the date made or deemed made and such default shall not have been remedied or waived within ten (10) Business Days after the earlier of (i) an Authorized Officer of any Credit Party or Company Party, as applicable, having actual knowledge of such default or (ii) receipt by any Credit Party or Company Party of notice from the Administrative Agent of such default; or

(d) Breach of Certain Covenants. Failure of any Credit Party or the Company, as applicable, to perform or comply with any term or condition contained in Section 2.3, Section 2.12, Section 2.15(b), Section 5.1(h), Section 5.2, Section 5.8, Section 5.13 or Section 6; or

(e) Other Defaults Under Credit Documents. Any Credit Party or Company Party, as applicable, shall default in the performance of or compliance with any term contained herein or any of the other Credit Documents, other than any such term referred to in any other Section of this Section 7.1, and such default shall not have been remedied or waived within ten (10) Business Days after the earlier of (i) an Authorized Officer of any Credit Party or Company, Party as applicable, having actual knowledge of such default or (ii) receipt by any Credit Party or Company Party of notice from the Administrative Agent; or

(f) Involuntary Bankruptcy; Appointment of Receiver, etc. (i) A court of competent jurisdiction shall enter a decree or order for relief in respect of any Credit Party or Company Party in an involuntary case under any Debtor Relief Laws or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law, or (ii) an involuntary case shall be commenced against any Credit Party or Company Party under any Debtor Relief Laws or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over such Credit Party or Company Party, or over all or a substantial part of its respective property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of such Credit Party or Company Party for all or a substantial part of its respective property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of such Credit Party or Company Party, and any such event described in this clause (ii) shall continue for sixty (60) days without having been dismissed, bonded or discharged; or

(g) Voluntary Bankruptcy; Appointment of Receiver, etc. (i) Any Credit Party or Company Party shall have an order for relief entered with respect to it or shall commence a voluntary case under any Debtor Relief Laws or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its respective property; or any such Credit Party or Company Party shall make any assignment for the benefit of creditors; or (ii) any Credit Party or Company Party shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the board of directors (or similar governing body) of such Credit Party or Company Party, as applicable, (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in Section 7.1(f); or

(h) Dissolution. Any order, judgment or decree shall be entered against any Credit Party or Company Party decreeing the dissolution or split up of such Credit Party or Company Party; or

(i) [Reserved]; or

(j) Collateral Documents and other Credit Documents. At any time after the execution and delivery thereof, (i) the Collateral Agent shall not have or shall cease to have a valid and perfected Lien in any material portion of the Collateral purported to be covered by the Collateral Documents (in each case, other than (A) by reason of a release of such Collateral in accordance with the terms hereof or thereof or (B) the satisfaction in full of the Obligations and any other amount due hereunder or any other Credit Document in accordance with the terms hereof) or (ii) any Credit Document for any reason, other than the satisfaction in full of all Obligations and any other amount due hereunder or any other Credit Document, (A) shall cease to be in full force and effect (other than in accordance with its terms), (B) shall be declared to be null and void, (C) the enforceability thereof shall be impaired in any material respect or (D) a Credit Party or Company Party shall repudiate its obligations under any Credit Document or shall contest the validity or enforceability of any Credit Document in writing; or

(k) Failure to Make Payments on Indebtedness. Any Credit Party, Company Party or any of their respective Affiliates, fails to make a payment when due, which failure extends beyond any applicable grace period provided therefor, under any facility with respect to any Indebtedness (including any leasehold obligation) in excess of $250,000 (or with respect to the Company, the amount set forth in the definition of “Material Indebtedness” in the Company Credit Agreement) and such payment has been accelerated and declared immediately due and payable; or

(l) Cross Defaults. The occurrence of any event of default under any Indebtedness in excess of $250,000 (or with respect to the Company, the amount set forth in the definition of “Material Indebtedness” in the Company Credit Agreement) of any Credit Party or Company Party which event of default extends beyond the applicable grace period, if any, provided therefor and such Indebtedness has been accelerated and declared immediately due and payable; or

(m) Termination Date. Failure of the Borrower to pay the unpaid principal amount of and accrued interest on all Loans and other related Obligations on the Termination Date; or

(n) Judgments and Attachments.

(i) Any money judgment, tax Lien, writ or warrant of attachment or similar process (to the extent not materially covered by insurance as to which a solvent and unaffiliated insurance company has not denied coverage) shall be entered or filed against the Borrower or any of its assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of forty-five (45) days (or in any event later than five (5) days prior to the date of any proposed sale thereunder); or

(ii) Any money judgment, tax Lien, writ or warrant of attachment or similar process involving an amount with respect to the Originator, $250,000 or with respect to any other Company Party, in excess of the amount set forth in clause (k) of Article VII of the Company Credit Agreement (as such provision may be amended or otherwise modified from time to time) (to the extent not materially covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against a Company Party or any of its assets and shall remain undischarged, unsatisfied, unbonded or unstayed for a period of forty-five (45) days (or in any event later than five (5) days prior to the date of any proposed sale thereunder); or

(o) Changes to Credit Policies. Any Credit Party or Company Party shall make or authorize any material changes or modifications to the Credit Policies that would be adverse to the Lenders without the prior written consent of the Administrative Agent; or

(p) Material Adverse Effect. The occurrence of any event (including a change in law or regulation) that would reasonably be expected to have a Material Adverse Effect; or

(q) Regulatory Trigger Event. The occurrence of a Regulatory Trigger Event; or

(r) Change of Control. A Change of Control shall occur without the prior written consent of the Administrative Agent; or

(s) Financial Statements. (i) The audited financial statements of the Company delivered pursuant to Section 5.1(c) are not delivered within the time period set forth in the Company Credit Agreement and/or (ii) the auditor’s opinion accompanying such audited financial statements delivered pursuant to Section 5.1(c) is qualified in any manner, except for qualifications permitted in the Company Credit Agreement; or

(t) Performance Trigger. A Performance Trigger shall have occurred; or

(u) Level 3 Minimum Market Capitalization. A breach of the Level 3 Minimum Market Capitalization Financial Covenant; or

(v) Servicing Agreement A Servicer Default shall have occurred and be continuing and a replacement servicer acceptable to the Administrative Agent in accordance with its Permitted Discretion has not been appointed under the Servicing Agreement within sixty (60) days following the occurrence of such Servicer Default and during such time the Credit Parties have used good faith and reasonable efforts to appoint a replacement Servicer acceptable to the Administrative Agent in accordance with its Permitted Discretion; or

(w) Limited Guaranty Default. The occurrence of a default by the Company under the Limited Guaranty and such default extends beyond the applicable grace period, if any, provided therefor; or

(x) [Reserved];

(y) F45 Studio Operations. The Permanent Closure of the greater of (i) more than thirty (30) F45 Studios or (ii) five percent (5%) of the F45 Studios opened in the United States since the Closing Date within such F45 Studio’s first twelve (12) months of operation.

THEN, upon the occurrence and continuance of any Event of Default, the Administrative Agent may, with the written consent of the Required Lenders, and shall, at the written request of the Required Lenders, take any of the following actions: (1) upon written notice to the Borrower, terminate the Lenders’ Delayed Draw Commitments, if any, (2) upon written notice to the Borrower, declare the unpaid principal amount of and accrued interest on the Loans and all other Obligations immediately due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Borrower, (3) direct the Collateral Agent to enforce any and all Liens and security interests created pursuant to the Collateral Documents, and (4) take any and all other actions and exercise any and all other rights and remedies of the Administrative Agent under the Credit Documents or under the UCC; provided, that upon the occurrence of any Event of Default described in Section 7.1(f), 7.1(g) or 7.1(h), the unpaid principal amount of and accrued interest on the Loans and all other Obligations shall immediately become due and payable, and the Delayed Draw Commitments shall automatically and immediately terminate, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Borrower. In addition, pursuant to the Servicing Agreement, the Administrative Agent may terminate the Servicing Agreement and appoint a Successor Servicer upon the occurrence of a Servicer Default.

SECTION 8. AGENTS

8.1 Appointment of Agents. Fortress is hereby appointed the Administrative Agent and the Collateral Agent hereunder and under the other Credit Documents and each Lender hereby authorizes Fortress, in such capacity, to act as its agent in accordance with the terms hereof and the other Credit Documents. Each Agent hereby agrees to act upon the express conditions contained herein and in the other Credit Documents, as applicable. The provisions of this Section 8 are solely for the benefit of Agents and the Lenders and the Borrower shall not have any rights as a beneficiary of any of the provisions thereof. In performing its functions and duties hereunder, each Agent shall act solely as an agent of each Lender and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrower. No Agent shall have, by reason hereof or any of the other Credit Documents, a fiduciary relationship in respect of any Lender; and nothing herein or in any of the other Credit Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect hereof or any of the other Credit Documents except as expressly set forth herein or therein.

8.2 Powers and Duties. Each Lender irrevocably authorizes each Agent to take such action on such Lender’s behalf and to exercise such powers, rights and remedies hereunder and under the other Credit Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Each Agent shall have only those duties and responsibilities that are expressly specified herein and in the other Credit Documents. Each Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. Without limiting the generality of the foregoing, (a) each Agent shall not be subject to any fiduciary or other implied duties, (b) each Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Credit Documents that such Agent is required to exercise in writing by a Lender, and (c) except as expressly set forth herein and in the other Credit Documents, each Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by it in its capacity as an Agent or any of its Affiliates in any capacity. No Agent shall be liable for any action taken or not taken by it with the consent or at the request of a Lender or in the absence of its own bad faith, gross negligence or willful misconduct. Each Agent shall be deemed not to have knowledge of any Event of Default unless and until written notice thereof is given to such Agent by a Credit Party, the Company, the Servicer, or a Lender, and such Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Credit Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein, or (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Credit Document or any other agreement, instrument or document, other than to confirm receipt of items expressly required to be delivered to such Agent. Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel, independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

8.3 Collateral Documents and Limited Guaranty. Each Lender hereby further authorizes the Administrative Agent or the Collateral Agent, as applicable, on behalf of and for the benefit of such Lender, to be the agent for and representative of such Lender with respect to the Limited Guaranty, the Collateral and the Collateral Documents. Subject to Section 9.5, without further written consent or authorization from any Lender, the Administrative Agent or the Collateral Agent, as applicable, may execute any documents or instruments necessary to (i) release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted hereby or to which the Lenders or the Administrative Agent has otherwise consented, or (ii) release the Company from the Limited Guaranty with respect to which the Lenders or the Administrative Agent has otherwise consented.

SECTION 9. MISCELLANEOUS

9.1 Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given to any Credit Party, the Company, the Collateral Agent or the Administrative Agent, shall be sent to such Person’s address as set forth on Appendix B or in the other relevant Credit Document, and in the case of each Lender, the address as indicated on Appendix B or otherwise indicated to the Administrative Agent in writing. Each notice hereunder shall be in writing and may be personally served, telexed, sent by electronic mail or sent by facsimile or U.S. mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of facsimile, electronic mail or telex, or three (3) Business Days after depositing it in the U.S. mail with postage prepaid and properly addressed; provided, no notice shall be effective until received by the intended recipient, provided, however, that the Borrower may deliver, or cause to be delivered, the Borrowing Base Certificate, the Funding Notice and any financial statements or reports (including any collateral performance tests) by electronic mail pursuant to procedures approved by the Administrative Agent. Any Borrowing Base Certificate, Funding Notice or financial statements or reports sent to an electronic mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, if available, return electronic mail or other written acknowledgement), provided, that if such document is sent after 5:00 p.m. Eastern Standard time, such document shall be deemed to have been sent at the opening of business on the next Business Day.

9.2 Expenses. Whether or not the transactions contemplated hereby shall be consummated, the Borrower agrees to pay promptly (a) all of the Agents’ actual and reasonable, documented, out-of-pocket costs and expenses of due diligence, preparation of the Credit Documents and any consents, amendments, waivers or other modifications thereto, (b) all of the reasonable, documented fees, expenses and disbursements of a single regulatory counsel and a single corporate counsel to the Agents in connection with the negotiation, preparation, execution and administration of the Credit Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by the Borrower, (c) all the actual and reasonable, documented, out-of-pocket costs and expenses of creating and perfecting Liens in favor of the Collateral Agent, for the benefit of the Secured Parties, including filing and recording fees, expenses and

Taxes, stamp or documentary Taxes, search fees, title insurance premiums and reasonable and documented fees, expenses and disbursements of a single regulatory counsel and a single corporate counsel to the Agents, (d) each of the Agent’s actual and reasonable, documented, out-of-pocket costs and expenses for, and disbursements of any of such Agent’s, auditors, accountants, consultants or external appraisers, and all reasonable, documented attorneys’ fees (including expenses and disbursements of outside counsel, but limited to a single regulatory counsel and a single corporate counsel of the Agents) incurred by such Agent, (e) all the actual and reasonable, documented, out-of-pocket costs and expenses (including the reasonable fees, expenses and disbursements of any appraisers, consultants, advisors and agents employed or retained by the Collateral Agent and its counsel, in the case of legal counsel, limited to a single regulatory counsel and a single corporate counsel for all Agents and Lenders) in connection with the custody or preservation of any of the Collateral, and (f) all documented costs and expenses, including reasonable and documented attorneys’ fees of a single regulatory counsel and a single corporate counsel and costs of settlement, incurred by any Agent and any Lender in enforcing any Obligations of or in collecting any payments due from the Servicer, or any Credit Party or Company Party hereunder or under the other Credit Documents by reason of such Default or Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of a Limited Guaranty) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work out” or pursuant to any insolvency or bankruptcy cases or proceedings.

9.3 Indemnity.

(a) In addition to the payment of expenses pursuant to Section 9.2, whether or not the transactions contemplated hereby shall be consummated, the Borrower agrees to defend (subject to Indemnitees’ selection of counsel), indemnify, pay and hold harmless, each Agent and each Lender, their respective Affiliates and their respective officers, directors, employees and agents (each, an “Indemnitee”), from and against any and all Indemnified Liabilities, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY, OR SOLE NEGLIGENCE OF SUCH INDEMNITEE excluding any amounts not otherwise payable by the Borrower under Section 2.18(b)(iii); provided, that the Borrower shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from the gross negligence, recklessness or willful misconduct of that Indemnitee, as determined by a court of competent jurisdiction in a final non-appealable order of that Indemnitee. To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 9.3 may be unenforceable in whole or in part because they violate any law or public policy, the Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

(b) To the extent permitted by applicable law, no party hereto shall assert, and each party hereto, hereby waives, any claim against any other party hereto and their respective Affiliates, directors, employees, attorneys or agents, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of, or in any way related to, this Agreement or any

Credit Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and each party hereto hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

9.4 Set Off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, the Lenders and each of their respective Affiliates is hereby authorized by the Borrower at any time or from time to time subject to the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed), without notice to the Borrower or to any other Person (other than the Administrative Agent), any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts (in whatever currency)) and any other Indebtedness at any time held or owing by such Lender to or for the credit or the account of the Borrower (in whatever currency) against and on account of the obligations and liabilities of the Borrower to such Lender hereunder and under the other Credit Documents, including all claims of any nature or description arising out of or connected hereto or with any other Credit Document, irrespective of whether or not (a) such Lender shall have made any demand hereunder, (b) the principal of or the interest on the Loans or any other amounts due hereunder shall have become due and payable pursuant to Section 2 and although such obligations and liabilities, or any of them, may be contingent or unmatured or (c) such obligation or liability is owed to a branch or office of such Lender different from the branch or office holding such deposit or obligation or such Indebtedness.

9.5 Amendments and Waivers; Administrative Agent Consent.

(a) Amendments and Waivers.

(i) Subject to Sections 9.5(a)(ii), 9.5(a)(iii) and 9.5(b), no amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure therefrom by any Credit Party, the Company or the Originator, shall in any event be effective without the written concurrence of each Credit Party, the Company or the Originator that is a party thereto and the Administrative Agent.

(ii) Lender Consent. Without the written consent of each Lender that would be affected thereby, no amendment, modification, termination, or consent shall be effective if the effect thereof would:

(1) extend the scheduled final maturity of any Loan or Note;

(2) waive, reduce or postpone any scheduled repayment;

(3) reduce the rate of interest on any Loan or any fee payable hereunder;

(4) extend the time for payment of any such interest or fees;

(5) reduce the principal amount of any Loan;

(6) (x) amend the definition of “Borrowing Base” or “Maximum Committed Amount” or (y) amend, modify, terminate or waive Section 2.13 or Section 2.14 or any provision of Sections 9.5(a) or (b);

(7) release all or substantially all of the Collateral or the Company from any of its obligations under the Limited Guaranty except as expressly provided in the Credit Documents;

(8) consent to the assignment or transfer by the Servicer, or any Credit Party the Company or the Originator, of any of its respective rights and obligations under any Credit Document; or

(9) increase the Delayed Draw Commitment of any Lender; provided, no amendment, modification or waiver of any condition precedent, covenant, Default or Event of Default shall constitute an increase in any Delayed Draw Commitment of a Lender; or

(10) amend, modify, terminate or waive any provision of Section 3.2(a).

(iii) Other Consents. No amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure therefrom by any Credit Party, the Company or the Originator, shall:

(1) amend, modify, terminate or waive any provision of Section 8 as the same applies to any Agent, or any other provision hereof as the same applies to the rights or obligations of any Agent, in each case without the consent of such Agent; or

(2) adversely affect the Account Bank, the Lockbox Account Bank, the Reserve Account Bank, the Collateral Support Account Bank or the Receivable Reserve Account Bank, without the consent of such affected party.

(b) Execution of Amendments, etc. The Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Credit Party or the Company in any case shall entitle such Credit Party or Company Party, as applicable, to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 9.5 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by a Credit Party or the Company, upon such Credit Party or the Company, as applicable. Notwithstanding anything to the contrary contained in this Section 9.5, if the Administrative Agent, the Credit Parties and the Company, as applicable, shall have jointly identified an obvious error or any error or omission of a technical nature, in each case that is immaterial (as determined by the

Administrative Agent in its reasonable discretion), in any provision of the Credit Documents, then the Administrative Agent (in its capacity thereunder as Administrative Agent), the Credit Parties and the Company shall be permitted to amend such provision and such amendment shall become effective without any further action or consent by the Lenders if the same is not objected to in writing by the Lenders within five (5) Business Days following receipt of notice thereof.

9.6 Successors and Assigns; Participations.

(a) Generally. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of each Lender. None of the Credit Parties’ or the Company’s respective rights or obligations hereunder nor any interest herein may be assigned or delegated without the prior written consent of the Administrative Agent. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, Indemnitees under Section 9.3, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, Lender Affiliates of each of the Agents and each of the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Register. The Credit Parties, the Company, the Administrative Agent and the Lenders shall deem and treat the Persons listed as “Lender” in the Register as the holders and owners of the corresponding Delayed Draw Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Delayed Draw Commitment or Loan shall be effective, in each case, unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been delivered to and accepted by the Administrative Agent and recorded in the Register. Prior to such recordation, all amounts owed with respect to the applicable Delayed Draw Commitment or Loan shall be owed to each Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Delayed Draw Commitments or Loans.

(c) Right to Assign. Each Agent and each Lender shall, without the prior written consent of the Borrower, have the right at any time to sell, assign or transfer all or a portion of its respective rights and obligations under this Agreement, including, without limitation, all or a portion of its Delayed Draw Commitment or Loans owing to it or other Obligations owing to it, to any Eligible Assignee.

(d) Mechanics. The assigning Lender and the assignee thereof shall execute and deliver to the Administrative Agent and Borrower an Assignment Agreement, together with such forms, certificates or other evidence, if any, with respect to U.S. federal income Tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to the Administrative Agent pursuant to Section 2.18.

(e) Notice of Assignment. Upon its receipt and acceptance of a duly executed and completed Assignment Agreement, any forms, certificates or other evidence required by this Agreement in connection therewith, the Administrative Agent shall record the information contained in such Assignment Agreement in the Register, shall maintain a copy of each such Assignment Agreement and shall give prompt notice to the Credit Parties and the Company of any Assignment Agreement entered into with a non-Lender Affiliate.

(f) Representations and Warranties of Assignee. Each assignee of a Lender, upon executing and delivering an Assignment Agreement, represents and warrants to each Lender, the Company and the Credit Parties as of the applicable Effective Date (as defined in the applicable Assignment Agreement) that (i) it is an Eligible Assignee; and (ii) it has experience and expertise in the making of or investing in commitments or loans such as the applicable Delayed Draw Commitments or Loans, as the case may be.

(g) Effect of Assignment. Subject to the terms and conditions of this Section 9.6, as of the “Effective Date” specified in the applicable Assignment Agreement: (i) the assignee thereunder shall have the rights and obligations of an “Agent” or a “Lender” hereunder to the extent such rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement and shall thereafter be a party hereto and an “Agent” or a “Lender” for all purposes hereof; (ii) the assigning Agent or assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned thereby pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination hereof under Section 9.8) and be released from its obligations hereunder (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Agent’s or assigning Lender’s rights and obligations hereunder, such assigning Agent or assigning Lender shall cease to be a party hereto); provided, anything contained in any of the Credit Documents to the contrary notwithstanding, such assigning Agent or assigning Lender shall continue to be entitled to the benefit of all indemnities hereunder as specified herein with respect to matters arising prior to the effective date of such assignment; (iii) if applicable, the Delayed Draw Commitments shall be modified to reflect the Delayed Draw Commitment of such assignee and any Delayed Draw Commitment of such assigning Agent or assigning Lender, if any; and (iv) if any such assignment occurs after the issuance of any Note hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to the Administrative Agent for cancellation, and thereupon the Borrower shall issue and deliver new Notes, if so reasonably requested by the assignee and/or assigning Lender, to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the new Delayed Draw Commitments and/or outstanding Loans of the assignee and/or the assigning Lender.

(h) Participations. Each Lender shall have the right at any time to sell one or more participations to any Person (other than the Company Parties, any Credit Party or any of their respective Subsidiaries or any of their respective Affiliates) in all or any part of the Delayed Draw Commitments, the Loans or in any other Obligation. No such participation arrangement shall relieve the applicable Lender of any of its obligations under the Credit Documents, including, without limitation, the Delayed Draw Commitments. The holder of any such participation, other than a Lender Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except with respect to any amendment, modification, termination, waiver or consent that would: (i) extend the final scheduled maturity of any Loan or Note in which such participant is participating, or reduce or waive the rate or extend or waive the time of payment of interest or fees thereon or reduce or waive the principal amount thereof, or increase the amount of the participant’s participation over the amount thereof then in effect (it being understood an increase in any Delayed Draw Commitment or Loan shall be permitted without the consent of any participant if the participant’s participation is not increased as a result thereof), or amend the definitions of Borrowing Base, Borrowing Base Deficiency, Facility Availability, Excess Concentration Amounts (or amend, modify, terminate or waive the criteria set forth on Appendix F), Term or Termination Date, (ii) result in the assignment or transfer by the Company or any Credit Party of any of its rights and obligations under this Agreement, (iii) release all or substantially all of the Collateral under the Collateral Documents (except as expressly provided in the Credit Documents) supporting the Loans hereunder in which such participant is participating, (iv) otherwise be required of any Lender under Sections 9.5(a)(ii) or 9.5(a)(iii) hereof, (v) waive or declare an Event of Default hereunder, (vi) result in any material amendment, modification or change to the definitions of Eligible Obligor, Eligible Receivable or to the Eligibility Criteria, (vii) result in an adverse regulatory impact on any such participant, (viii) result in a change to the priority of payments set forth in Section 2.13 hereof in a manner adverse to a participant or amend, modify or change the definition of Regulatory Trigger Event (or any defined term therein) or waive any impact of the occurrence of a Regulatory Trigger Event, (ix) increase any fees payable to the Administrative Agent or the Collateral Agent pursuant to Section 2.13 hereof, (x) amend any of the affirmative or negative covenants set forth in Sections 5 and 6 hereof, as applicable, in an manner adverse to a participant, (xi) waive any condition to the making of a Loan, (xii) amend, modify or change the definition of “Performance Trigger” (or any defined term used therein) or waive the criteria or any impact of the occurrence of a Performance Trigger, (xiii) terminate the Servicing Agreement, or replace the Servicer, (xiv) release any guarantor party to any of the Guaranties, (xv) amend, modify or waive any terms of the Fee Letter or (xvi) amend, modify or change the definition of Originator. Each Credit Party and the Company agrees that each participant shall be entitled to the benefits of Sections 2.17 and 2.18 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (c) of this Section 9.6; provided, (i) a participant shall not be entitled to receive any greater payment under Sections 2.17 or 2.18 than the applicable Lender would have been entitled to receive with respect to the participation sold to such participant, except to the extent such entitlement to receive a greater payment results from a change in law that occurs after the participant acquired the applicable participation, and (ii) a participant shall not be entitled to the benefits of Section 2.18 unless such participant complies with Section 2.18(e) and (f) as though it were a Lender (by providing any documentation required thereby to the participating Lender). To the extent permitted by law, each participant also shall be entitled to the benefits of Section 9.4 as though it were a Lender; provided, that a participant shall not be entitled to receive any greater payment under Section 9.4 than the applicable Lender would have been entitled to receive with respect to the participation sold to such participant. Notwithstanding any participation made hereunder (i) such selling Lender’s obligations under this Agreement shall remain unchanged, (ii) such selling Lender shall remain solely responsible to the Borrower for the performance of its obligations hereunder, and (iii) except as set forth above, the Credit Parties, the Company, the Agents and the other Lenders shall continue to deal solely and directly with such selling Lender in connection with such selling Lender’s rights and obligations under this Agreement, and such selling Lender shall retain the sole right to enforce the obligations of the Credit Parties and the Company Parties relating to the Obligations and to approve, without the consent of or consultation with any participant, any amendment, modification or waiver of any provision of this Agreement; provided, however, if the Borrower is provided notice of the sale of the participation to such participant, then during the occurrence and continuance of an Event of Default, the participant (to the extent of its interest in any Loans) shall have the right to exercise any remedies hereunder and vote any claims with respect to the Borrower or the Loans in any bankruptcy, insolvency or similar type of proceeding of the Borrower. Each Lender that sells a participation shall maintain, as a non-fiduciary agent of the Borrower for such purposes, a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s participation (the “Participant Register”); provided, that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any Delayed Draw Commitments, Loans, or in any of its other Obligations) to any Person except to the extent that such disclosure is necessary to establish that such Delayed Draw Commitment, Loan, or other Obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations or to the extent reasonably necessary for Borrower or the Administrative Agent to comply with their obligations under FATCA. The entries in the Participant Register shall be conclusive, absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(i) Certain Other Assignments. In addition to any other assignment permitted pursuant to this Section 9.6, each Lender may assign, pledge and/or grant a security interest in, all or any portion of its Loans, the other Obligations owed by or to such Lender, and its Notes, if any, to secure obligations of such Lender including, without limitation, any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank; provided, no Lender, as between the Borrower and such Lender, shall be relieved of any of its obligations hereunder as a result of any such assignment and pledge.

(j) Fortress Affiliate Lender. Notwithstanding anything to the contrary set forth in this Section 9.6, each party hereto acknowledges and agrees that (a) Fortress and/or its Lender Affiliates may, in their sole discretion, at any time, and from time to time, in connection with any assignment to be made hereunder to any Lender Affiliate of Fortress that has the ability (financial and otherwise) to perform all of the obligations of Fortress being assigned hereunder and is reasonably expected to be able to continue to perform such obligations thereafter (each such Lender Affiliate, a “Fortress Affiliate Lender”), (i) assign to any Fortress Affiliate Lender all or any portion of Fortress’ or any Fortress Affiliate Lender’s Loans and/or interests in the Collateral then existing and/or all or any portion of any payments due Fortress and/or Fortress’ or any such Fortress Affiliate Lender’s Delayed Draw Commitments then outstanding in such percentages or fixed dollar amounts as Fortress or any such Fortress Affiliate Lender shall determine in their respective sole discretion, and (ii) in furtherance of the foregoing, request the Borrower to, and the Borrower shall, execute and deliver to Fortress or such Fortress Affiliate Lender, as the case may be, any Note (or replacement therefor) requested pursuant to Section 2.4(b) to reflect such assignment and (b) Fortress and one or more Fortress Affiliate Lenders may enter into agreements by and among Fortress and such Fortress Affiliate Lenders and (if applicable) the Administrative Agent with respect to such assignments, including, without limitation, the ability to create a sequential pay feature amongst Fortress and such Fortress Affiliate Lenders; provided that the terms of any such agreements do not affect the terms of the Credit Documents (other than the Assignment Agreement to the extent required to reflect such agreements), the Borrower’s rights or obligations under any Credit Document or any Agent’s or Lender’s rights or obligations under any

Credit Document; provided, further, that (1) the percentage or fixed dollar amount of such assignment is set forth in the related Assignment Agreement, (2) the aggregate Delayed Draw Commitment amongst Fortress and such Fortress Affiliate Lenders immediately following any such assignment remains unchanged from the aggregate Delayed Draw Commitments of Fortress and the Fortress Affiliate Lenders immediately prior to such assignment and (3) no such assignment shall increase any of the Borrower’s Obligations hereunder; and provided, further, that any such Fortress Affiliate Lender subject to any such assignment for any such percentage or fixed dollar amount (whether such assignment is solely of the existing Loans or the outstanding Delayed Draw Commitments, or both) shall be a “Lender” for all purposes hereunder, under the other Credit Documents subject, solely as among Fortress and the Fortress Affiliate Lenders, to such restrictions set forth amongst Fortress and any such Fortress Affiliate Lenders set forth herein and in the related Assignment Agreement (including the ability for any such assignee to not be assigned any future funding obligations in respect of Delayed Draw Commitments other than to the extent of any repayments received by such assignee on the principal balance of the assigned Loan (provided that such Assignment Agreement shall also provide that the relevant assignor expressly retains any such future funding obligations beyond principal repayments to such assignee on the principal balance of such assigned Loan)).

9.7 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

9.8 Survival of Representations, Warranties and Agreements. All representations, warranties and agreements made herein shall survive the execution and delivery hereof and the making of any Credit Extension. Notwithstanding anything herein or implied by law to the contrary, the agreements of the Borrower set forth in Sections 2.18, 9.2, 9.3, 9.4, 9.10, 9.14, 9.15 and 9.17 shall survive the payment of the Loans and the termination hereof.

9.9 No Waiver; Remedies Cumulative. No failure or delay on the part of any Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to each Agent and each Lender hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Credit Documents. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

9.10 Marshalling; Payments Set Aside. Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of the Borrower or any other Person or against or in payment of any or all of the Obligations. To the extent that the Company or any Credit Party makes a payment or payments to the Administrative Agent or any Lender (or to the Administrative Agent, on behalf of any Lender), or the Administrative Agent, the Collateral Agent or any Lender enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

9.11 Severability. In case any provision or obligation hereunder or any Note or other Credit Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

9.12 Third Party Beneficiaries. The Account Bank, the Lockbox Account Bank, the Reserve Account Bank, the Collateral Support Account Bank and the Receivable Reserve Account Bank shall be express third party beneficiaries of the provisions of Section 2.13.

9.13 Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

9.14 APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES (OTHER THAN SECTIONS 5 1401 AND 5 1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) THEREOF.

9.15 CONSENT TO JURISDICTION.

(A) ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST THE PARTIES ARISING OUT OF OR RELATING HERETO OR ANY OTHER CREDIT DOCUMENT, OR ANY OF THE OBLIGATIONS, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH OF THE PARTIES, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (i) ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS, (ii) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, (iii) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE CREDIT PARTY OR THE COMPANY AT ITS

ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 9.1 AND TO ANY PROCESS AGENT APPOINTED IN ACCORDANCE WITH SUBPARAGRAPH (B) BELOW IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER SUCH PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT, AND (iv) AGREES THAT THE AGENTS AND THE LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST SUCH PARTY IN THE COURTS OF ANY OTHER JURISDICTION.

(B) THE COMPANY AND EACH CREDIT PARTY HEREBY AGREE THAT PROCESS MAY BE SERVED ON IT BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE ADDRESSES PERTAINING TO IT AS SPECIFIED IN SECTION 9.1, AND HEREBY APPOINTS CT CORPORATION SYSTEM, 28 LIBERTY STREET, NEW YORK, NEW YORK 10005, AS ITS AGENT TO RECEIVE SUCH SERVICE OF PROCESS. ANY AND ALL SERVICE OF PROCESS AND ANY OTHER NOTICE IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE EFFECTIVE AGAINST ANY CREDIT PARTY OR THE COMPANY, AS APPLICABLE, IF GIVEN BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OR BY ANY OTHER MEANS OR MAIL WHICH REQUIRES A SIGNED RECEIPT, POSTAGE PREPAID, MAILED AS PROVIDED ABOVE. IN THE EVENT CT CORPORATION SYSTEM SHALL NOT BE ABLE TO RECEIVE SERVICE OF PROCESS AS AFORESAID AND IF ANY CREDIT PARTY OR THE COMPANY, AS APPLICABLE, SHALL NOT MAINTAIN AN OFFICE IN NEW YORK CITY, OR SUCH CREDIT PARTY OR THE COMPANY, AS APPLICABLE, SHALL PROMPTLY APPOINT AND MAINTAIN (OR CAUSE TO BE APPOINTED OR MAINTAINED) AN AGENT QUALIFIED TO ACT AS AN AGENT FOR SERVICE OF PROCESS WITH RESPECT TO THE COURTS SPECIFIED IN THIS SECTION 9.15 ABOVE, AND ACCEPTABLE TO THE ADMINISTRATIVE AGENT, AS ANY CREDIT PARTY’S OR THE COMPANY’S AUTHORIZED AGENT, AS APPLICABLE, TO ACCEPT AND ACKNOWLEDGE ON SUCH PARTY’S BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH ACTION, SUIT OR PROCEEDING.

9.16 WAIVER OF JURY TRIAL. THE COMPANY, EACH CREDIT PARTY, EACH AGENT AND EACH LENDER HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS OR ANY DEALINGS BETWEEN IT RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE COMPANY, EACH CREDIT PARTY, EACH AGENT AND EACH LENDER ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT IT HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT IT WILL CONTINUE TO RELY

ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. THE COMPANY, EACH CREDIT PARTY, EACH AGENT AND EACH LENDER FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 9.16 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER CREDIT DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

9.17 Confidentiality.

(a) None of the Borrower nor the Company (on behalf of itself and the other Company Parties) nor any of their respective Affiliates may publish any press release or make any public announcement relating to this Facility, the Administrative Agent, the Collateral Agent, any Lender, any of the Credit Documents and the transactions contemplated hereby and thereby at any time on or after the date hereof without the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed). In addition, none of the Borrower, the Company (on behalf of itself and the other Company Parties) nor any of their respective Affiliates shall disclose the details of the Credit Documents, the Facility or the underlying Contracts or the Credit Policies without the prior written consent of the Administrative Agent in its Permitted Discretion except for (i) such disclosure that is required under any Requirements of Law, (ii) to those individuals who are the Borrower’s, the Company’s or their respective Affiliates’ respective co-investors, Affiliates, officers, directors, agents, employees, partners, equity holders, members, stockholders, controlling persons, attorneys, accountants and advisors on a confidential basis, (iii) to the extent such information becomes publicly available other than disclosure by any Credit Party or any Company Party in violation of the terms hereof, (iv) to the extent necessary in connection with the exercise of any remedy or enforcement of any right under any Credit Document, and (v) the fees in this Agreement and in the Fee Letter may be disclosed on a confidential basis to the Persons performing customary accounting for deferred financing costs.

(b) Each of the Agents and the Lenders agree not to disclose and to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to Lender Affiliates (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and agree to keep such Information confidential); (ii) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (iii) to the extent required by applicable laws or by any subpoena or similar legal process; (iv) to any other party hereto; (v) in connection with the exercise of any remedies hereunder or under any other Credit Document or any action or proceeding relating to this Agreement or any other Credit Document or the enforcement of rights hereunder or thereunder; (vi) subject to an agreement containing provisions substantially the same as (or no less restrictive than) those of this Section, to (A) any assignee of or participant in, or any prospective assignee of or participant in, any of its rights and obligations under this Agreement, or (B) any actual or prospective party to any swap, derivative, lending, leverage or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement, the Receivables or payments hereunder; or (vii) to the extent such Information (x) is or becomes publicly available other than as a result of a breach of this Section 9.17, or (y) is or becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower who did not acquire such information as a result of a breach of this Section or other obligation of confidentially.

(c) For purposes of this Section 9.17, “Information” means all information received from the Borrower or any of its Subsidiaries relating to the Company or the Borrower or any of their Subsidiaries or any of their respective businesses; provided, that, in the case of information received from the Company or the Borrower or any of their Subsidiaries after the date hereof, such information is identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 9.17 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

9.18 No Material Nonpublic Information.

(a) At or prior to 8:00 a.m. (New York City time) on the first Business Day following the Closing Date, the Company shall file with the U.S. Securities and Exchange Commission one or more Forms 8-K describing the terms of the transactions contemplated by the Credit Documents and any other transaction, agreement or instrument entered into in connection therewith (collectively, the “Transactions”), disclosing any other material information with respect thereto and including as exhibits to such Form(s) 8-K this Agreement (including redacted schedules and exhibits hereto), the form of Note and any other material agreement or instrument (or the form thereof, as applicable) executed by the Company in connection herewith, in each case without any redactions (such Form or Forms 8-K, collectively, the “Announcing Form 8-K”). Upon the filing of the Announcing Form 8-K, the Company, the Borrower and their respective Subsidiaries shall have disclosed all material, non-public information (if any) regarding the Company, the Borrower, their respective Subsidiaries, any of their respective securities, any of their respective Affiliates or any other Person provided or made available to any Lender or any of its Affiliates, attorneys, agents or representatives by the Company, Borrower, any of their respective Subsidiaries or any of their respective employees, officers, directors (or equivalent persons), attorneys, agents or representatives on or prior to the Closing Date. Each of the Company and Borrower shall not, and shall cause each of its employees, officers, directors (or equivalent persons), Affiliates, attorneys, agents and representatives to not, provide any Lender or any of its Affiliates, attorneys, agents or representatives with any material nonpublic information regarding any Credit Party, its securities, any of its Affiliates or any other Person from and after the filing of the Announcing Form 8-K with the SEC without the express prior written consent of such Lender. Each of the Company and Borrower hereby acknowledges and agrees that, notwithstanding the provisions of this Section 9.18, no Lender (nor any of such Lender’s Affiliates, attorneys, agents or representatives) shall have any duty of trust or confidence (including any obligation under any confidentiality or non-disclosure agreement entered into by such Lender) with respect to, or any obligation not to trade in any securities while aware of, any material nonpublic information (i) provided by, or on behalf of, the Company, the Borrower, any of their respective Affiliates or any of their respective officers, directors (or equivalent persons), employees, attorneys, agents or representatives in violation of any of the representations, covenants, provisions or agreements set forth in this Section 9.18 or (ii) otherwise possessed (or continued to be possessed) by any Lender (or any Affiliate, agent or representative thereof) as a result of any breach or violation of any representation, covenant, provision or agreement set forth in this Section 9.18.

(b) Notwithstanding anything to the contrary herein, in the event that any the Borrower or the Company believes that a notice or communication to any Lender, the Administrative Agent or the Collateral Agent or any of its Affiliates, attorneys, agents or representatives contains material, nonpublic information relating to any the Company, Borrower, any of their respective Subsidiaries or Affiliates, or any of their respective securities or the securities of any other Person, the Borrower shall so indicate to the Secured Parties contemporaneously with delivery of such notice or communication, and such indication shall provide the Lenders, the Administrative Agent or the Collateral Agent, as applicable, the means to refuse to receive such notice or communication; and in the absence of any such indication, the Lenders and their Affiliates, agents and representatives shall be allowed to presume that all matters relating to such notice or communication do not constitute material, nonpublic information relating to any the Company, Borrower, and of their respective Subsidiaries, any of their respective securities, any of their respective Affiliates or any other Person. In the event of a breach of any of the foregoing covenants by the Borrower, the Company, any of their respective Subsidiaries or Affiliates, or any of its or their respective officers, directors (or equivalent persons), employees, attorneys, agents or representatives, in addition to any other remedies provided in the Credit Documents or otherwise available at law or in equity, the Lenders, Administrative Agent and Collateral Agent shall have the right to make a public disclosure in the form of a press release or otherwise, of the applicable material nonpublic information without the prior approval by any the Company, Borrower or any of their respective Subsidiaries or Affiliates, officers, directors (or equivalent persons), employees, stockholders, attorneys, agents or representatives, and no Lender (nor any of its Affiliates, agents or representatives) shall have any liability to the Company, Borrower, any of their respective Subsidiaries or Affiliates or any of its or their respective officers, directors (or equivalent persons), employees, stockholders, attorneys, agents or representatives for any such disclosure

9.19 Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged or agreed to be paid with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, the Borrower shall pay to the Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of the Lenders and the Borrower to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender’s option be applied to the outstanding amount of the Loans made hereunder or be refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Highest Lawful Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest, throughout the contemplated term of the Obligations hereunder.

9.20 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, but together they shall constitute one and the same instrument. Pdf signatures shall be deemed valid and binding to the same extent as the original and the parties affirmatively consent to the use thereof, with no such consent having been withdrawn. Each party agrees that this Agreement and any documents to be delivered in connection with this Agreement may be executed by means of an electronic signature. Any electronic signatures appearing on this Agreement and such other documents are the same as handwritten signatures for the purposes of validity, enforceability, and admissibility. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any electronic signature or scanned, or photocopied manual signature of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof.

9.21 Effectiveness. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by the Borrower and the Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

9.22 Patriot Act. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Credit Party and the Company that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Credit Party and the Company, as applicable, which information includes the name and address of each Credit Party and the Company, as applicable, and other information that will allow the Administrative Agent or any Lender, as applicable, to identify each Credit Party and the Company in accordance with the Patriot Act.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

F45 SPV FINANCE COMPANY, LLC, as Borrower

By:	/s/ Adam Gilchrist
Name:	Adam Gilchrist
Title:	Chief Executive Officer

F45 TRAINING HOLDINGS INC.,

By:	/s/ Adam Gilchrist
Name:	Adam Gilchrist
Title:	Chief Executive Officer

FORTRESS CREDIT CORP.,
as Administrative Agent, Collateral Agent and a Lender

By:	/s/ Avraham Dreyfuss
Name:	Avraham Dreyfuss
Title:	Chief Financial Officer

[Signature Page to Credit Agreement (F45)]

APPENDIX A

TO CREDIT AGREEMENT

DELAYED DRAW COMMITMENTS

Lender	Delayed Draw Commitment
FORTRESS CREDIT CORP.	$150,000,000.00

Total	$150,000,000.00

APPENDIX A-1

APPENDIX B

TO CREDIT AGREEMENT

NOTICE ADDRESSES

F45 SPV Finance Company, LLC

F45 Training Holdings Inc.

c/o F45 Training Incorporated

3601 S. Congress Ave., Building E

Austin, Texas 78704

Attention: Legal Department

Email:

with a copy to:

King & Spalding LLP

1185 Avenue of the Americas

34th Floor

New York, NY 10036

Attention: W. Todd Holleman

Facsimile: (212) 556-2222

Telephone: (212) 556-2258

E-mail: tholleman@kslaw.com

If to the Administrative Agent, Collateral Agent or Lenders:

Fortress Credit Co LLC

c/o Fortress Investment Group

1345 Avenue of the Americas, 46th Floor

New York, New York 10105

Attention: David Sharpe, Credit Operations

Facsimile:

Telephone:

Email:

with a copy to:

Fortress Credit Corp.

c/o Fortress Investment Group

1345 Avenue of the Americas, 46th Floor

New York, New York 10105

Attention: David Brooks, General Counsel

Facsimile:

Telephone:

E-mail:

APPENDIX B-1

APPENDIX C

TO CREDIT AGREEMENT

ELIGIBILITY CRITERIA

“Eligibility Criteria” means, with respect to a Receivable, such Receivable:

(a)	is denominated in U.S. Dollars;

(b)	is due from an Eligible Obligor;

(c)	has been originated and underwritten by the Originator in accordance with the Credit Policies;

(d)	is evidenced by a fully executed Contract;

(e)

was sold or contributed to the Borrower by the Originator pursuant to the Purchase Agreement and has been acquired by the Borrower from the Originator free and clear of any lien or adverse claim, and with respect to which the Collateral Agent has a perfected security interest;

(f)	upon purchase by the Borrower, shall be a Receivable in which the Collateral Agent has a valid First Priority perfected Lien;

(g)	constitutes an “account” or a “payment intangible” (each as defined in the UCC) or proceeds thereof under the UCC;

(h)	was originated in an Approved State;

(i)

complies in all material respects with all applicable Requirements of Law, including any usury laws, to the extent applicable, and credit protection laws, and has been serviced in all material respects in compliance with all applicable Requirements of Law;

(j)

is not subject to nor has there been asserted by the Eligible Obligor, any litigation or legal proceeding relating to the enforceability of the related Receivable and, in any case, limited to the extent of the claim in any such litigation or legal proceeding;

(k)

represents a legal, valid binding obligation of the related Eligible Obligor, enforceable against such Eligible Obligor, in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability;

(l)

the validity of such Receivable is not subject to any investigation by any regulatory body, due either to the nature of its terms, the jurisdiction of the Originator, the residency of the obligor, or otherwise;

APPENDIX C-1

(m)	as of the Credit Date on which such Receivable was first reflected in a Borrowing Base Certificate furnished in connection with a Credit Extension, is not a Delinquent Receivable;

(n)	is not a Defaulted Receivable;

(o)	has not had any of its terms, conditions or provisions amended, modified or waived in any manner inconsistent with the Servicing Policy;

(p)

with respect to which, no selection procedures adverse to the Borrower, the Agents or the Lenders have been utilized in selecting such Receivable from all other similar Receivables originated by the Originator;

(q)	has a maximum repayment term of no more than sixty (60) months;

(r)

the aggregate amount owed by the related Obligor with respect to such Receivable as of the date such Receivable was originated (including any Initial Fee, if applicable) is not greater than $600,000, unless otherwise agreed upon by the Administrative Agent;

(s)

with respect to which, imaged copies of each document in the Collateral File related to such Receivable and the related Receivables Report have been delivered to the Collateral Agent and the Collateral Agent has completed its verification of the documents in the Collateral File and such Receivable;

(t)

with respect to which, each agreement included in the Collateral File related to such Receivable (i) contains the entire agreement of the parties thereto with respect to the subject matter thereof (other than any forbearance or workout agreements, concessions or understandings set forth in collection notices, reservation of rights letters, terms and conditions on or other similar notices, correspondence or letters) and (ii) is free of concessions or understandings with the related Obligor of any kind not expressed in writing therein (other than any forbearance or workout agreements, concessions or understandings set forth in collection notices, reservation of rights letters, or other similar notices, correspondence or letters);

(u)	is wholly-owned by the Borrower and the Borrower did not purchase a participation in such Receivable;

(v)	all representations and warranties relating to such Receivable and the Related Security set forth in the Credit Documents are true in all material respects;

(w)	is not subject to any Tax Lien (other than Permitted Liens), other than as permitted by the Credit Policies;

(x)

with respect to which, the information pertaining to such Receivable set forth in the Receivables Report, each Borrowing Base Certificate and each Servicing Report is true and correct in all material respects;

APPENDIX C-2

(y)

with respect to which, on or before the date on which such Receivable is included in the calculation of the Borrowing Base hereunder and on each relevant date thereafter, the Originator and the Borrower will have caused their master computer records relating to such Receivable to be clearly and unambiguously marked to show that such Receivable has been sold and/or contributed by the Originator to the Borrower pursuant to the Purchase Agreement, and pledged by the Borrower to the Collateral Agent under the Security Agreement;

(z)

has not been sold, transferred, assigned or pledged (other than with respect to Permitted Liens) by the Originator to any Person other than the Borrower, and the Originator has not taken any action to convey any right to any Person that would result in such Person having a right to payments due under any such Receivable or to impair the rights of the Borrower, the Agents or the Lenders in such Receivable;

(aa)

no fraud and, in addition, no error, omission, misrepresentation or similar occurrence with respect to such Receivable (and each agreement included in the Collateral File related to each such Receivable) has taken place on the part of any Person, including, without limitation, the related Obligor or any other party involved in the origination or purchase of the Receivable to affect the Receivable in any respect;

(bb)	the proceeds of such Receivable have not been and shall not be used in violation of the applicable Contract as in effect on the date such Contract is initially entered into;

(cc)

such Receivable is not subject to any servicing arrangement (with respect to collection or enforcement) or any sub-servicing arrangement with any Person other than with the Servicer and there are no servicing rights relating to such Receivable subject to any Lien or negative pledge in favor of any Person (except for Permitted Liens); and

(dd)	Such Receivable is properly classified as a Loan Type A, B, C or D in accordance with the Credit Policies, including, without limitation, meeting each of the following criteria.

	Loan Type A	Loan Type B	Loan Type C	Loan Type D
Advance Rate	• 80%	• 85%	• 90%	• 100%
Type of Operator	• New, Single, Multi (2+)	• New, Single, Multi (2+)	• Multi (2+)	• Multi (2+)
Shareholder Net Worth	• $250K+	• $250K+	• $500K+	• $500K+
FICO Score	• 600+	• 600+	• 625+	• 650+

“Eligible Obligor” means an Obligor that:

APPENDIX C-3

(a)	is not a natural person or sole proprietorship;

(b)	is incorporated, organized or domiciled in the United States;

(c)	is not the United States government or a political subdivision thereof, or any state, county or municipality or department or agency thereof;

(d)

is not and, during the twelve (12) months prior to such Obligor submitting an application for financing has not at any time been, subject to any proceedings under applicable Debtor Relief Laws or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect;

(e)	is an approved Obligor under the Credit Policies;

(f)

does not have more than (i) $10,000,000 of Indebtedness under Contracts pledged under the Facility if the Maximum Facility Amount is $150,000,000 or (ii) $20,000,000 of Indebtedness under Contracts pledged under the Facility if the Maximum Facility Amount is $300,000,000;

(g)

has not defaulted under any other Receivable or other form of credit originated by the Originator or any of its Affiliates as of the Credit Date on which such Receivable was first reflected in a Borrowing Base Certificate furnished in connection with a Credit Extension; and

(h)	is not an Affiliate of any Credit Party or Company Party.

APPENDIX C-4

APPENDIX D

TO CREDIT AGREEMENT

PERFORMANCE TRIGGERS

(a) Cumulative Gross Loss Rate. For each monthly cohort of Eligible Receivables, the Cumulative Gross Loss Rate for any three (3) month rolling average exceeds seventeen and one half percent (17.50%).

(b) Delinquency Rate. For each monthly cohort of Eligible Receivables, the Delinquency Rate for any three (3) month rolling average exceeds twenty percent (20%).

provided, however, that, no Performance trigger shall occur to the extent that such Eligible Receivables of the applicable monthly cohort has a UPB of less than (i) $3,000,000 if the Maximum Committed Amount is $150,000,000 or (ii) $6,000,000 if the Maximum Committed Amount is $300,000,000.

APPENDIX D-2-1

APPENDIX E

TO CREDIT AGREEMENT

APPROVED STATES

[To be delivered by the Administrative Agent to the Borrower prior to the initial Credit Date]

APPENDIX E-1

APPENDIX F

TO CREDIT AGREEMENT

EXCESS CONCENTRATION AMOUNTS

“Excess Concentration Amounts” means, as of any date of determination, the sum, without duplication, of the amounts below.

(a)	The amount by which the aggregate UPB of all Eligible Receivables originated in a single state exceeds 20% of the aggregate UPB of all Eligible Receivables.

(b)	The amount by which the aggregate UPB of all Eligible Receivables originated in any three (3) states exceeds 40% of the aggregate UPB of all Eligible Receivables.

(c)

The amount by which the aggregate UPB of all Eligible Receivables for which the aggregate amount owed by the related Obligors with respect to such Receivables as of the date of origination (excluding the Initial Fee) was greater than $7,500,000 (plus, on any Facility Increase Effective Date, an amount equal to the product of (x) $7,500,000 and (y) a percentage equal to the principal amount of such Facility increase over $150,000,000), or exceeds 10.0% of the aggregate UPB of all Eligible Receivables.

APPENDIX F-1

SCHEDULE 1.1

TO CREDIT AGREEMENT

FINANCIAL COVENANTS

(a) Level 1 Minimum Market Capitalization. The Company, as of any twelve (12) consecutive trading days, shall have an average Market Capitalization of not less than $650,000,000.

(b) Level 2 Minimum Market Capitalization. The Company, as of the end of any twelve (12) consecutive trading days, shall have an average Market Capitalization of not less than $500,000,000.

(c) Level 3 Minimum Market Capitalization. The Company, as of the end of any twelve (12) consecutive trading days, shall have an average Market Capitalization of not less than $350,000,000.

SCH. 1.1

EXHIBIT A

[FORM OF] FUNDING NOTICE

Reference is made to the Credit Agreement, dated as of May 13, 2022 (as it may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Credit Agreement”), among F45 SPV Finance Company, LLC (the “Borrower”), F45 Training Holdings Inc. (in its individual capacity, the “Company”), and Fortress Credit Corp. (“Fortress”), as Administrative Agent (in such capacity, together with its successors and assigns, the “Administrative Agent”), Collateral Agent (in such capacity, together with its successors and assigns, the “Collateral Agent”), and a Lender (in such capacity, together with its successors and assigns, a “Lender” and together with each of the other Lenders from time to time party to the Credit Agreement, the “Lenders”). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

Pursuant to Section 2.1 of the Credit Agreement, the Borrower desires that the Lender make the following Loans to the Borrower in accordance with the applicable terms and conditions of the Credit Agreement on [mm/dd/yy]1 (the “Credit Date”):

1. Loans:	$[___,___,___][2]

The Borrower hereby certifies that:

(i) as of the date hereof and with regards to the Facility:

1. Facility Amount:	$[___,___,___]

2. Borrowing Base:	$[___,___,___]

(ii) as of the Credit Date, each Credit Document is in full force and effect and no provision thereof has been amended, restated, supplemented, modified or waived in any respect determined by the Administrative Agent to be material, in each case, without the consent of the Administrative Agent;

(iii) the “Schedule of Receivables” attached as Schedule A hereto lists each of the Receivables to be pledged by the Borrower in connection with the Loan on the Credit Date and contains the information, with respect to each Receivable on the Credit Date, required by Section 3.2(a)(ii) of the Credit Agreement;

(iv) as of the Credit Date, no event has occurred and is continuing or would result from the consummation of the Credit Extension on the Credit Date that would constitute an Event of Default or a Default;

[1]	Funding Notice to be delivered no later than 11:00 a.m. (New York City time) at least two (2) Business Days in advance of the date of the proposed borrowing.
[2]	Must be in a minimum amount of $400,000.

EXHIBIT A-1

(v) as of the Credit Date, after giving effect to such Loan, the Facility Amount shall not exceed the Borrowing Base, as evidenced by the Borrowing Base Certificate attached hereto as Schedule B in accordance with Section 2.1(b)(ii) of the Credit Agreement;

(vi) as of the Credit Date, the Administrative Agent has approved all material changes made to the Credit Policies and the Servicing Policy in accordance with the terms set forth in the Credit Agreement and in the Servicing Agreement;

(vii) as of the Credit Date, the representations and warranties contained in the Credit Agreement and in the other Credit Documents shall be true and correct in all material respects on and as of the Credit Date to the same extent as though made on and as of that date, other than those representations and warranties which are qualified by materiality or a Material Adverse Effect, in which case, such representation and warranty shall be true and correct in all respects on and as of that Credit Date, except, in each case, to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date other than those representations and warranties which are qualified by materiality or a Material Adverse Effect, in which case, such representation and warranty shall be true and correct in all respects, on and as of that earlier date;

(viii) as of the Credit Date the Borrower has delivered to the Collateral Agent, imaged copies of the Collateral Files and the related Receivables Report,

(ix) as of the Credit Date, no Regulatory Trigger Event with respect to any Credit Party has occurred and is continuing;

(x) as of the Credit Date, no event (including a change in law or regulation) has occurred or is continuing or would result from the consummation of the Credit Extension that would reasonably be expected to have a Material Adverse Effect;

(xi) as of the Credit Date, no breach of the Level 1 Minimum Market Capitalization Financial Covenant or the Level 2 Minimum Market Capitalization Financial Covenant has occurred or is continuing unless such breaches have been cured by payments into the Collateral Support Account pursuant to Sections 2.12(e)(i)(4) and 2.12(e)(i)(5) of the Credit Agreement, respectively, as approved by the Administrative Agent in its Permitted Discretion; and

(xii) as of the Credit Date, the Establishment Fee for each of the underlying Contracts to be funded by the related Loan or Loans, has been deposited into the Collateral Support Account.

Date: [mm/dd/yy]	F45 SPV FINANCE COMPANY, LLC,

By:
Name:
Title:

EXHIBIT A-2

Schedule A

Schedule of Receivables

[See Attached]

EXHIBIT A-1

Schedule B

Borrowing Base Certificate

[See Attached]

EXHIBIT A-1

EXHIBIT B

[FORM OF] NOTE

$[__________]1

[mm/dd/yy]2

FOR VALUE RECEIVED, F45 SPV FINANCE COMPANY, LLC, a Delaware limited liability company (the “Company”), promises to pay FORTRESS CREDIT CORP. (the “Payee”), or its registered assigns, on or before [_____], 20[__], the lesser of (a) [DOLLARS] ($[_______])1 and (b) the outstanding principal amount of all advances made by Payee to Company as Loans under the Credit Agreement referred to below.

Company also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit Agreement, dated as of May 13, 2022 (as it may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Credit Agreement”), among the Company, F45 Training Holdings Inc., in its individual capacity, and Fortress Credit Corp. (“Fortress”), as Administrative Agent (in such capacity, together with its successors and assigns, the “Administrative Agent”), Collateral Agent (in such capacity, together with its successors and assigns, the “Collateral Agent”), and a Lender (in such capacity, together with its successors and assigns, a “Lender” and together with each of the other Lenders from time to time party to the Credit Agreement, the “Lenders”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Credit Agreement.

This Note is one of the “Notes” referred to in the Credit Agreement and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Loans evidenced hereby were made and are to be repaid.

All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds to the account of the Lender set forth in Section 2.14(a) of the Credit Agreement. Unless and until an Assignment Agreement effecting the assignment or transfer of the obligations evidenced hereby shall have been duly executed and delivered in accordance with the Credit Agreement and accepted by the Administrative Agent and recorded in the Register, the Company, each Agent and the Lender shall be entitled to deem and treat the Payee as the owner and holder of this Note and the obligations evidenced hereby. The Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of the Company hereunder with respect to payments of principal of or interest on this Note.

This Note is subject to mandatory prepayment and to prepayment at the option of the Company, each as provided in the Credit Agreement.

[1]	Lender’s Commitment.
[2]	Date of issuance.

EXHIBIT B-1

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE COMPANY AND THE PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

Upon the occurrence and during the continuation of an Event of Default (as defined in the Credit Agreement), the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of the Company, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed and in the Credit Agreement.

The Company promises to pay all reasonable, documented and out-of-pocket costs and expenses, including reasonable outside attorneys’ fees, incurred in connection with the collection and enforcement of this Note, to the extent permitted in accordance with Section 9.2 of the Credit Agreement. The Company and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, and demand notice of every kind.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

F45 SPV FINANCE COMPANY, LLC

By: ___________________________________
Name:
Title:

EXHIBIT B-2

TRANSACTIONS ON

NOTE

Date	Amount of Loan Made This Date	Amount of Principal Paid This Date	Outstanding Principal Balance This Date	Notation Made By

EXHIBIT B-2

EXHIBIT C

[FORM OF] COMPLIANCE CERTIFICATE

THE UNDERSIGNED HEREBY CERTIFIES AS FOLLOWS:

1. I am the [Chief Executive Officer] of F45 Training Holdings Inc. (the “Company”).

2. I have reviewed the terms of that certain Credit Agreement, dated as of May 13, 2022 (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Credit Agreement”), among F45 SPV Finance Company, LLC (the “Borrower”), the Company, in its individual capacity, and Fortress Credit Corp. (“Fortress”), as Administrative Agent (in such capacity, together with its successors and assigns, the “Administrative Agent”), Collateral Agent (in such capacity, together with its successors and assigns, the “Collateral Agent”), and a Lender (in such capacity, together with its successors and assigns, a “Lender” and together with each of the other Lenders from time to time party to the Credit Agreement, the “Lenders”), and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and condition of the Company during the accounting period covered by the financial statements attached as Annex A hereto (the “Financial Statements”).

3. The Financial Statements fairly present, in all material respects, the financial condition of the Company as at the dates indicated and the results of its operations for the periods indicated, subject to changes resulting from audit and normal year-end adjustments and absence of footnotes.

3. The foregoing certifications and Financial Statements delivered with this Certificate in support hereof, are made and delivered [mm/dd/yy] pursuant to Section 5.1(b) and Section 5.1(d) of the Credit Agreement.

4. All capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement.

F45 TRAINING HOLDINGS INC.,

By: ____________________________________
Name:
Title: [Chief Executive Officer]

EXHIBIT C

ANNEX A

FINANCIAL STATEMENTS

[See Attached]

EXHIBIT C-1

EXHIBIT D

[FORM OF] BORROWING BASE CERTIFICATE

[See Attached]

EXHIBIT D-1

EXHIBIT E

[FORM OF] ASSIGNMENT AGREEMENT

1. This ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Assignment Agreement”) is entered into between [Assignor] (“Assignor”) and [Assignee] (“Assignee”) as of [_____], 20[__] (the “Effective Date”). Reference is made to the agreement described in Item 1 of Annex I hereto (as it may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Credit Agreement.

2. In accordance with the terms and conditions of the Credit Agreement, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, [all][a portion] of the Assignor’s rights and obligations in its capacity as [Administrative Agent][Collateral Agent][a Lender] under the Credit Documents as of the date hereof, as specified in Item 3 of Annex I.

3. The Assignor (a) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim, (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any other instrument or document furnished pursuant thereto, and (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Documents or any other instrument or document furnished pursuant thereto.

4. The Assignee (a) confirms that it has received copies of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement, (b) agrees that it will, independently and without reliance, as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, (c) confirms that it is eligible as an assignee under the terms of the Credit Agreement, [(d) appoints and authorizes the Administrative Agent to take such action as the Administrative Agent on its behalf and to exercise such powers under the Credit Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto], [(e) appoints and authorizes the Collateral Agent to take such action as the Collateral Agent on its behalf and to exercise such powers under the Credit Documents as are delegated to the Collateral Agent by the terms thereof, together with such powers as are reasonably incidental thereto], (f) agrees that it will perform in accordance with their terms all of the obligations which, by the terms of the Credit Documents are required to be performed by it as [Administrative Agent][Collateral Agent][a Lender], and (g) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee’s status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty.

EXHIBIT E-1

5. The Assignee represents and warrants to the Assignor and the Credit Parties as of the Effective Date that it is an Eligible Assignee [and it has experience and expertise in the making of or investing in loans such as the applicable Loans].

6. The Assignee covenants and agrees that, to the extent that any bankruptcy, reorganization, insolvency or liquidation proceedings, or other proceedings under the Bankruptcy Code or any other Debtor Relief Laws (a “Bankruptcy Action”) is instituted or commenced against any Credit Party (other than the Borrower) as debtor (the “Debtor”), if the Assignee is a creditor of the Debtor, the Assignee shall not seek or consent to the consolidation of the Borrower with the Debtor with respect to such Bankruptcy Action.

7. Following the execution of this Assignment Agreement by the Assignor and Assignee, it will be delivered by the Assignor to the Administrative Agent (with a copy to the Borrower) for recording by the Administrative Agent. The effective date of this Assignment Agreement (the “Settlement Date”) shall be the date specified in Item 2 of Annex I.

8. Upon recording by the Administrative Agent, as of the Settlement Date (a) the Assignee shall be a party to the Credit Agreement and, to the extent of the interest assigned pursuant to this Assignment Agreement, have the rights and obligations of [a Lender] [Agent] thereunder and under the other Credit Documents, and (b) the Assignor shall, to the extent of the interest assigned pursuant to this Assignment Agreement, relinquish its rights and be released from its obligations under the Credit Agreement and the other Credit Documents.

9. Upon recording by the Administrative Agent, from and after the Settlement Date, the Administrative Agent shall make all payments under the Credit Agreement and the other Credit Documents in respect of the interest assigned hereby (including, without limitation, all payments or principal, interest and commitment fees (if applicable) with respect thereto) to the Assignee. On the Settlement Date, the Assignee shall pay to the Assignor the Purchase Price set forth in Item 4 of Annex I. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the other Credit Documents for periods prior to the Settlement Date directly between themselves on the Settlement Date.

10. THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

EXHIBIT E-2

IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement and Annex I hereto to be executed by their respective officers thereunto duly authorized, as of the first date above written.

[ASSIGNOR],
as Assignor

By: _______________________________________
Name:
Title:

[ASSIGNEE],
as Assignee

By: _______________________________________
Name:
Title:

[ACCEPTED and AGREED

F45 SPV FINANCE COMPANY, LLC,
as Borrower

By: _________________________________
Name:
Title:]5

[5]	To the extent required under the Credit Agreement.

EXHIBIT E-3

ANNEX I

Borrower: F45 SPV FINANCE COMPANY, LLC (“Borrower”)

1.	Name and Date of Credit Agreement:

Credit Agreement, dated as of May 13, 2022, among the Borrower, F45 Training Holdings Inc., in its individual capacity, (the “Company”), and Fortress Credit Corp. (“Fortress”), as Administrative Agent (in such capacity, together with its successors and assigns, the “Administrative Agent”), Collateral Agent (in such capacity, together with its successors and assigns, the “Collateral Agent”), and a Lender (in such capacity, together with its successors and assigns, a “Lender” and together with each of the other Lenders from time to time party to the Credit Agreement, the “Lenders”).

2.	Date of Assignment Agreement:	_________, 20__

3.	Assigned Interest:

[Administrative Agent][Collateral Agent]

Amount of Loans Assigned	Pro Rata Share
$______________	____________	%

4.	Purchase Price Total	$[________]

5.	Agreed and Accepted:

[ASSIGNOR ENTITY LEGAL NAME],
as Assignor

By: __________________________________
Name:
Title:

EXHIBIT E-5

[ASSIGNEE ENTITY LEGAL NAME],
as Assignee

By: ______________________________________
Name:
Title:

EXHIBIT E-5

EXHIBIT F-1

[FORM OF] U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lender That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement, dated as of May 13, 2022 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among F45 SPV Finance Company, LLC (the “Borrower”), F45 Training Holdings Inc., in its individual capacity, (the “Company”), and Fortress Credit Corp. (“Fortress”), as Administrative Agent (in such capacity, together with its successors and assigns, the “Administrative Agent”), Collateral Agent (in such capacity, together with its successors and assigns, the “Collateral Agent”), and a Lender (in such capacity, together with its successors and assigns, a “Lender” and together with each of the other Lenders from time to time party to the Credit Agreement, the “Lenders”).

Pursuant to the provisions of Section 2.18(e)(iii) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Date: [_____],	[NAME OF LENDER]
20[__]
By: ______________________________
Name:
Title:

EXHIBIT F-1-1

EXHIBIT F-2

[FORM OF] U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement, May 13, 2022 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among F45 SPV Finance Company, LLC (the “Borrower”), F45 Training Holdings Inc., in its individual capacity, (the “Company”), and Fortress Credit Corp. (“Fortress”), as Administrative Agent (in such capacity, together with its successors and assigns, the “Administrative Agent”), Collateral Agent (in such capacity, together with its successors and assigns, the “Collateral Agent”), and a Lender (in such capacity, together with its successors and assigns, a “Lender” and together with each of the other Lenders from time to time party to the Credit Agreement, the “Lenders”).

Pursuant to the provisions of Section 2.18(e)(iv) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Date: [_____],	[NAME OF PARTICIPANT]
20[__]
By: ______________________________
Name:
Title:

EXHIBIT F-2-1

EXHIBIT F-3

[FORM OF] U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement, May 13, 2022 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among F45 SPV Finance Company, LLC (the “Borrower”), F45 Training Holdings Inc., in its individual capacity, (the “Company”), and Fortress Credit Corp. (“Fortress”), as Administrative Agent (in such capacity, together with its successors and assigns, the “Administrative Agent”), Collateral Agent (in such capacity, together with its successors and assigns, the “Collateral Agent”), and a Lender (in such capacity, together with its successors and assigns, a “Lender” and together with each of the other Lenders from time to time party to the Credit Agreement, the “Lenders”).

Pursuant to the provisions of Section 2.18(e)(iv) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Date: [_____],	[NAME OF PARTICIPANT]
20[__]
By: ______________________________
Name:
Title:

EXHIBIT F-3-1

EXHIBIT F-4

[FORM OF] U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lender That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement, May 13, 2022 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among F45 SPV Finance Company, LLC (the “Borrower”), F45 Training Holdings Inc., in its individual capacity, (the “Company”), and Fortress Credit Corp. (“Fortress”), as Administrative Agent (in such capacity, together with its successors and assigns, the “Administrative Agent”), Collateral Agent (in such capacity, together with its successors and assigns, the “Collateral Agent”), and a Lender (in such capacity, together with its successors and assigns, a “Lender” and together with each of the other Lenders from time to time party to the Credit Agreement, the “Lenders”).

Pursuant to the provisions of Section 2.18(e)(iv) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Date: [_____],	[NAME OF LENDER]
20[__]
By: ______________________________
Name:
Title:

EXHIBIT F-4-1

EXHIBIT G

[FORM OF] CLOSING DATE CERTIFICATE

THE UNDERSIGNED HEREBY CERTIFY AS FOLLOWS:

1. I am the [Authorized Officer] of [name of party] (the “Company”).

2. I am delivering this certificate pursuant to Section 3.1(n) of the Credit Agreement, dated as of May 13, 2022 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among F45 SPV Finance Company, LLC (the “Borrower”), F45 Training Holdings Inc., in its individual capacity, and Fortress Credit Corp. (“Fortress”), as Administrative Agent (in such capacity, together with its successors and assigns, the “Administrative Agent”), Collateral Agent (in such capacity, together with its successors and assigns, the “Collateral Agent”), and a Lender (in such capacity, together with its successors and assigns, a “Lender” and together with each of the other Lenders from time to time party to the Credit Agreement, the “Lenders”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Credit Agreement.

3. I am actively involved in the business of the Company and am generally familiar with the Company’s business affairs. I am familiar with and have reviewed the terms of the Credit Documents.

4. Based upon my review and examination described in paragraph 3 above, I certify, on behalf of the Company, that on and as of the Closing Date:

(a) the representations and warranties contained in each of the Credit Documents to which the Company is a party are true and correct in all material respects on and as of the Closing Date to the same extent as though made on and as of such date, other than those representations and warranties which are qualified by materiality, in which case, such representation and warranty shall be true and correct in all respects on and as of that Credit Date, except, in each case, to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties are true and correct in all material respects on and as of such earlier date;

(b) as of the Closing Date, no injunction or other restraining order shall have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by the Credit Documents; and

(c) no event has occurred and is continuing or would result from the consummation of the transactions contemplated by the Credit Documents that would constitute an Event of Default or a Default under the Credit Agreement.

EXHIBIT G-1

The foregoing certifications are made and delivered as of May [__], 2022.

[COMPANY]

By: ____________________________________
Name:
Title: [Chief Financial Officer]

EXHIBIT G-2

EXHIBIT H

[FORM OF] SOLVENCY CERTIFICATE

THE UNDERSIGNED HEREBY CERTIFIES AS FOLLOWS:

1. I am the [Authorized Officer] of [name of party] (the “Company”).

2. I am delivering this certificate pursuant to Section 3.1(m) of the Credit Agreement, dated as of May 13, 2022 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among F45 SPV Finance Company, LLC (the “Borrower”), F45 Training Holdings Inc., in its individual capacity, (the “Company”), and Fortress Credit Corp. (“Fortress”), as Administrative Agent (in such capacity, together with its successors and assigns, the “Administrative Agent”), Collateral Agent (in such capacity, together with its successors and assigns, the “Collateral Agent”), and a Lender (in such capacity, together with its successors and assigns, a “Lender” and together with each of the other Lenders from time to time party to the Credit Agreement, the “Lenders”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Credit Agreement.

3. I am actively involved in the business of the Company and am generally familiar with the Company’s business affairs. I am familiar with and have reviewed the terms of the Credit Documents.

4. Based upon my review and examination described in paragraph 3 above, I certify that as of the date hereof, after giving effect to the consummation of the transactions contemplated by the Credit Documents, the Company is Solvent.

The foregoing certifications are made and delivered as of May [__], 2022.

[COMPANY]

By: ____________________________________
Name:
Title: [Chief Financial Officer]

EXHIBIT H-1